UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

HP Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
1) Amount previously paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

Message from the Chairman

To our Stockholders:

We are pleased to invite you to attend the annual meeting of stockholders of HP Inc. on Tuesday, April 13, 2021 at 2:00 p.m., Pacific Time. This year’s annual meeting will again be a virtual meeting of stockholders, conducted via live audio webcast.

You will be able to attend the annual meeting of stockholders online and submit questions before and during the meeting by visiting www.hpannualmeeting.com or www.virtualshareholdermeeting.com/HPQ2021. You will also be able to vote your shares electronically at the annual meeting (other than shares held through our 401(k) Plan, which must be voted prior to the meeting).

Join by internet at either www.hpannualmeeting. com or www.virtualshareholdermeeting.com/ HPQ2021.

We are embracing the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company. As we have learned, hosting a virtual meeting enables increased stockholder attendance and participation from locations around the world. In addition, the online format allows us to communicate more effectively via a pre-meeting forum that you can enter by visiting www.hpannualmeeting.com or www.proxyvote.com/HP.

Further details about how to attend the meeting online, submit questions before or during the meeting, and information on the business to be conducted at the annual meeting are included in the accompanying Notice of Annual Meeting and Proxy Statement.

We are providing access to our proxy materials online under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to many of our stockholders a notice instead of a paper copy of this proxy statement and our 2020 Annual Report. The notice contains instructions on how to access proxy materials online. The notice also contains instructions on how stockholders can receive a paper copy of our materials, including this proxy statement, our 2020 Annual Report, and a form of proxy card or voting instruction card. Those who do not receive a notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy by mail unless they have previously requested delivery of materials electronically. This distribution process is more resource- and cost-efficient.

Your vote is important. Regardless of whether you participate in the annual meeting, we hope you vote as soon as possible. You may vote by proxy online or by phone, or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or voting instruction card. Voting online or by phone, written proxy or voting instruction card ensures your representation at the annual meeting regardless of whether you attend the virtual meeting.

Thank you for your ongoing support of, and continued interest in, HP Inc.

Sincerely,

Charles “Chip” V. Bergh
Chairman of the Board

We welcome all our stockholders to join and participate in the meeting, regardless of location, by accessing the virtual meeting. We look forward to hearing from you and responding to your questions.”

2	www.hpannualmeeting.com

Items of Business

Management Proposals

(1)	To elect 11 Directors
(2)	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2021
(3)	To approve, on an advisory basis, the Company’s executive compensation (“say on pay” vote)

Stockholder Proposal

(4)	To consider and vote on a stockholder proposal described in this proxy statement, if properly presented at the meeting
(5)	Such other business as may properly come before the meeting

Virtual Meeting Admission

Stockholders of record as of February 16, 2021, will be able to participate in the annual meeting by visiting our annual meeting website www.hpannualmeeting.com or www.virtualshareholdermeeting. com/HPQ2021. To participate in the annual meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials, proxy card or on the instructions that accompanied your proxy materials. If you have any questions about your control number, please contact the bank, broker, or other nominee that holds your shares.

The annual meeting will begin promptly at 2:00 p.m., Pacific Time. Online check-in will begin at 1:30 p.m., Pacific Time, and you should allow ample time for the online check-in procedures.

Annual Meeting Website and Pre-Meeting Forum

The online format used by HP Inc. for the annual meeting also allows us to communicate more effectively with you. Stockholders can access our pre-meeting forum, where you can submit questions in advance of the annual meeting, by visiting our annual meeting website at www.hpannualmeeting.com or www.proxyvote.com/HP. Stockholders can also access copies of our proxy statement and annual report at the annual meeting website.

Adjournments and Postponements

Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

By order of the Board of Directors,

Harvey Anderson
Chief Legal Officer and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on April 13, 2021. The definitive proxy statement and HP Inc.’s 2020 Annual Report are available electronically at www.proxyvote.com/HP.

1501 Page Mill Road Palo Alto, California 94304 (650) 857-1501

This notice of annual meeting, proxy statement and form of proxy for HP Inc. (“HP” or the “Company”) are being distributed and made available on or about February 22, 2021.

Time and Date
2:00 p.m., Pacific Time,
on Tuesday, April 13, 2021

Place
Online at www.hpannualmeeting.com or www.virtualshareholdermeeting.com/HPQ2021

Record Date
February 16, 2021

Voting

Internet www.hpannualmeeting.com or www.proxyvote.com/HP prior to the meeting DURING THE MEETING PLEASE VISIT www.hpannualmeeting.com or www.virtualshareholdermeeting.com/HPQ2021
Telephone 1-800-690-6903
Mail You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Return the card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Your vote is very important. Regardless of whether you plan to virtually attend the annual meeting, we hope you will vote as soon as possible. You may vote your shares over the Internet or via a toll-free telephone number. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. Stockholders of record and beneficial owners will be able to vote their shares electronically at the annual meeting (other than shares held through the HP Inc. 401(k) Plan, which must be voted prior to the meeting). For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers—Voting Information beginning on page 76 of the proxy statement.

Proxy Statement	3

The following is a summary of certain key disclosures in our proxy statement. This is only a summary, and it may not contain all the information that is important to you. For more complete information, please review the proxy statement as well as our 2020 Annual Report, which includes our Annual Report on Form 10-K. References to “HP,” “the Company,” “we,” “us” or “our” refer to HP Inc. (formerly known as Hewlett-Packard Company (“HP Co.”)).

MANAGEMENT PROPOSAL NO. 1

Election of Directors
—Our Board is committed to independent oversight of HP.
—10 of our 11 Director nominees are independent.
—Our Board is led by an independent Chairman.
—Key information regarding all our 11 Board nominees is summarized in the table below.
The Board recommends a vote FOR each Director nominee Further information beginning on page 12.

Our Director Nominees

		HP Director Since	Committees				Other Current Public Company/ Public Registrant Boards
Name Principal Occupation	Age		A	F	H	N
Aida M. Alvarez INDEPENDENT Former Administrator, U.S. Small Business Administration & Cabinet Member	71	2016					Stride, Inc. Fastly, Inc. Oportun Financial Corporation
Shumeet Banerji INDEPENDENT Co-Founder and Partner, Condorcet, LP	61	2011					Reliance Industries Ltd.
Robert R. Bennett INDEPENDENT Managing Director, Hilltop Investments, LLC	62	2013					Discovery Inc. Liberty Media Corporation
Charles “Chip” V. Bergh (CHAIRMAN) INDEPENDENT President and Chief Executive Officer, Levi Strauss & Co.	63	2015					Levi Strauss & Co.
Stacy Brown-Philpot INDEPENDENT Member of Investment Committee, SB Opportunity Fund	45	2015					Nordstrom, Inc.
Stephanie A. Burns INDEPENDENT Former Chief Executive Officer and Chairman, Dow Corning	66	2015					Corning Incorporated Kellogg Company
Mary Anne Citrino INDEPENDENT Senior Advisor and former Senior Managing Director, Blackstone	61	2015					Ahold Delhaize Alcoa Corporation
Richard L. Clemmer INDEPENDENT Chairman, Privafy, Inc.	69	2020					Aptiv PLC
Enrique Lores President and Chief Executive Officer, HP Inc.	55	2019					None
Judith (“Jami”) Miscik INDEPENDENT Chief Executive Officer and Vice Chairman, Kissinger Associates, Inc.	62	2021					General Motors Company Morgan Stanley
Subra Suresh INDEPENDENT President, Nanyang Technological University	64	2015					Singapore Exchange Limited

Committees
A	Audit Committee	H	Human Resources and Compensation Committee	Chair
F	Finance, Investment and Technology Committee	N	Nominating, Governance and Social Responsibility Committee

4	www.hpannualmeeting.com

Proxy Statement Summary

Nominee Composition

Governance Highlights

Independent Board Leadership

—Strong board oversight and leadership by an independent Chairman (more details beginning on page 28).
—Our independent Chairman participates in a robust stockholder outreach program.
—Our independent Chairman leads and coordinates the annual performance evaluation of the CEO.
—Our independent Chairman oversees the Board and committee evaluations and recommends changes to improve Board, committee, and individual Director effectiveness.

Other Governance Best Practices

—Our Bylaws provide our stockholders with a proxy access right.
—All members of our committees are independent.
—Our stockholders owning 15% or more of our common stock have a right to call special meetings. We lowered this right from 25% after engaging with our stockholders on what rights to act outside of the annual meeting they would prefer.
—Directors are elected annually by majority vote in uncontested Director elections.
—Each Director nominee has agreed to resign from the Board if he or she fails to receive a majority vote.
—We maintain a close, effective dialogue with our stockholders through an ongoing stockholder outreach program.
—Non-employee Directors are expected to own Company stock equal to at least five times their annual cash Board retainer within five years of joining the Board.
—Independent consultant to advise our HRC Committee on executive compensation and governance matters

Independence
Gender Diversity
Ethnic Diversity
Tenure (inc. HP Co. tenure)

Proxy Statement	5

Proxy Statement Summary

MANAGEMENT PROPOSAL NO. 2

Ratification of Independent Registered Public Accounting Firm
—The Audit Committee of the Board has selected Ernst & Young LLP to act as HP’s independent registered public accounting firm for the fiscal year ending October 31, 2021 and seeks ratification of the selection.
The Board recommends a vote FOR this Proposal Further information beginning on page 40.

MANAGEMENT PROPOSAL NO. 3

Advisory Vote to Approve Executive Compensation (“Say on Pay” Vote)
—Our Board and the Human Resources and Compensation Committee are committed to excellence in corporate governance and to an executive compensation program that aligns the interests of our executives with those of our stockholders. To fulfill this mission, we have a pay-for-performance philosophy that forms the foundation for decisions regarding executive compensation.
—Our compensation programs have been structured to balance near-term results with long-term success, mitigate risks, and enable us to attract, retain, focus, and reward our executive team for delivering stockholder value.
The Board recommends a vote FOR this Proposal Further information, including an overview of the compensation of our Named Executive Officers (“NEOs”), beginning on page 42.

Executive Compensation Program Overview

Our executive compensation program incorporates policies and practices designed to be aligned with our pay-for-performance philosophy and promote responsible pay and governance practices. The majority of target total direct compensation for executives is performance-based as well as equity-based to align executives’ rewards with sustained stockholder value creation. On average, only 10% of target total direct compensation for our NEOs is provided in the form of base salary, with approximately 14% provided in the form of annual incentives and the remaining 76% provided in the form of equity-based long-term incentives.

STOCKHOLDER PROPOSAL

Stockholder Proposal: Right to Act by Written Consent
—This stockholder proposal requests that HP’s Board take such steps as may be necessary to permit written consent by stockholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all stockholders entitled to vote thereon were present and voting.
The Board recommends a vote AGAINST this Proposal Further information beginning on page 73.

6	www.hpannualmeeting.com

Proxy Statement Summary

Business Overview and Performance

HP Inc. is a leading global provider of personal computing and other access devices, imaging and printing products, and related technologies, solutions, and services. We sell to individual consumers, small- and medium-sized businesses and large enterprises, including customers in the government, health, and education sectors. We have three reportable segments: Personal Systems, Printing and Corporate Investments. The Personal Systems segment offers commercial and consumer desktop and notebook PCs, workstations, thin clients, commercial mobility devices, retail POS systems, displays and other related accessories, software, support, and services. The Printing segment provides consumer and commercial printer hardware, supplies, solutions and services, as well as scanning devices. Corporate Investments include HP Labs and certain business incubation and investment projects.

Our continued efforts resulted in the following accomplishments:

—	Revenues declined only 3.6% from the prior year despite the challenges of the COVID-19 pandemic
—	Delivered revenue growth and operating margin expansion in Personal Systems, driven by innovation, demand from notebooks and focus on strategic growth areas such as Service, Premium and Gaming.
—	Executed effectively in Printing with growth in areas such as home printing and Instant Ink as we continued to evolve our print business models with a drive toward services and a rebalance of profitability between hardware and supplies.
—	Strengthened our position in 3D printing as we continue to shift our focus toward more end-to-end solutions and higher-value applications through innovation and extending our product portfolio with the introduction of molded fiber capabilities.
—	Generated $4.3 billion in cash flow from operations and returned over $4.1 billion of capital to stockholders in the form of dividends and share repurchases.

The global-macroeconomic and foreign-currency environment was very challenging in fiscal 2020. Nevertheless, as illustrated below for the three key financial measures used to fund our annual pay-for-performance incentive awards, we exceeded one of our three goals reflected in our business plan.

GAAP Net Revenue	Adjusted Non-GAAP Net Earnings	Non-GAAP Free Cash Flow

$56.6 BILLION (as defined on page 50) compared to a target goal of $59.4 billion under our annual incentive plan.	$3.6 BILLION (as defined on page 50) compared to a target goal of $3.7 billion under our annual incentive plan.	6.9 PERCENT (as a percentage of revenue; as defined on page 50) compared to a target goal of 5.9% under our annual incentive plan.

As a company, we are delivering on our commitments to our stockholders and optimizing the business to consistently deliver long-term, sustainable value. We continue to focus on profitable value capture as we seek to advance our leadership position in Personal Systems and Printing and invest in adjacencies where we can disrupt with innovation and new business models like Graphics and 3D & Digital Manufacturing. At the same time, we are focused on transforming the way we work by increasing productivity and taking cost out of the business. We have an incredible channel network, passionate employees and a culture committed to keep reinventing. And just as importantly, we are winning the right way with a sustainable impact framework focused on people, the planet and the communities in which we operate.

Proxy Statement	7

Proxy Statement Summary

Sustainable Impact

At HP, we believe in the power of technology to enable people and communities to change the world for the better. Sustainable impact is fundamental to our strategy – fueling our innovation and growth, strengthening our business for the long term and enabling us to develop and deliver the best solutions to our customers.

Our approach covers a broad range of sustainability issues across three pillars: Planet, People and Community. We prioritize issues to address based on their relative importance to our culture, business success and sustainable development. For additional information regarding our approach to sustainability and our sustainability goals, please see our annual Sustainable Impact Report, which is available on our website.

Planet

We aim to transform our entire business to drive a more efficient, circular, and low-carbon economy, while enabling our customers to invent the future through a sustainable portfolio of products and services. We continue to make significant progress towards our goals, including:

—	We are more than halfway to achieving our science-based goal of reducing product use greenhouse gas emissions intensity by 30% by 2025 and we were the only technology company globally to receive a CDP Triple A rating from CDP for climate, forests and water, and the only North American company to receive a Triple A rating two years in a row.
—	Through May 2020, we sourced more than 1.7 million pounds of ocean-bound plastic for use in our products, and we are on track with our plans to increase recycled plastic content in our print and personal systems products to 30% by 2025.
—

We have a goal of zero deforestation in HP branded paper and packaging and improving the management of nearly 200,000 acres (over 80,000 hectares) of forests in Brazil and China, an area equivalent to the size of New York City, by the end of calendar year 2024.

People

We champion dignity, respect and empowerment for the people with whom we work, and strive to respect human rights and embed diversity, equity and inclusion in everything we do. We are committed to doing our part to enable all people who help bring our products to market to thrive at work, at home and in their communities.

—	Our commitment to diversity, equity and inclusion starts at the top and flows throughout the entire organization. In 2020, we established a Global Diversity Advisory Board and a Task Force on Racial Equality and Social Injustice to advance our commitments to diversity, equity and inclusion.
—	We have committed to doubling the number of Black and African American executives by 2025.
—	We champion equal and human rights for everyone we work with so that business and society can thrive. In 2020, we published our inaugural Human Rights Progress Report to drive transparency and long-term community impact.

For additional information regarding HP’s human capital management, please refer to “Our Approach to Human Capital Management” on page 32.

Community

We contribute our technology, time and resources to catalyze positive change in communities where we live, work and do business. We aim to unlock educational and economic opportunity through the power of technology and improve the vitality and resilience of our local communities.

—	From 2015 to 2019, we have reached more than 28 million students, teachers, and adult learners through our educational programs and partnerships—and we are tracking toward our goal of enabling better learning outcomes for 100 million people by 2025.
—	In 2020, we supported distance learning during the COVID-19 pandemic through programs such as BeOnline; Print; Play & Learn; HP Turn to Learn; and HP Refresh.
—	HP employees contributed 429,000 total volunteer hours across 51 countries from 2016 through 2019.

8	www.hpannualmeeting.com

Proxy Statement Summary

Our COVID-19 Response

The COVID-19 pandemic has challenged all of us—businesses large and small, local and national governments, families, and individuals—in ways few of us could have imagined. As the pandemic spread globally, we swiftly took action to support our employees, customers, partners and communities.

Our employees. The unique challenges of 2020 have only underscored the importance of positioning our employees to excel. Since the onset of the COVID-19 pandemic, we have taken an integrated approach to helping our employees manage their work and personal responsibilities, with a strong focus on employee wellbeing, health and safety. In an effort to keep our employees connected, we focused our efforts in four key areas: Education, Health and Wellbeing, Family Support and Work Flexibility, and Community.

As soon as COVID-19 started to take hold on a global scale, HP took swift action to protect our people in line with public health guidance—pivoting to work from home, prohibiting business travel, restricting site access, and implementing enhanced sanitization processes. In the third quarter of fiscal year 2020, we implemented a one-time work-from-home equipment reimbursement program for employees to improve their home workspaces. For those in manufacturing and other critical functions that could not transition to a remote working model, we quickly implemented safety and hygiene training and protocols, such as physical distancing, safety gear mandates, site visitor restrictions, alternate staffing shifts, and enhanced cleaning and sanitization practices, to protect the employees in our labs and manufacturing and production facilities.

Our customers and partners. We have taken meaningful actions to remain close to our customers and partners, including implementing a variety of relief initiatives to help them navigate their operational and financial challenges.

Our community. We are also putting our resources behind efforts to support local communities and to assist in the public health response. We created a Summer Scholars program that enabled university students to continue to learn and develop. We have donated millions of dollars in technology and support across Personal Systems and Printing to help students, families, and communities, including hospitals in affected areas.

The role of our Board and management. The Board has been and remains highly engaged with management regarding the impact of the COVID-19 pandemic and the company’s response and plans. Management has regularly held informational calls with Board members covering employees and operations, financial impact, supply chain disruptions, and related legal and regulatory matters. Management also is engaged with the Board on identifying and addressing ongoing strategic risks and opportunities arising out of the COVID-19 pandemic.

Additionally, in response to the impact of the COVID-19 pandemic, Mr. Lores agreed to a 25% reduction in paid base salary and members of the Executive Leadership team, including the NEOs, agreed to 15% reductions in their paid base salaries, respectively, for the period from July 1, 2020 through October 31, 2020. The Board also approved a reduction of 25% of the annual cash retainer paid to non-employee Directors for their service from June 1, 2020 through October 31, 2020. In response to the impact of the COVID-19 pandemic, Board members have also waived their fees from additional Board meetings. HP donated these fees totaling $326,000 to the HP Employee Relief Fund.

Proxy Statement	9

HP’s Board considers the appropriate format of the meeting on an annual basis. HP’s current virtual format allows stockholders to submit questions and comments in our stockholder forum both before and during the meeting. We respond to all stockholder submissions received through the forum in writing on our investor relations website. The virtual meeting format allows our stockholders to engage with us no matter where they live in the world and is accessible and available on any internet-connected device, be it a phone, a tablet, or a computer. We are able to reach a base of stockholders that is broader than just those who can travel to an in-person meeting, particularly in light of the COVID-19 pandemic. The virtual meeting gives us the opportunity to respond in thoughtful detail to every question our stockholders may have, rather than just the limited number of questions stockholders are able to ask at in-person meetings, which are answered on the fly. All of these benefits of a virtual meeting allow our stockholders to have truly robust engagement with HP.

Stockholders can access our pre-meeting forum, where you can submit questions in advance of the annual meeting, by visiting our annual meeting website. All questions received, both during and prior to the meeting, are presented as submitted, uncensored and unedited except for certain personal details for data protection purposes. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call:

1-855-449-0991 (Toll-free)
1-720-378-5962 (Toll line)

Previous Virtual Meeting Highlights

HP commits to answering every question received, in writing, on its website shortly after the annual meeting.

QUESTIONS ANSWERED DURING THE VIRTUAL ANNUAL MEETING	TOTAL QUESTIONS ASKED AND ANSWERED BEFORE AND DURING THE ANNUAL MEETING	MEETING ATTENDANCE YEAR OVER YEAR

Please visit our HP investor events page at https://investor.hp.com to read previously answered questions.

Please join us for our Virtual Annual Meeting at www.hpannualmeeting.com or www.virtualshareholdermeeting.com/HPQ2021.

10	www.hpannualmeeting.com

Proxy Statement	11

MANAGEMENT PROPOSAL NO. 1

Election of Directors	The Board recommends a vote FOR each Director Nominee.

The Board of Directors of HP Inc. (the “Board”) currently consists of 13 Directors. On the recommendation of the Nominating, Governance and Social Responsibility (“NGSR”) Committee, the Board has nominated the 11 persons named below for election as Directors this year, each to serve for a one-year term and until the Director’s successor is elected and qualified or, if earlier, until his or her resignation or removal. Ms. Matsuoka and Mr. Mobley are not standing for re-election at this annual meeting. As a result, Ms. Matsuoka and Mr. Mobley will each step down from the Board and the size of the Board will be reduced to 11 directors, effective at the annual meeting.

Vote Required

Each Director nominee who receives more “FOR” votes than “AGAINST” votes representing shares of HP common stock present in person or represented by proxy and entitled to be voted at the annual meeting will be elected.

If you sign your proxy card but do not give instructions with respect to voting for Directors, your shares will be voted by Enrique Lores and Harvey Anderson, as proxy holders, FOR the election of all 11 Board nominees. If you wish to give specific instructions with respect to voting for Directors, you may do so by indicating your instructions when you vote via Internet or by telephone, or on your proxy card or voting instruction card.

Director Election Voting Standard and Resignation Policy

We have adopted a policy whereby any incumbent Director nominee who receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election will tender his or her offer of resignation for consideration by the NGSR Committee. The NGSR Committee will then make a recommendation to the Board regarding the appropriate response to such an offer of resignation.

Who We Are

Overview

Our Directors bring an extraordinary wealth of skills and backgrounds to the Board. From Subra Suresh, an acclaimed scientist whose background in microfluidics gives him key understanding into the future of technologies, including 3D printing, to Stacy Brown-Philpot, former CEO of TaskRabbit, a company at the forefront of today’s personal services-oriented disruptive technology boom, and a member of the investment committee of the SB Opportunity Fund, a $100 million venture fund for outstanding Black, Latinx, and Native American company founders, our Board members are advising us based on real world experiences. Jami Miscik brings significant leadership and experience in international affairs, intelligence and risk assessment from roles in the private and public sectors, including a distinguished career at the Central Intelligence Agency. Their skills are complementary. Chip Bergh’s experience at Procter & Gamble and now Levi Strauss means he can instantly grasp the complexities of our supply chain and Richard Clemmer brings expertise in high-tech industries, including semiconductor, storage, e-commerce and software companies, from his experience at NXP Semiconductors and Agere Systems. Shumeet Banerji and Mary Anne Citrino, on the other hand, both come from financial industry careers, lending keen eyes to our financial management, risk oversight and investment strategy. Former public company CEOs Stephanie Burns and Robert Bennett lend the benefit of their experience at the helms of companies and Aida Alvarez provides a perspective from the field of government. Together, these Directors and their skills help us to keep reinventing and provide proper oversight of management’s execution of our strategy.

12	www.hpannualmeeting.com

Corporate Governance and Board of Directors

Collective Skills of Our Director Nominees

Academics HP benefits from having leading academics in relevant fields sharing their expertise and providing valuable guidance on research trends and emerging areas of innovation.
Capital Allocation
It is essential that we have Directors with experience allocating capital for large and complex enterprises, as these Directors provide valuable insights as HP continues to reduce costs and optimize its cost structure.
Customer Experience HP’s customers are the foundation of our mission – we continually seek to better serve our customer base with products and solutions that inspire and innovate.
Disruptive Innovation
At HP we continually seek to reinvent the Print and PC industries to deliver amazing innovative experiences to our customers – having disruptive innovators on our Board helps inform our strategy and drive us forward.
Finance
As a Fortune 100 company with a vast financial footprint, it is essential that we have Directors with strong financial acumen and experience to provide sound oversight and guide our investment strategies.
Government
Substantive government experience on our Board offers us insight into the regulatory environment of the many jurisdictions in which we operate, their legislative and administrative priorities, and the potential implications for our business.
International Business
HP operates in 180 countries worldwide, making international business experience a vital perspective on our Board and enabling us to succeed in the many markets in which we operate.

Operations
HP operates one of the world’s largest supply chains, spanning a diverse mix of geographies, suppliers, contractors and partners – we benefit from Directors who have successfully led complex operations and can help us to optimize our business model.
Robust Business Experience
As a large global company serving a diverse set of customer segments, HP requires a Board well-versed in navigating complexity and capitalizing on business opportunities to further our innovation and growth.
Science
Cutting edge R&D, science and engineering have been core to HP’s success for decades – Directors with scientific backgrounds can provide technical advice and bring a deep understanding of the innovative core of our company.
Strategic Transactions; M&A
HP benefits from having Directors with experience leading organizations through significant strategic transactions, including mergers, acquisitions and divestitures, as well as the successful integration of acquired businesses, as these directors provide useful guidance and oversight as HP implements its strategy.
Strategy The dynamic and fast-moving markets in which HP operates globally require a Board with strong strategic insights gained through multi-faceted and challenging prior experiences.
Technology With our deep history of innovation, we know that design, technology and user experience add valuable and vital components to our Board dialogue.

International Experience of Our Director Nominees

North America	Europe	Asia

Proxy Statement	13

Corporate Governance and Board of Directors

Collective Skills of the Director Nominees

	Aida M. Alvarez	Shumeet Banerji	Robert R. Bennett	Charles V. Bergh	Stacy Brown- Philpot	Stephanie A. Burns	Mary Anne Citrino	Richard L. Clemmer	Enrique Lores	Judith Miscik	Subra Suresh
Independent	●	●	●	●	●	●	●	●	●	●	●
Women	●	●	●	●	●	●	●	●	●	●	●
Racially/ Ethnically Diverse	●	●	●	●	●	●	●	●	●	●	●
Tenure (including HP Co.)	5	10	8	6	6	6	6	1	2	<1	6
Academics	●	●	●	●	●	●	●	●	●	●	●
Capital Allocation	●	●	●	●	●	●	●	●	●	●	●
Customer Experience	●	●	●	●	●	●	●	●	●	●	●
Disruptive Innovation	●	●	●	●	●	●	●	●	●	●	●
Finance	●	●	●	●	●	●	●	●	●	●	●
Government	●	●	●	●	●	●	●	●	●	●	●
International Business	●	●	●	●	●	●	●	●	●	●	●
Operations	●	●	●	●	●	●	●	●	●	●	●
Robust Business Experience	●	●	●	●	●	●	●	●	●	●	●
Science	●	●	●	●	●	●	●	●	●	●	●
Strategic Transactions & M&A	●	●	●	●	●	●	●	●	●	●	●
Strategy	●	●	●	●	●	●	●	●	●	●	●
Technology	●	●	●	●	●	●	●	●	●	●	●

14	www.hpannualmeeting.com

Corporate Governance and Board of Directors

Biographies of Director Nominees

The biographies describe each Director nominee’s qualifications and relevant experience. The biographies include key qualifications, skills, and attributes most relevant to the decision to nominate candidates to serve on the Board.

Aida M. Alvarez

Independent Director Age: 71 Director since: 2016 HP Board Committees: HRC, NGSR

Most Recent Role

—Former Administrator, U.S. Small Business Administration & Cabinet Member

Current Public Company Boards

—HP
—Stride, Inc.
—Fastly, Inc.
—Oportun Financial Corporation

Prior Public Company Boards

—Wal-Mart Stores, Inc.

Qualifications:

Prior Business and Other Experience

—Founding Chair, Latino Community Foundation (since 2003)
—Administrator, U.S. Small Business Administration (1997–2001)
—Director, Office of Federal Housing Enterprise Oversight (1993–1997)
—Vice President, First Boston Corporation and Bear Stearns & Co. (prior to 1993)

Other Key Qualifications

The Honorable Aida Alvarez brings to the Board a wealth of expertise in media, public affairs, finance, and government. She led important financial and government agencies and served in the Cabinet of U.S. President William J. Clinton, where she provided strategic feedback to the President. She has also been a public finance executive, has chaired a prominent philanthropic organization and was an award-winning journalist. The Board also benefits from Ms. Alvarez’s knowledge of investment banking and finance.

Shumeet Banerji

Independent Director Age: 61 Director since: 2011 HP Board Committees: HRC, NGSR (Chair)

Current Role

—Co-founder and Partner of Condorcet, LP, an advisory and investment firm (since 2013)

Current Public Company Boards

—HP
—Reliance Industries Limited

Prior Public Company Boards

—Innocoll AG

Qualifications:

Prior Business and Other Experience

—Senior Partner, Booz & Company, a consulting company (May 2012–March 2013)
—Chief Executive Officer, Booz & Company (July 2008–May 2012)
—President of the Worldwide Commercial Business, Booz Allen Hamilton (February 2008–July 2008)
—Managing Director, Europe, Booz Allen Hamilton (2007–2008)
—Managing Director, United Kingdom, Booz Allen Hamilton (2003–2007)
—Faculty, University of Chicago Graduate School of Business

Other Key Qualifications

Mr. Banerji brings to the Board a robust understanding of the issues facing companies and governments in both mature and emerging markets around the world through his two decades of work with Booz & Company. In particular, Mr. Banerji has valuable experience in addressing a variety of complex issues ranging from corporate strategy, organizational structure, governance, transformational change, operational performance improvement, and merger integration. As CEO of Booz & Company, Mr. Banerji oversaw the separation of Booz & Company from Booz Allen Hamilton. During his career at Booz Allen Hamilton and Booz & Company, he has advised numerous companies on restructuring and M&A, particularly in mature industries. He is the co-author of Cut Costs, Grow Stronger, published by Harvard Business Press in 2009.

Proxy Statement	15

Corporate Governance and Board of Directors

Robert R. Bennett

Independent Director Age: 62 Director since: 2013 HP Board Committees: Audit, FIT (Chair)

Current Role

—Managing Director, Hilltop Investments, LLC, a private investment company (since 2005)

Current Public Company Boards

—HP
—Discovery, Inc.
—Liberty Media Corporation

Prior Public Company Boards

—Sprint Corporation
—Demand Media, Inc.
—Discovery Holding Company
—Liberty Interactive Corporation
—Sprint Nextel Corporation

Qualifications:

Prior Business and Other Experience

—President, Discovery Holding Company (2005–2008)
—President and Chief Executive Officer, Liberty Media Corporation (1997-2005)
—Served in a variety of other executive roles at Liberty Media between 1990 and 1997, including as its principal financial officer from 1991 until 1997

Other Key Qualifications

Mr. Bennett brings to the Board in-depth knowledge of the media and telecommunications industry and his knowledge of the capital markets and other financial and operational matters from his experience as the president and chief executive officer of another public company. Additionally, as a result of his positions at Liberty Media, Mr. Bennett brings experience leading organizations through significant strategic transactions, including acquisitions, divestitures and integration. Mr. Bennett also has an in-depth understanding of finance and has held various financial management positions during his career including serving as CFO of a public company. He also contributes valuable insight to the Board due to his experience serving on the boards of both public and private companies.

Charles “Chip” V. Bergh

Independent Chairman of the Board Age: 63 Director since: 2015 Chairman since: 2017 HP Board Committees: HRC, NGSR

Current Role

—President, Chief Executive Officer, and Director of Levi Strauss & Co., an apparel/retail company (since September 2011)

Current Public Company Boards

—HP
—Levi Strauss & Co.

Prior Public Company Boards

—VF Corporation

Qualifications:

Prior Business and Other Experience

—Group President, Global Male Grooming, Procter & Gamble Co. (2009–September 2011)
—In 28 years at Procter & Gamble, Mr. Bergh served in a variety of executive roles, including managing business in multiple regions worldwide

Other Key Qualifications

Mr. Bergh brings to the Board extensive experience in executive leadership at large global companies and international business management. From his more than 35 years at Levi Strauss and Procter & Gamble, Mr. Bergh has a strong operational and strategic background with significant experience in brand management. He also brings public company governance experience as a board member and committee member of other public and private companies.

16	www.hpannualmeeting.com

Corporate Governance and Board of Directors

Stacy Brown-Philpot

Independent Director Age: 45 Director since: 2015 HP Board Committees: Audit, NGSR
Current Role —Member of Investment Committee, SB Opportunity Fund (since 2020) Current Public Company Boards —HP —Nordstrom, Inc. Prior Public Company Boards —None

Qualifications:

Prior Business and Other Experience

—Chief Executive Officer, TaskRabbit (April 2016–August 2020)
—Chief Operating Officer, TaskRabbit (January 2013–April 2016)
—Entrepreneur-in-Residence, Google Ventures, the venture capital investment arm of Google, Inc., a technology company (“Google”) (May 2012–December 2012)
—Senior Director of Global Consumer Operations, Google (2010–May 2012)
—Prior to 2010, Ms. Brown-Philpot served in a variety of Director-level positions at Google
—Prior to joining Google in 2003, Ms. Brown-Philpot served as a senior analyst and senior associate at the financial firms Goldman Sachs and PwC

Other Key Qualifications

Ms. Brown-Philpot brings to the Board extensive operational, analytical, financial, and strategic experience. In addition to her role as CEO of TaskRabbit from 2016 to 2020, Ms. Brown-Philpot’s decade of experience leading various operations at Google and her prior financial experience from her roles at Goldman Sachs and PwC provide unique operational and financial expertise to the Board.

Stephanie A. Burns

Independent Director Age: 66 Director since: 2015 HP Board Committees: FIT, HRC (Chair)
Current Role —Director Current Public Company Boards —HP —Corning Incorporated —Kellogg Company Prior Public Company Boards —GlaxoSmithKline plc —Manpower, Inc.

Qualifications:

Prior Business and Other Experience

—Chief Executive Officer, Dow Corning Corp., a silicon-based manufacturing company (2004–May 2011)
—President, Dow Corning (2003–November 2010)
—Executive Vice President, Dow Corning (2000–2003)

Other Key Qualifications

Dr. Burns has more than 30 years of global innovation and business leadership experience and brings significant expertise in scientific research, product development, issues management, science and technology leadership, and business management to the Board. Her leadership experience includes steering Dow Corning Corporation during an extended bankruptcy and restructuring process. Dr. Burns also brings public company governance experience to the Board as a member of boards and board committees of other public companies.

Proxy Statement	17

Corporate Governance and Board of Directors

Mary Anne Citrino

Independent Director Age: 61 Director since: 2015 HP Board Committees: Audit (Chair), FIT

Current Role

—Senior Advisor and former Senior Managing Director, Blackstone, an investment firm (since 2004)

Current Public Company Boards

—HP
—Ahold Delhaize
—Alcoa Corporation

Prior Public Company Boards

—Health Net, Inc.
—Dollar Tree Inc.
—Barclays

Qualifications:

Prior Business and Other Experience

—Managing Director, Global Head of Consumer Products Investment Banking Group, and Co-head of Health Care Services Investment Banking, Morgan Stanley (1986-2004)

Other Key Qualifications

Ms. Citrino’s more than 30-year career as an investment banker provides the Board with substantial knowledge regarding business operations strategy, as well as valuable financial and investment expertise. She also brings public company governance experience as a member of boards and board committees of other public companies.

Richard L. Clemmer

Independent Director Age: 69 Director since: 2020 HP Board Committees: Audit, FIT
Current Role —Chairman, Privafy, Inc. (since January 2019) Current Public Company Boards —HP —Aptiv PLC Prior Public Company Boards —NCR Corporation —NXP Semiconductors N.V. —i2 Technologies, Inc.

Qualifications:

Prior Business and Other Experience

—Chief Executive Officer and Executive Director, NXP Semiconductors N. V. (January 2009-May 2020)
—Senior Advisor, Kohlberg Kravis Roberts & Co. (May 2007–December 2008)
—President and Chief Executive Officer, Agere Systems Inc. (October 2005–April 2007)

Other Key Qualifications

Mr. Clemmer brings to the Board significant leadership experience in the high tech industry, including experience with semiconductor, storage, e-Commerce, and software companies, and brings valuable experience leading organizations through strategic transactions. In his roles at NXP Semiconductors and Agere Systems, Mr. Clemmer oversaw the successful execution of a number of key strategic transactions, including the acquisition and integration of several companies and business units.

18	www.hpannualmeeting.com

Corporate Governance and Board of Directors

Enrique Lores

President, Chief Executive Officer and Director Age: 55 Director since: 2019 HP Board Committees: N/A
Current Role —President and Chief Executive Officer, HP (since November 2019) Current Public Company Boards —HP Prior Public Company Boards —None

Qualifications:

Prior Business and Other Experience

—President, Imaging and Printing Solutions, HP Inc. (November 2015–October 2019)
—Separation Leader, Hewlett-Packard Company (2014–October 2015)
—Senior Vice President & General Manager, Business Personal Systems, Hewlett-Packard Company (2013–2014)
—Senior Vice President, Worldwide Customer Support & Services, Hewlett-Packard Company (2011–2013)
—Senior Vice President, Worldwide Sales and Solutions Partner Organization, Hewlett-Packard Company (2008–2011)
—Vice President & General Manager, Large Format Printing, Hewlett-Packard Company (2003–2008)
—Vice President, Imaging & Printing Group, EMEA, Hewlett-Packard Company (2001–2003)
—Experience in a variety of roles at Hewlett-Packard Company (1989–2001)

Other Key Qualifications

Mr. Lores’ international business and leadership experience, and his service in multiple facets of the HP business worldwide, provide the Board with an enhanced global perspective. Mr. Lores’ more than 25 years of experience in the information and technology industry with HP, and his position as HP’s Chief Executive Officer, provide the Board with valuable industry insight and expertise.

Judith (“Jami”) Miscik

Independent Director Age: 62 Director since: 2021 HP Board Committees: Audit, NGSR

Current Role

—Chief Executive Officer and Vice Chairman, Kissinger Associates, Inc. (since 2015)

Current Public Company Boards

—HP
—General Motors Company
—Morgan Stanley

Prior Public Company Boards

—EMC Corporation
—Pivotal Software, Inc.

Qualifications:

Prior Business and Other Experience

—President, Kissinger Associates, Inc. (2009–2015)
—Global Head of Sovereign Risk, Lehman Brothers (2005–2008)
—Distinguished 22-year career at the Central Intelligence Agency, including serving as the Deputy Director for Intelligence from 2002 to 2005
—Director for Intelligence Programs, National Security Council (1995–1996)

Other Key Qualifications

Ms. Miscik brings to the Board significant experience in international affairs, intelligence and risk assessment and a vast understanding of the geopolitical and macroeconomic landscapes gained from roles in the public and private sectors. As the CEO of Kissinger Associates, an international geopolitical consulting firm, Ms. Miscik develops strategies for clients operating in overseas environments and advises on geopolitical and macroeconomic risks. Prior to entering the private sector, Ms. Miscik built a distinguished 22-year career in intelligence, ultimately serving as the Deputy Director for Intelligence at the Central Intelligence Agency.

Proxy Statement	19

Corporate Governance and Board of Directors

Subra Suresh

Independent Director Age: 64 Director since: 2015 HP Board Committees: Audit, FIT

Current Role

—President, Nanyang Technological University, autonomous global research university in Singapore (since January 2018)

Current Public Company Boards

—HP
—Singapore Exchange Limited

Prior Public Company Boards

—None

Qualifications:

Prior Business and Other Experience

—Senior Advisor, Temasek International Private Ltd., an investment company headquartered in Singapore (since September 2017)
—President, Carnegie Mellon University, a global research university (July 2013–June 2017)
—Independent Director of the Board, Battelle Memorial Institute, Ohio, an international nonprofit that develops and commercializes technology and manages laboratories for government customers (2014–2017)
—Director, National Science Foundation, a federal agency charged with advancing science and engineering research and education (October 2010–March 2013)
—Dean and the Vannevar Bush Professor of Engineering, School of Engineering (2007–2010), and Professor (1993–2013), Massachusetts Institute of Technology

Other Key Qualifications

Dr. Suresh is one of the few Americans to have been elected to all three branches of the U.S. National Academies (Engineering, Sciences and Medicine) in recognition of his considerable scientific and technical accomplishments. Dr. Suresh’s experience as the president of two prominent research universities and his experience leading new entrepreneurship and innovation bring the Board valuable insights with respect to strategic opportunities and a robust understanding of the organizational, scientific, and technological requirements of ongoing innovation. He previously served as the Head (Director) of the National Science Foundation, a $7 billion U.S. federal agency responsible for supporting science and engineering research and education in all fields in the United States.

20	www.hpannualmeeting.com

Corporate Governance and Board of Directors

How We Are Selected

Identifying and Evaluating Candidates for Director

The NGSR Committee uses a variety of methods for identifying and evaluating nominees for Director. The NGSR Committee, in consultation with the Chairman, regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the NGSR Committee considers various potential candidates for Director. Candidates may come to the attention of the NGSR Committee through current Board members, professional search firms, stockholders or other persons. As part of the search process for each new director, the NGSR Committee actively seeks out diverse candidates to include in the pool from which director candidates are chosen. Identified candidates are evaluated at regular or special meetings of the NGSR Committee and may be considered at any point during the year. As described below, the NGSR Committee considers properly submitted stockholder recommendations of candidates for the Board to be included in our proxy statement. Following verification of the stockholder status of individuals proposing candidates, recommendations are considered collectively by the NGSR Committee at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for our annual meeting. If any materials are provided by a stockholder in connection with the nomination of a Director candidate, such materials are forwarded to the NGSR Committee. The NGSR Committee also reviews materials provided by professional search firms and other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, the NGSR Committee seeks to achieve a balance of diverse knowledge, experience and capability on the Board. The NGSR Committee evaluates nominees recommended by stockholders using the same criteria it uses to evaluate all other candidates. In the case of Ms. Miscik, a third-party professional search firm identified her as a potential director nominee.

Director Nominees and Director Nominees’ Experience and Qualifications

The Board annually reviews the appropriate skills and characteristics required of Directors in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. The Board believes that its members should possess a variety of skills, professional experience, and backgrounds in order to effectively oversee our business. In addition, the Board believes that each Director should possess certain attributes, as reflected in the Board membership criteria described below.

Our Corporate Governance Guidelines contain the current Board membership criteria that apply to nominees recommended for a position on the Board. Under those criteria, members of the Board should:

—	have the highest professional and personal ethics and values, consistent with our long-standing values and standards;
—	have broad experience at the policy-making level in business, government, education, technology or public service;
—	be committed to enhancing stockholder value and represent the interests of all of our stockholders; and
—

have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience (which means that Directors’ service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to responsibly perform all Director duties).

In addition, the NGSR Committee takes into account a potential Director’s ability to contribute to the diversity of background (such as race, gender, age and cultural background) and experience represented on the Board, and it reviews its effectiveness in balancing these considerations when assessing the composition of the Board. Although the Board uses these and other criteria as appropriate to evaluate potential nominees, it has no stated minimum criteria for nominees. Our Corporate Governance Guidelines can be found on our website at https://investor.hp.com/governance/ governance-documents/default.aspx. In addition, our Bylaws also require that to be qualified to serve as a Director and to be eligible to be a Director nominee, each Director and Director nominee:

—	must not have been an officer or director of a company that is a competitor of HP within the prior three years; and
—	must not be a named subject of a criminal proceeding (excluding traffic violations and other minor offenses) pending as of the date HP first mails the proxy materials that include the name of the nominee and, within the ten years preceding such date, must not have been convicted in such a criminal proceeding.

All members of the HP Board are provided with opportunities for in-person and remote Director education on an ongoing basis, covering a variety of subjects relevant to HP. Recent topics have included strategy, innovation, people and culture development, best practices in governance and leadership, industry updates and technology trends.

The Board believes that all the nominees named above are highly qualified and have the skills and experience required for effective service on the Board. All the nominees named above have indicated to us that they will be available to serve as Directors. In the event that any nominee should become unavailable, the proxy holders, Enrique Lores and Harvey Anderson, will vote for a substitute nominee or nominees designated by the Board, unless the Board decides to decrease the size of the Board. If any substitute nominees are so designated, we will file an amended proxy

Proxy Statement	21

Corporate Governance and Board of Directors

statement or additional soliciting material that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the amended proxy statement or additional soliciting material and to serve as directors if elected, and includes certain biographical and other information about such nominees required by the applicable SEC rules.

There are no family relationships among our executive officers and Directors.

Annual Review/Self-Evaluation

On an annual basis at or near the end of each fiscal year, each Director completes a self-evaluation designed to gauge the health of board function and composition. Topics addressed in the self-evaluation process include individual performance, performance of all committees on which the Director served during the fiscal year, performance of the Board as a whole, areas for improvement, accessibility of management, time allocation, and quality of materials. Directors also provide us with input on key focus areas for the Board in the upcoming fiscal year.

The NGSR Committee oversees the annual self-evaluation process in conjunction with input from the independent Chairman of the Board and reviews the findings with the independent Chairman to assess board health. Each committee additionally reviews the consolidated committee self-evaluation results.

Stockholder Recommendations

The policy of the NGSR Committee is to consider properly submitted stockholder recommendations of candidates for membership on the Board as described above under the heading “Identifying and Evaluating Candidates for Directors.” In evaluating such recommendations, the NGSR Committee seeks to achieve a balance of diverse knowledge, experience and capability on the Board and to consider all applicable membership criteria. Any stockholder recommendations submitted for consideration by the NGSR Committee should include verification of the stockholder status of the person submitting the recommendation and the recommended candidate’s name and qualifications for Board membership and should be addressed to our Corporate Secretary at HP Inc., 1501 Page Mill Road, Palo Alto, California 94304.

Stockholder Nominations

In addition, our Bylaws permit stockholders to nominate Directors for consideration at an annual stockholder meeting and, under certain circumstances, to include their nominees in the HP proxy statement. For a description of the process for nominating Directors in accordance with our Bylaws, see “Questions and Answers—Voting Information.”

How We Are Organized

Current Committee Memberships

Name	Audit	Finance, Investment and Technology	HR and Compensation	Nominating, Governance and Social Responsibility
Independent Directors
Aida M. Alvarez			●	●
Shumeet Banerji			●
Robert R. Bennett	●
Charles “Chip” V. Bergh			●	●
Stacy Brown-Philpot	●			●
Stephanie A. Burns		●
Mary Anne Citrino		●
Richard L. Clemmer	●	●
Yoky Matsuoka*		●
Judith (“Jami”) Miscik	●			●
Stacey Mobley*			●	●
Subra Suresh	●	●
Other Directors
Enrique Lores
*	Ms. Matsuoka and Mr. Mobley are not standing for re-election at the annual meeting and will each step down from the Board, effective at the annual meeting.
●	Member	Chair	Audit Committee “financial expert”

22	www.hpannualmeeting.com

Corporate Governance and Board of Directors

Audit Committee

We have an Audit Committee established in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee represents and assists the Board in fulfilling its responsibilities for overseeing our financial reporting processes and the audit of our financial statements. Specific duties and responsibilities of the Audit Committee include, among other things:

Independent Registered Public Accounting Firm
—appointing, overseeing the work of, evaluating, compensating and retaining the independent registered public accounting firm;
—discussing with the independent registered public accounting firm its relationships with HP and its independence, and periodically considering whether there should be a regular rotation of the accounting firm in order to assure continuing independence;
—overseeing the rotation of the independent registered public accounting firm’s lead audit and concurring partners at least once every five years and the rotation of other audit partners at least once every seven years in accordance with SEC regulations, with the Audit Committee directly involved in the selection of the accounting firm’s lead partner; and
—determining whether to retain or, if appropriate, terminate the independent registered public accounting firm.

Audit & Non-Audit Services; Financial Statements; Audit Report
—reviewing and approving the scope of the annual independent audit, the audit fee, and other audit services;
—preparing the Audit Committee report for inclusion in the annual proxy statement; and
—overseeing our financial reporting processes and the audit of our financial statements, including the integrity of our financial statements.

Disclosure Controls; Internal Controls & Procedures; Legal Compliance
—reviewing our disclosure controls and procedures, internal controls, internal audit function, and corporate policies with respect to financial information and earnings guidance;
—reviewing HP’s information and technology security policies and the internal controls regarding information and technology security and cybersecurity; and
—overseeing compliance with legal and regulatory requirements.

Risk Oversight
—reviewing risks facing HP and management’s approach to addressing these risks, including significant risks or exposures relating to litigation and other proceedings and regulatory matters that may have a significant impact on our financial statements; and
—discussing policies with respect to risk assessment and risk management.

Related Party Transactions	—overseeing relevant related party transactions governed by applicable accounting standards (other than related-person transactions addressed by the NGSR Committee).
Annual Review/Evaluation	—annually reviewing the Audit Committee’s charter and performance.

The Board determined that Ms. Citrino, Chair of the Audit Committee, and each of the other Audit Committee members (Mr. Bennett, Ms. Brown-Philpot, Mr. Clemmer, Ms. Miscik and Dr. Suresh) are independent within the meaning of the New York Stock Exchange (“NYSE”) and SEC standards of independence for directors and audit committee members and has satisfied the NYSE financial literacy requirements. The Board also determined that each of Mr. Bennett, Ms. Brown-Philpot, Ms. Citrino, Mr. Clemmer and Dr. Suresh is an “audit committee financial expert” as defined by the SEC rules.

The report of the Audit Committee is included on page 40.

Proxy Statement	23

Corporate Governance and Board of Directors

Finance, Investment and Technology Committee

The Finance, Investment and Technology (“FIT”) Committee provides oversight of the finance and investment functions of HP. The FIT Committee’s responsibilities and duties include, among other things:

Treasury Matters
—reviewing or overseeing significant treasury matters such as capital structure and allocation strategy, derivative policy, global liquidity, fixed income investments, borrowings, currency exposure, dividend policy, share issuances and repurchases, and capital spending.

M&A Transactions & Strategic Alliances
—assisting the Board in evaluating investment, acquisition, enterprise services, joint venture and divestiture transactions in which we engage as part of our business strategy from time to time and reporting and making recommendations to the Board as to scope, direction, quality, investment levels and execution of such transactions;
—evaluating and revising our approval policies with respect to such transactions;
—overseeing our integration planning and execution and the financial results of such transactions after integration;
—evaluating the execution, financial results and integration of our completed transactions; and
—overseeing and approving our strategic alliances.

Capitalization; Debt & Obligations; Swaps
—reviewing and overseeing company investing decisions, capital structure and the allocation of free cash flow;
—overseeing our loans and loan guarantees of third-party debt and obligations; and
—annually reviewing and approving certain swaps and other derivative transactions.

Technology Strategies & Guidance
—making recommendations to the Board as to scope, direction, quality, investment levels, and execution of our technology strategies;
—overseeing the execution of technology strategies formulated by management; and
— providing guidance on technology as it may pertain to, among other things, market entry and exit, investments, mergers, acquisitions and divestitures, new business divisions and spinoffs, research and development investments, and key competitor and partnership strategies.

24	www.hpannualmeeting.com

Corporate Governance and Board of Directors

Nominating, Governance and Social Responsibility Committee

The NGSR Committee oversees, and represents and assists the Board (and management, as applicable) in fulfilling its responsibilities relating to our corporate governance, Director nominations and elections, HP’s policies and programs relating to global citizenship and other legal, regulatory and compliance matters relating to current and emerging political, environmental, global citizenship and public policy trends. Specific duties and responsibilities of the NGSR Committee include, among other things:

Board Matters	—	developing and recommending to the Board the criteria for identifying and evaluating Director candidates and periodically reviewing these criteria;
	—	identifying and recommending candidates to be nominated for election as Directors at our annual meeting, consistent with criteria approved by the Board;
	—	annually assessing the size, structure, functioning, and composition of the Board and recommending assignments of Directors to Board committees and chairs of Board committees;
	—	identifying and recruiting new Directors, establishing procedures for the consideration of Director candidates recommended by stockholders and considering candidates proposed by stockholders;
	—	assessing the contributions and independence of Directors in determining whether to recommend them for election or reelection to the Board; and
	—	periodically reviewing the Board’s leadership structure, recommending changes to the Board as appropriate and, if the Chairman of the Board is not independent, making a recommendation to the independent Directors regarding the appointment of the Lead Independent Director.
HP Governing Documents & Corporate Governance Guidelines & Other Policies	—	conducting a preliminary review of Director independence and the financial literacy and expertise of Audit Committee members, and making recommendations to the Board related to such matters;
	—	developing and regularly reviewing corporate governance principles, including our Corporate Governance Guidelines;
	—	reviewing proposed changes to our Certificate of Incorporation, Bylaws and Board committee charters; and
	—	establishing policies and procedures for the review and approval of related-person transactions and conflicts of interest, including reviewing and approving all potential “related-person transactions” as defined under SEC rules.
Stockholder Rights	—	assessing and making recommendations regarding stockholder rights plans or other stockholder protections, as appropriate; and
	—	reviewing stockholder proposals in conjunction with the CEO and recommending Board responses.
Public Policy Trends & Issues	—	reviewing emerging corporate governance issues and practices;
	—	identifying, evaluating, and monitoring social, political, and environmental trends, issues, concerns, legislative proposals, and regulatory developments that could significantly affect the public affairs of HP;
	—	overseeing the policies relating to, and the way HP conducts, its government relations activities; and
	—	reviewing, assessing, reporting, and providing guidance to management and the full Board relating to activities, policies, and programs with respect to public policy matters and policies and programs relating to global citizenship, as applicable.
Annual Review/Evaluation	—	annually reviewing the NGSR Committee’s charter and performance; and
	—	overseeing the annual self-evaluation of the Board and its committees.

The Board determined that Mr. Banerji, who serves as Chair of the NGSR Committee, and each of the other NGSR Committee members (Ms. Alvarez, Mr. Bergh, Ms. Brown-Philpot, Ms. Miscik and Mr. Mobley) are independent within the meaning of the NYSE director independence standards.

Proxy Statement	25

Corporate Governance and Board of Directors

Human Resources and Compensation Committee

The Human Resources and Compensation (“HRC”) Committee discharges the Board’s responsibilities related to the compensation of our executives and Directors and provides general oversight of our compensation structure, including our equity compensation plans and benefits programs. Specific duties and responsibilities of the HRC Committee include, among other things:

Executive Compensation Philosophy, Peer Group, Design, Performance Reviews & Stock Ownership	—	reviewing the overall compensation philosophy and strategy with respect to HP’s executive officers;
	—	approving the peer group used to evaluate executive pay levels, design practices, and relative performance;
	—	reviewing and approving short-term and long-term incentive plan design, structure and goals
	—	conducting annual performance evaluation of the CEO; soliciting 360 degree feedback across organization;
	—	recommending all elements of the CEO’s compensation to the independent members of the Board for their review and approval;
	—	reviewing and approving objectives relevant to other executive officer compensation performance feedback and evaluating performance and determining the compensation of other executive officers in accordance with those objectives;
	—	approving severance arrangements, equity agreements and other applicable agreements and policies for executive officers; and
	—	adopting and monitoring compliance with stock ownership guidelines for executive officers.
Other Compensation & Employee Benefit Plans	—	overseeing and monitoring the effectiveness of non-equity-based benefit plan offerings, including but not limited to non-qualified deferred compensation, fringe benefits, and any perquisites, in particular those pertaining to Section 16 officers, and approving any material new employee benefit plan or change to an existing plan that creates a material financial commitment by HP.
Director Compensation & Stock Ownership	—	establishing compensation policies and practices for service on the Board and its committees, including annually reviewing the appropriate level of Director compensation and recommending to the Board any changes to that compensation; and
	—	adopting and monitoring compliance with stock ownership guidelines for Directors.
Executive Succession Planning & Leadership Development	—	reviewing senior management selection and overseeing succession planning, leadership development; and
	—	driving CEO succession planning process in partnership with the Chairman and full Board.
Compensation Consultants	—	engaging compensation consultants on various topics to understand market perspectives;
	—	engaging compensation consultant for independent perspective on compensation programs; and
	—	assessing the independence of all advisors (whether retained by the HRC Committee or management) that provide advice to the HRC Committee, in accordance with applicable listing standards.
Risk Assessment; Other Disclosure	—	overseeing, approving, and evaluating HP’s overall human resources and compensation structure, policies and programs, and assessing whether these establish appropriate incentives and leadership development opportunities for management and other employees, and confirming they do not encourage risk taking that is reasonably likely to have a material adverse effect on HP;
	—	reviewing and discussing with management the Compensation Discussion and Analysis and performing other reviews and analyses and making additional disclosures as required of compensation committees by the rules of the SEC or applicable exchange listing requirements; and
	—	reviewing the results of stockholder advisory votes on HP’s executive compensation program and recommending to the Board or the NGSR Committee how to respond to such votes.
Annual Review/ Evaluation	—	overseeing the annual evaluation of the CEO with input from all non-employee Board members; and
	—	annually evaluating the HRC Committee’s performance and charter.

26	www.hpannualmeeting.com

Corporate Governance and Board of Directors

People Processes & Culture	—	reviewing employee engagement and cultural initiatives including key training and development programs (such as executive and manager training, unconscious bias), diversity, equity and inclusion programs and results of the annual employee engagement survey; and
	—	monitoring the key health metrics to evaluate the workforce including workforce diversity, pay equity, key hires, turnover and restructuring.

The Board determined that Dr. Burns, who serves as Chair of the HRC Committee, and each of the other HRC Committee members (Ms. Alvarez, Mr. Banerji, Mr. Bergh and Mr. Mobley) are independent within the meaning of the NYSE standards of independence for directors and compensation committee members.

How We Govern and Are Governed

Governance Practices

HP’s corporate governance policies and practices are continuously evolving – from our time as Hewlett-Packard Company to our identity as HP Inc., we have always led by example, adopting changes in line with our commitment to the highest standards of governance. Stockholder input has been key to our progression and as we continue to evolve our corporate governance policies and practices, we will continue to solicit feedback from our stockholders regarding our governance profile. The following examples highlight some of the key features of our corporate governance policies and practices, including updates we have recently made to strengthen our policies and practices:

—	Our Bylaws provide our stockholders with a proxy access right.
—	All members of our committees are independent.
—	Our stockholders owning 15% or more of our common stock have a right to call special meetings. We lowered this from 25% after engaging with our stockholders on what rights to act outside of the annual meeting they would prefer.
—	Directors are elected annually by majority vote in uncontested Director elections.
—	We have adopted a policy whereby any incumbent Director who fails to receive a majority of the votes cast in uncontested Director elections will tender his or her offer of resignation.
—	We maintain a close, effective dialogue with our stockholders through an ongoing stockholder outreach program.
—	Non-employee Directors are expected to own Company stock equal to at least five times their annual cash Board retainer within five years of joining the Board.
—	We have evaluated our governance practices against the Corporate Governance Principles for U.S. Listed Companies published by the Investor Stewardship Group (“ISG”), a collective of some of the largest U.S.-based institutional investors and global asset managers, and we believe that our governance policies and practices are consistent with the ISG principles. The following table shows how certain of our key governance practices align with the ISG principles:

ISG Principle		HP Governance Policy or Practice
Principle 1:	Boards are accountable to stockholders.	—	Annual election of each Director, for a one-year term
		—	Proxy access that allows stockholder to nominate Directors
		—	Policy whereby any incumbent Director who fails to receive a majority of the votes cast in uncontested Director elections will tender his or her offer of resignation
		—	Annual stockholder outreach program that typically includes the Chair of the Board, the Chair of the HRC Committee and other Directors
		—	Extensive disclosure of our corporate governance and Board practices
Principle 2:	Stockholders should be entitled to voting rights in proportion to their economic interest.	—	One share, one vote
Principle 3:	Boards should be responsive to stockholders and be proactive in order to understand their perspectives.	—	Directors participate in our stockholder outreach programs
		—	Directors are available for stockholder engagement outside our engagement programs
		—	Many Directors participate in and attend our annual meeting, at which management and those Directors present respond to each stockholder question

Proxy Statement	27

Corporate Governance and Board of Directors

ISG Principle		HP Governance Policy or Practice
Principle 4:	Boards should have a strong, independent leadership structure.	—	Independent Chair of the Board, with clearly defined responsibilities
		—	Structure for a Lead Independent Director if the Chair is not independent
		—	Robust independent key committees and other structures for facilitating contribution of independent Directors
Principle 5:	Boards should adopt structures and practices that enhance their effectiveness.	—	10 of our 11 Director nominees are independent, with our Director nominees representing diverse backgrounds, skills and experiences
		—	Each Board committee is fully independent
		—	Track record of open dialogue between the Board and management
		—	Robust annual self-evaluation program
Principle 6:	Boards should develop management incentive structures that are aligned with the long-term strategy of the company.	—	Performance-oriented long-term incentive compensation mix with metrics that support our long-term strategy
		—	Combination of short- and long-term performance goals
		—	Executive and Director share ownership requirements

Board Leadership Structure

The HP Board continuously evaluates its leadership structure, taking into account the evolving needs of the business and the interests of HP’s stockholders. Our Board continues to believe that it is in the best interests of the Company and its stockholders to separate the Chairman of the Board and Chief Executive Officer roles and for our Chairman to be independent. Currently, Mr. Bergh serves as our independent Chairman of the Board. Our Board believes that our current structure, with an independent Chairman who is well-versed in the needs of a complex business and has strong, well-defined governance duties, gives our Board a strong leadership and corporate governance structure that best serves the needs of HP and its stockholders. The Board will continue to evaluate its leadership structure on an ongoing basis and may make changes as appropriate to HP and its future needs.

Independent Chairman

—	oversees the planning of the annual Board calendar;
—	in consultation with the CEO and the other Directors, schedules, approves and sets the agenda for meetings of the Board and chairs and leads the discussion at such meetings;
—	chairs HP’s annual meeting of stockholders;
—	is available in appropriate circumstances to speak on behalf of the Board and for consultation and direct communication with major stockholders upon request;
—	provides guidance and oversight to management;
—	helps with the formulation and implementation of HP’s strategic plan;
—	serves as the Board liaison to management;
—	has the authority to call meetings of the independent Directors and schedules, sets the agenda for, and presides at executive sessions of the independent Directors;
—	approves information sent to the Board;
—	assists the Chairs of the Board committees in preparing agendas for the respective committee meetings;
—	works with the HRC Committee to coordinate the annual performance evaluation of the CEO;
—	works with the NGSR Committee to oversee the Board and committee evaluations and recommends changes to improve the Board, the committees, and individual Director effectiveness; and
—	performs such other functions and responsibilities as set forth in the Corporate Governance Guidelines or as requested by the Board from time to time.

28	www.hpannualmeeting.com

Corporate Governance and Board of Directors

Executive Sessions

During fiscal 2020, the Directors regularly met in executive session, including executive sessions of only the independent Directors. Throughout fiscal 2020, Mr. Bergh served as independent Chairman. As such, Mr. Bergh scheduled and chaired each executive session held during fiscal 2020. Any independent Director may request that an additional executive session be scheduled. Board Committees also have regular executive sessions without management present.

Director Independence

Our Corporate Governance Guidelines, which are available on our website at https://investor.hp.com/governance/governance-documents/ default.aspx, provide that a substantial majority of the Board will consist of independent Directors and that the Board can include no more than three Directors who are not independent Directors. The independence standards can be found as Exhibit A to our Corporate Governance Guidelines. Our Director independence standards are consistent with, and in some respects more stringent than, the NYSE director independence standards. In addition, each member of the Audit Committee meets the heightened independence standards required for audit committee members under the applicable listing and SEC standards and each member of the HRC Committee meets the heightened independence standards required for compensation committee members under the applicable listing standards and SEC standards.

Under our Corporate Governance Guidelines, a Director will not be considered independent in the following circumstances:

—	The Director is, or has been within the last three years, an employee of HP, or an immediate family member of the Director is, or has been within the last three years, an executive officer of HP.
—	The Director has been employed as an executive officer of HP, its subsidiaries or affiliates within the last five years.
—	The Director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from HP, other than compensation for Board service, compensation received by a Director’s immediate family member for service as a non-executive employee of HP, and pension or other forms of deferred compensation for prior service with HP that is not contingent on continued service.
—

(A) The Director or an immediate family member is a current partner of the firm that is HP’s internal or external auditor; (B) the Director is a current employee of such a firm; (C) the Director has an immediate family member who is a current employee of such a firm and who personally worked on HP’s audit; or (D) the Director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on HP’s audit within that time.

—

The Director or an immediate family member is, or has been in the past three years, employed as an executive officer of another company where any of HP’s present executive officers at the same time serves or has served on that company’s compensation committee.

—

The Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, HP for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues for such company’s last completed fiscal year.

—	The Director is affiliated with a charitable organization that receives significant contributions from HP.
—	The Director has a personal services contract with HP or an executive officer of HP.

For these purposes, an “immediate family” member includes a person’s spouse, parents, stepparents, children, step-children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the Director’s home.

In determining independence, the Board reviews whether Directors have any material relationship with HP. An independent Director must not have any material relationship with HP, either directly or as a partner, stockholder or officer of an organization that has a relationship with HP, nor any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. In assessing the materiality of a Director’s relationship to HP, the Board considers all relevant facts and circumstances, including consideration of the issues from the Director’s standpoint and from the perspective of the persons or organizations with which the Director has an affiliation, and is guided by the standards set forth above.

In making its independence determinations, the Board considered transactions occurring since the beginning of fiscal 2018 between HP and entities associated with the independent Directors or their immediate family members. In addition to the transactions described below under the heading “Fiscal 2020 Related-Person Transactions,” if any, the Board’s independence determinations included consideration of the following transactions:

Current Directors:

—

Mr. Bergh has served as President and Chief Executive Officer and a Director of Levi Strauss & Co. since September 2011. HP has entered into transactions for the purchase and sale of goods and services in the ordinary course of its business during the past three fiscal years with Levi Strauss & Co. The amount that HP paid in each of the last three fiscal years to Levi Strauss & Co., and the amount received in each fiscal year

Proxy Statement	29

Corporate Governance and Board of Directors

by HP from Levi Strauss & Co., did not, in any of the previous three fiscal years, exceed the greater of $1 million or 2% of either company’s consolidated gross revenues.
—	Mr. Clemmer served as Chief Executive Officer and Executive Director of NXP Semiconductors N.V. from January 2009 to May 2020. HP has entered into transactions for the purchase and sale of goods and services in the ordinary course of its business during the past three fiscal years with NXP Semiconductors N.V. The amount that HP paid in each of the last three fiscal years to NXP Semiconductors N.V., and the amount received in each fiscal year by HP from NXP Semiconductors N.V., did not, in any of the previous three fiscal years, exceed the greater of $1 million or 2% of either company’s consolidated gross revenues.
—	Dr. Suresh has served as President of Nanyang Technological University since January 2018. HP has entered into transactions for the purchase and sale of goods and services in the ordinary course of its business during the past three fiscal years with Nanyang Technological University. The amount that HP paid in each of the last three fiscal years to Nanyang Technological University, and the amount received in each fiscal year by HP from Nanyang Technological University, did not, in any of the previous three fiscal years, exceed the greater of $1 million or 2% of either entity’s consolidated gross revenues.
—

Ms. Matsuoka has served as Division CEO at Panasonic since October 2019. HP has entered into transactions for the purchase and sale of goods and services in the ordinary course of its business during the past three fiscal years with Panasonic. The amount that HP paid in each of the last three fiscal years to Panasonic, and the amount received in each fiscal year by HP from Panasonic, did not, in any of the previous three fiscal years, exceed the greater of $1 million or 2% of either company’s consolidated gross revenues.

—

Each of Mr. Banerji, Mr. Bennett, Ms. Brown-Philpot, Dr. Burns, Ms. Citrino, Ms. Matsuoka, Ms. Miscik and Mr. Mobley, or one of their immediate family members, is a non-employee director, trustee or advisory board member of another company that did business with HP at some time during the past three fiscal years. These business relationships were as a supplier or purchaser of goods or services in the ordinary course of business.

As a result of this review, the Board has determined the transactions described above and below under the heading “Fiscal 2020 Related-Person Transactions,” if any, would not interfere with the Director’s exercise of independent judgment in carrying out the responsibilities of a Director. The Board has also determined that, with the exception of Mr. Lores, (i) each of HP’s remaining Directors, including Ms. Alvarez, Mr. Banerji, Mr. Bennett, Mr. Bergh, Ms. Brown-Philpot, Dr. Burns, Ms. Citrino, Mr. Clemmer, Ms. Matsuoka, Ms. Miscik, Mr. Mobley and Dr. Suresh, and (ii) each of the members of the Audit Committee, the HRC Committee and the NGSR Committee, has (or had) no material relationship with HP (either directly or as a partner, stockholder or officer of an organization that has a relationship with HP) and is (or was) independent within the meaning of the NYSE and our Director independence standards. The Board has determined that Mr. Lores is not independent because of his status as our current President and CEO. The Board also determined that Mr. Weisler, who was not subject to re-election at the 2020 Annual Meeting of Stockholders, was not independent during the period he served on the Board during fiscal 2020 due to his prior service as our President and CEO until November 1, 2019 and his subsequent role as Senior Executive Advisor to the Company.

Meeting Attendance

During fiscal 2020, the Board held 35 meetings, 26 of which included executive sessions. Each incumbent Director serving during fiscal 2020 attended at least 75% of the aggregate of all Board and applicable committee meetings held during the period that he or she served as a Director. The increase in the number of meetings of the Board from prior years was primarily due to Xerox Holdings Corporation’s unsolicited offer to acquire HP and the COVID-19 pandemic. During fiscal 2020, we had the following four standing committees, which held the number of meetings indicated in parentheses during fiscal 2020: Audit Committee (12); FIT Committee (12); HRC Committee (10); and NGSR Committee (7). All the committee charters are available on our investor relations website at https://investor.hp.com/governance/governance-documents/default.aspx.

Directors are encouraged to participate in our annual meeting of stockholders. Twelve of our thirteen then-serving Directors attended our last annual meeting, held on May 12, 2020.

Board Risk Oversight

The Board, with the assistance of committees of the Board as discussed below, reviews and oversees our enterprise risk management (“ERM”) program. This enterprise-wide program is designed to enable effective and efficient identification of, and management’s visibility into, critical enterprise risks. It also facilitates the incorporation of risk considerations into decision making. The ERM program was established to clearly define risk management roles and responsibilities, bring together senior management to discuss risk, promote visibility and constructive dialogue around risk at the senior management and Board levels and facilitate appropriate risk response strategies. Under the ERM program, management develops a holistic portfolio of our enterprise risks by facilitating business and function risk assessments, performing targeted risk assessments and incorporating information regarding specific categories of risk gathered from various internal HP organizations. Management then develops risk response plans for risks categorized as needing management focus and response and monitors other identified risk focus areas. Management provides regular reports on the risk portfolio and risk response efforts to senior management and to the Audit Committee.

30	www.hpannualmeeting.com

Corporate Governance and Board of Directors

The Board oversees management’s implementation of the ERM program, including reviewing our enterprise risk portfolio and evaluating management’s approach to addressing identified risks. As part of this process, on a quarterly basis, our Chief Information Security Officer reports to the Board regarding information security matters. Various Board committees also have responsibilities for oversight of risk management that supplement the ERM program as follows:

BOARD Stays Informed of Our Risk Profile Considers Risk in Connection with Strategic Planning and Other Matters

AUDIT Risk and compliance oversight	FINANCE, INVESTMENT AND TECHNOLOGY Capital allocation and innovation	HR AND COMPENSATION Compensation and human capital	NOMINATING, GOVERNANCE AND SOCIAL RESPONSIBILITY Governance and ESG practices

HP MANAGEMENT HP Management advises the Board and Board committees of key risks and the status of ongoing efforts to address these risks

Forefront of Governance: Board Oversight of ESG

HP continually seeks to improve and enhance its governance programs. Below we have included an update on our Board’s involvement in our Environmental, Sustainability and Governance (“ESG”) efforts. HP is one of the leaders in this space through our Sustainable Impact strategy, which includes Diversity, Equity & Inclusion, Environmental Sustainability and Social Responsibility. For additional information regarding our Sustainability program, please refer to “Sustainable Impact” on page 8.

Planet

The NGSR Committee oversees HP’s ESG policies and programs including relevant sustainability issues such as climate change, circular economy, and resource scarcity. The Board receives regular updates on our progress toward our sustainability strategy and targets.

People

The NGSR Committee seeks to recruit directors of diverse backgrounds to lead the Board. The HRC Committee provides guidance and direction regarding our talent recruitment and retention strategies, including management succession planning, with a focus on ensuring our leadership represents the diversity of our workforce and customers worldwide. The Audit Committee’s oversight of our ERM program includes oversight of our global human rights program and supply chain responsibility program and policies, which involves working with our suppliers to protect and empower all workers in our supply chain, not just HP employees.

Community

The Board and the NGSR Committee are committed to improving the communities in which we operate. This includes providing input on broad-based strategies for corporate giving, including financial funding and employee engagement.

Proxy Statement	31

Corporate Governance and Board of Directors

Our Approach to Human Capital Management

HP’s approximately 53,000 employees worldwide power our innovation, contributing unique perspectives and a growth mindset to create breakthrough technologies and transformative solutions. We are committed to fostering a diverse and inclusive workplace that attracts and retains exceptional talent with equitable pay. Through ongoing employee development, comprehensive compensation and benefits, and a focus on health, safety and employee wellbeing, we strive to support our employees holistically so they can do their best work, every single day. To ensure leadership has a key focus on Environment, Sustainability and Governance “ESG”, Diversity, Equity and Inclusion “DEI”, Employee Engagement and Talent, each executive leadership team member has individual performance goals under the Management by Objectives (“MBOs”) program pertaining to these areas.

The unique challenges of 2020 have only underscored the importance of positioning our employees to excel. Since the onset of the COVID-19 pandemic, we have taken an integrated approach to helping our employees manage their work and personal responsibilities, with a strong focus on employee wellbeing, health and safety. In an effort to keep our employees connected, we focused our efforts in four key areas: Education, Health and Wellbeing, Family Support and Work Flexibility, and Community. We also assisted our hourly employees and certain contingent workers with continued pay and other supporting benefits and deferred workforce reduction notifications, in the first phase of our response to the pandemic.

HP is dedicated to growing and developing our workforce globally with a variety of educational programs and experiences. In 2020, we offered numerous leadership program such as Catalyst, Lead@HP, Building Innovative Leaders (with Stanford), HPLX and ELX, an accelerated leadership program for our most senior executives with a series of Masterclasses, many taught by our own Directors.

The Board’s Role in Human Capital Management

Our Board, through the HRC Committee, oversees HP’s key human capital management strategies and programs and is responsible for, among other things:

—reviewing employee engagement and cultural initiatives including key training and development programs, diversity, equity and inclusion programs and results of the annual employee engagement survey; and
—monitoring key workforce health metrics including workforce diversity, key hires, turnover and restructuring.

Management regularly updates the Board and the HRC Committee on the status of such initiatives and programs.

Diversity, Equity and Inclusion
Innovation at HP comes from the diverse perspectives, knowledge, and experiences of our employees. We strive to create an inclusive workplace where people can bring their authentic selves to work. Our commitment to diversity and inclusion starts at the top with a highly skilled and diverse board that provides independent oversight. We are among the top technology companies for women in executive positions. Women represent 29.6% of HP’s full-time executive positions and 32.3% of full-time director-level employees. We are committed to increasing representation of women at HP overall, but particularly in leadership and technical roles globally. This focus also extends to underrepresented minorities in the United States, and HP is committed to doubling the number of our Black and African American executives by 2025.

HP Workforce Diversity

Workforce Representation	Leadership Representation	Hires

32	www.hpannualmeeting.com

Corporate Governance and Board of Directors

Our Belong, Innovate, and Grow (BIG) strategy embeds diversity, equity and inclusion across all parts of our businesses and functions, including talent acquisition and development, culture, mentoring, training, and events, and includes the following recent highlights:

—	Our community of Business Impact Networks (“BINs”) has increased to 122 chapters across 29 countries. Our global constituencies include Women, MultiCultural, disAbilities, Veterans, MultiGenerational and Pride BINs. Our directors frequently meet directly with BINs representatives.
—	In 2019, over 24 schools participated in the HBCU (historically black college or university) Challenge, a business school competition with the National HBCU Business Deans Roundtable resulting in internships and full-time employment at HP.
—	Since 2017, hundreds of leaders globally have participated in Catalyst@HP, a women’s sponsorship organization that works to advance careers of women, and 37% of those have been promoted or are in a new role. During 2020, we continued to evolve our program and launched an all African American/Black Catalyst @ HP program.
—	Building on the work we did in 2018 to address unconscious bias, we integrated our training on this topic into our Belong at HP development and sponsorship program. A 3.5-hour facilitator-led workshop focuses on promoting inclusive mindsets and behaviors across the organization, including our recruitment processes. While hundreds of employees have taken Belong at HP over the past few years, we will be making it mandatory for all employees in the future.

HP is committed to embracing a culture that not only denounces racism but is actively anti-racist, and to using HP’s platform, technology, and resources as a force for positive change. The HP Foundation pledged $500,000 to social justice organizations to confront and combat systemic racism and inequality in society. HP has also built an internal Racial Equality Taskforce with nearly 500 employees participating. The Task Force is focused on addressing systemic racism by advancing efforts inside HP, accelerating our external ecosystem and affecting change at the local and national level.

Pay Equity

We believe people should be paid for what they do and how they do it, regardless of their gender, race, or other personal characteristics. To deliver on that commitment, we benchmark and set pay ranges based on market data and consider factors such as an employee’s role and experience, the location of their job, and their performance. We also regularly review our compensation practices, both in terms of our overall workforce and individual employees, to ensure our pay is fair and equitable.

For the past five years and with the support of independent third-party experts in this field, HP has reviewed the compensation of employees to ensure consistent pay practices by conducting a pay equity analysis annually reviewing employees in comparable roles within a country/location.

HP expanded its annual pay equity assessment in 2020—evaluating the eight countries with our largest employee populations, representing 65% of our global workforce. The independent analysis found no systemic issues, and any outliers were addressed as part of the off-cycle compensation review process.

Employee Engagement

We have focused on driving engagement in three focus areas:

Improving the Way We Work:	Developing Our People:	Building Our Future:

Enhancing tools and processes to increase employee productivity and effectiveness.	Bolstering learning and development programs that maximize career growth opportunities.	Driving innovation, agility, and employee alignment with HP’s strategy and direction.

As part of our employee engagement process, we regularly collect feedback to better understand and improve the employee experience and identify opportunities to continually strengthen our culture. In 2020, 96% of employees participated in our annual employee survey. Last year we achieved our highest level of employee engagement (top quartile). Employees’ highest-rated areas were the following: diversity and inclusion (95%), and ethics and integrity (95%).

Proxy Statement	33

Corporate Governance and Board of Directors

Training and Development

Human capital development underpins our efforts to execute our strategy and continue to develop, manufacture and market innovative products and services. We continually invest in our employees’ career growth and provide employees with a wide range of development opportunities, including face-to-face, virtual, social and self-directed learning, mentoring, coaching, and external development. In 2020, 98% of employees participated in learning and development activities, including these key highlights:

—	Responded to COVID-19-related restrictions by quickly pivoting to new virtual learning workshops, and providing online development for all employees through our Brain Candy social learning platform;
—	Launched new digital skills development program, with nearly 70% of employees worldwide earning a digital badge to recognize their digital literacy; and
—	Partnered with executive business leaders to amplify HP’s inclusion, diversity, and social justice values in a series of 90-minute engagement and development townhall sessions.

Health, Safety and Wellness

The physical health, financial wellbeing, life balance and mental health of our employees is vital to HP’s success.

As soon as COVID-19 started to take hold on a global scale, HP took swift action to protect our people in line with public health guidance—pivoting to work from home, prohibiting business travel, restricting site access, and implementing enhanced sanitization processes. We also offered employees access to virtual office hours with the HP Medical Doctor.

For other workplace health and safety risks, our environmental, health, and safety leadership team uses our global injury and illness reporting system to assess worldwide and regional trends as a part of quarterly reviews. Our manufacturing facilities continue to represent our most significant health and safety risks, due to higher potential exposure to chemicals and machinery related hazards. Reducing and effectively managing risks at these facilities remains a focus, and injury rates continue to be low.

We also sponsor a global wellness program designed to enhance physical, financial, and mental wellbeing for all our employees around the world. Throughout the year, we encourage healthy behaviors through regular communications, educational sessions, voluntary progress tracking, wellness challenges, and other incentives.

Compensation Risk Assessment

During fiscal 2020, Frederic W. Cook and Co., Inc. (“FW Cook”), independent compensation consultant to the HRC Committee, conducted an annual risk assessment of our executive compensation program as well as incentive and commission arrangements below the executive level. In addition, management separately reviewed the administration and controls for incentive plans below the executive level.

Based on these reviews, the HRC concluded that our compensation program does not create risks that are reasonably likely to have a material adverse effect on HP, and that our program reflects a balance in design, policies, management controls, and HRC Committee oversight that is consistent with market “best-practice” for mitigating potential compensation-related risk.

Code of Conduct

We maintain a code of business conduct and ethics for Directors, officers and employees known as Integrity at HP, which is available on our website at https://investor.hp.com/governance/integrity-at-hp/default.aspx. If the Board grants any waivers from Integrity at HP to any of our Directors or executive officers, or if we amend Integrity at HP, we will, if required, disclose these matters via updates to our website on a timely basis.

34	www.hpannualmeeting.com

Corporate Governance and Board of Directors

How We Communicate With You

Stockholder Outreach

We believe that effective corporate governance should include regular, constructive conversations with our stockholders. Over the past year, the Board has continued to engage with stockholders, including seeking and encouraging feedback from stockholders about our corporate governance practices by conducting stockholder outreach and engagement throughout the year. Our annual corporate governance investor outreach cycle, in which the Chair of the Board, Chair of the HRC Committee and other Directors typically participate, is outlined below.

In fiscal 2020, we also conducted outreach regarding our governance profile as part of our annual investor outreach cycle in the early part of the year. Through this program, we met or spoke with institutional investors representing approximately 30% of our outstanding stock during fiscal 2020 as well as with proxy advisor firms. In fiscal 2021, prior to the filing of this proxy statement, we conducted our fiscal 2021 outreach regarding our governance profile. Through this program, we met or spoke with institutional investors representing approximately 30% of our outstanding stock as of December 31, 2020, as well as proxy advisor firms. This most recent engagement confirmed that many of our stockholders continue to be satisfied with our corporate governance profile, which includes a stockholder right to call a special meeting at a 15% threshold (lowered from 25% following our previous stockholder outreach), proxy access, annual election of directors, a majority voting standard in uncontested director elections, and independent board leadership. Please see page 74 detailing our previous stockholder outreach conducted regarding the 2018 written consent proposal, which can be found in the opposition statement to the stockholder proposal.

Our Investor Outreach Calendar of Scheduled Events

Communications with the Board

Stockholders and other interested parties can contact the HP Board by email at bod@hp.com or by mail at the HP Board of Directors, 1501 Page Mill Road, Palo Alto, California 94304.

All Directors have access to this correspondence. In accordance with instructions from the Board, the Secretary to the Board reviews all correspondence, organizes the communications for review by the Board and posts communications to the full Board or to individual Directors, as appropriate. Our independent Directors have requested that certain items that are unrelated to the Board’s duties, such as spam, junk mail, mass mailings, solicitations, resumes and job inquiries, not be posted. Communications that are intended specifically for the Chairman of the Board, other independent Directors, or the non-employee Directors should be sent to the e-mail address or street address noted above, to the attention of the Chairman of the Board.

Proxy Statement	35

Corporate Governance and Board of Directors

Related-Person Transactions Policies and Procedures

Related-Person Transactions Policy

We have adopted a written policy for approval of transactions between us and our non-employee Directors, Director nominees, executive officers, beneficial owners of more than 5% of HP’s stock, and their respective immediate family members where the amount involved in the transaction exceeds or is expected to exceed $100,000 in a single calendar year.

The policy provides that the NGSR Committee reviews certain transactions subject to the policy and decides whether to approve or ratify those transactions. In doing so, the NGSR Committee determines whether the transaction is in the best interests of HP. In making that determination, the NGSR Committee considers, among other factors it deems appropriate:

—	the extent of the related-person’s interest in the transaction;
—	whether the transaction is on terms generally available to an unaffiliated third party under the same or similar circumstances;
—	the benefits to HP;
—	the impact or potential impact on a Director’s independence in the event the related person is a Director, an immediate family member of a Director or an entity in which a Director is a partner, 10% stockholder or executive officer;
—	the availability of other sources for comparable products or services; and
—	the terms of the transaction.

The NGSR Committee has delegated authority to the Chair of the NGSR Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $1 million.

A summary of any new transactions pre-approved by the Chair is provided to the full NGSR Committee for its review at each of the NGSR Committee’s regularly scheduled meetings.

The NGSR Committee has adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include:

—	compensation of executive officers that is excluded from reporting under SEC rules where the HRC Committee approved (or recommended that the Board approve) such compensation;
—	non-employee Director compensation;
—	transactions with another company with a value that does not exceed the greater of $1 million or 2% of the other company’s annual revenues, where the related-person has an interest only as an employee (other than executive officer), Director or beneficial holder of less than 10% of the other company’s shares;
—	contributions to a charity in an amount that does not exceed the greater of $1 million or 2% of the charity’s annual receipts, where the related person has an interest only as an employee (other than executive officer) or non-employee Director; and
—	transactions where all stockholders receive proportional benefits.

A summary of new transactions covered by the standing pre-approvals relating to other companies (as described above) is provided to the NGSR Committee for its review in connection with that committee’s regularly scheduled meetings.

Fiscal 2020 Related-Person Transactions

We enter into commercial transactions with many entities for which our executive officers or non-employee Directors serve as non-employee Directors and/or employees in the ordinary course of our business. All those transactions were pre-approved transactions as defined above. There have otherwise been no related-person transactions (actual or proposed) since the beginning of HP’s last completed fiscal year.

36	www.hpannualmeeting.com

Corporate Governance and Board of Directors

How We Are Compensated

Director Compensation and Stock Ownership Guidelines

Non-employee Director compensation is determined annually by the independent members of the Board acting on the recommendation of the HRC Committee. In formulating its recommendation, the HRC Committee considers market data for our peer group and input from the independent compensation consultant retained by the HRC Committee. Mr. Lores, as an employee of the Company, does not receive any separate compensation for his HP Board service. Similarly, Mr. Weisler did not receive any separate compensation for his HP Board service during fiscal 2020 because he was an employee of the Company during the period he served on the Board.

For the 2020 Board year, which began March 1, 2020 (and therefore approximates the period between annual stockholder meetings when non-employee Directors are regularly elected), each non-employee Director was initially entitled to receive an annual cash Board retainer of $105,000. Non-employee Directors serving prior to March 1, 2020 could elect to defer up to 50% of their annual cash retainer for the 2020 Board year. Non-employee Directors who joined after February 28, 2020 could elect to defer 100% of their annual cash retainer for the 2020 Board year. For the 2021 Board year, non-employee Directors may elect to defer 100% of their annual cash retainer. Additionally, in lieu of the annual cash retainer, non-employee Directors may elect to receive an equivalent value of equity in fully vested shares. For fiscal 2020, four non-employee Directors elected to defer their annual cash retainer. In response to the impact of the COVID-19 pandemic, the Board approved a reduction of 25% of the annual cash retainer paid to non-employee Directors for their service from June 1, 2020 through October 31, 2020. This reduction also applied to any equity elected by the non-employee Director to be received in lieu of cash.

Each non-employee Director also received an annual equity Board retainer of $215,000 for service during the 2020 Board year, with regular grants on the date of the annual stockholder meeting. Under special circumstances, the annual equity retainer may be paid in cash. No annual equity retainer was paid in cash during fiscal 2020. Starting with the 2020 Board year, the HRC eliminated individual non-employee Director’s choice to receive a portion of the equity retainer in stock options to better align with market practice. Equity grants to non-employee Directors are primarily intended to strengthen alignment with stockholder interests and to reinforce a long-term ownership view of the Company and its value. Retention is not the focus of equity grants for non-employee Directors, which is why service-related vesting on equity awards was eliminated in July 2017. Non-employee Directors may elect to defer the settlement of shares received as part of the program until either (a) the first to occur of the Director’s death, disability (as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)) or when the non-employee Director no longer serves as a member of the HP Board (a “Separation From Service” as defined in Section 409A of the Code) or (b) April 1 of a given year.

The Chairman of the Board receives an additional $200,000 annual cash retainer in recognition of the greater duties that the position requires. In addition to the regular annual cash and equity retainers, and the Chairman retainer described above, the non-employee Directors who served as chairs of standing committees during fiscal 2020 received cash retainers for such service. The Board approved annual cash retainers for committee chairs as follows for fiscal 2020:

—	$35,000 for the Audit Committee Chair;
—	$25,000 for the HRC Committee Chair;
—	$20,000 for the NGSR Committee Chair; and
—	$20,000 for Chairs of other Board standing committees.

Each non-employee Director also receives $2,000 for each Board meeting attended in excess of ten meetings per Board year, and $2,000 for each committee meeting attended in excess of a total of ten meetings of each committee per Board year. In response to the impact of the COVID-19 pandemic, Board members have waived their fees from additional Board meetings. HP donated these fees totaling $326,000 to the HP Employee Relief Fund.

Non-employee Directors are reimbursed for their expenses in connection with attending Board meetings, including expenses related to spouses when they are invited to attend Board events, and non-employee Directors may use the Company aircraft for travel to and from Board meetings and other Company events.

Proxy Statement	37

Corporate Governance and Board of Directors

Fiscal 2020 Director Compensation

Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	All Other Compensation ($)	Total ($)
Aida Alvarez	96,712	215,005	—	311,717
Shumeet Banerji	116,698	215,005	—	331,703
Robert R. Bennett	116,698	215,005	—	331,703
Charles “Chip” V. Bergh	199,863	302,173	—	502,036
Stacy Brown-Philpot	96,712	215,005	—	311,717
Stephanie A. Burns	121,695	215,005	—	336,700
Mary Anne Citrino	131,688	215,005	—	346,693
Richard L. Clemmer	61,832	215,005	—	276,837
Yoky Matsuoka	—	302,173	—	302,173
Stacey Mobley	96,712	215,005	—	311,717
Subra Suresh	96,712	215,005	—	311,717
Dion J. Weisler(4)	—	—	—	—
Enrique Lores(5)	—	—	—	—

(1)	Ms. Miscik was appointed to our Board during our Fiscal 2021 year. Accordingly, she did not receive any compensation during Fiscal 2020.
(2)	For purposes of determining Director compensation, the Board year begins in March and ends the following February, which does not coincide with our November through October fiscal year. Cash amounts included in the table above represent the portion of the regular annual retainers and committee chair retainers earned with respect to service during fiscal 2020, as well as any additional meeting fees paid during fiscal 2020. This also includes cash earned in the period described that was deferred by Director election into the 2005 Executive Deferred Compensation Plan, which provides that Directors may elect when to receive their deferred cash annual retainer. See “Additional Information about Fees Earned or Paid in Cash in Fiscal 2020” below.
(3)	Represents the grant date fair value of stock awards granted in fiscal 2020 calculated in accordance with applicable accounting standards relating to share-based payment awards. Specifically, such amount is calculated by multiplying the closing price of HP’s stock on the date of grant by the number of shares awarded. For information on the assumptions used to calculate the value of the stock awards, refer to Note 5 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended October 31, 2020, as filed with the SEC on December 10, 2020. See “Additional Information about Non-Employee Director Equity Awards” below.
(4)	Mr. Weisler served as President and CEO of HP until November 1, 2019 and subsequently served as Senior Executive Advisor to the Company until May 2020. Accordingly, he did not receive compensation for his Board service during Fiscal 2020.
(5)	Mr. Lores has been serving as President and CEO of HP from November 1, 2019. Accordingly, he does not receive compensation for his Board service.

Additional Information about Fees Earned or Paid in Cash in Fiscal 2020

Name	Annual Retainers(a) ($)	Committee Chair and Chairman Fees(b) ($)	Additional Meeting Fees(c) ($)	Total ($)
Aida Alvarez	96,712	—	—	96,712
Shumeet Banerji	96,712	19,986	—	116,698
Robert R. Bennett	96,712	19,986	—	116,698
Charles “Chip” V. Bergh	—	199,863	—	199,863
Stacy Brown-Philpot	96,712	—	—	96,712
Stephanie A. Burns	96,712	24,983	—	121,695
Mary Anne Citrino	96,712	34,976	—	131,688
Richard L. Clemmer	61,832	—	—	61,832
Yoky Matsuoka	—	—	—	—
Stacey Mobley	96,712	—	—	96,712
Subra Suresh	96,712	—	—	96,712

(a)	The Board year begins in March and ends the following February, which does not coincide with HP’s November through October fiscal year. The dollar amounts shown include cash annual retainers earned for service during the last four months of the March 2019 through February 2020 Board year and cash annual retainers earned for service during the first eight months of the March 2020 through February 2021 Board year. This also includes cash earned in the period described that was deferred by Director election into the 2005 Executive Deferred Compensation Plan, which provides that Directors may elect when to receive their deferred cash annual retainer. Directors may not receive their deferred cash annual retainer earlier than January 2023. In the case of a termination of service, Directors can elect to receive the deferred money in the January following the termination of service if the date occurs prior to the specified distribution year elected.

38	www.hpannualmeeting.com

Corporate Governance and Board of Directors

(b)	Committee chair fees are calculated based on service during each Board year. The dollar amounts shown include such fees earned for service during the last four months of the March 2019 through February 2020 Board year and fees earned for service during the first eight months of the March 2020 through February 2021 Board year.
(c)	The members of the Board elected to waive their right to receive additional meeting fees.

Additional Information about Non-Employee Director Equity Awards

The following table provides additional information about equity awards, made to non-employee Directors during fiscal 2020, the grant date fair value of each of those awards and the number of stock awards and option awards outstanding as of the end of fiscal 2020:

Name	Stock Awards Granted During Fiscal 2020 (#)	Grant Date Fair Value of Stock and Option Awards Granted During Fiscal 2020(a) ($)	Stock Awards Outstanding at Fiscal Year End(b) (#)	Option Awards Outstanding at Fiscal Year End (#)
Aida Alvarez	14,459	215,005	26,568	—
Shumeet Banerji	14,459	215,005	—	—
Robert R. Bennett	14,459	215,005	26,043	—
Charles “Chip” V. Bergh	20,321	302,173	46,984	146,148
Stacy Brown-Philpot	14,459	215,005	68,338	—
Stephanie A. Burns	14,459	215,005	36,520	—
Mary Anne Citrino	14,459	215,005	49,494	159,671
Richard L. Clemmer	14,459	215,005	14,741	—
Yoky Matsuoka	20,321	302,173	—	—
Stacey Mobley	14,459	215,005	68,338	—
Subra Suresh	14,459	215,005	19,992	—

(a)	Represents the grant date fair value of stock awards granted in fiscal 2020 calculated in accordance with applicable accounting standards. For stock awards, that number is calculated by multiplying the closing price of HP’s stock on the date of grant by the number of shares awarded. For information on the assumptions used to calculate the value of the stock awards, refer to Note 5 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended October 31, 2020, as filed with the SEC on December 10, 2020.
(b)	Includes dividend equivalent units accrued with respect to share awards granted in fiscal 2020 and RSUs granted in previous years that have been deferred at the election of the Director.

Non-Employee Director Stock Ownership Guidelines

Under our stock ownership guidelines, non-employee Directors are required to accumulate, within five years of election to the Board, shares of HP’s stock equal in value to at least five times the amount of the regular annual cash Board retainer. Shares counted toward these guidelines include any shares held by the Director directly or indirectly, including deferred stock awards.

At the end of fiscal 2020, all non-employee Directors with more than five years of service have met our stock ownership guidelines and all non-employee Directors with less than five years of service have either met or are on track to meet our stock ownership guidelines within the required time based on current trading prices of HP’s stock.

Proxy Statement	39

MANAGEMENT PROPOSAL NO. 2

Ratification of Independent Registered Public Accounting Firm	Our Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2021 fiscal year.

The Audit Committee has appointed and, as a matter of good corporate governance, is requesting ratification by the stockholders of Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending October 31, 2021. During fiscal 2020, Ernst & Young LLP served as our independent registered public accounting firm and provided certain other audit-related and tax services. See “Report of the Audit Committee of the Board of Directors” and “Principal Accountant Fees and Services” below. Representatives of Ernst & Young LLP are expected to participate in the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Vote Required

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2021 fiscal year requires the affirmative vote of a majority of the shares of HP common stock present in person or represented by proxy and entitled to be voted at the annual meeting. If the appointment is not ratified, the Board will consider whether it should select another independent registered public accounting firm. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as HP’s independent registered public accounting firm is in the best interests of HP and its investors.

Report of the Audit Committee of the Board of Directors

The Audit Committee represents and assists the Board in fulfilling its responsibilities for general oversight of the integrity of HP’s financial statements, HP’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of HP’s internal audit function and independent registered public accounting firm, and risk assessment and risk management. The Audit Committee manages HP’s relationship with its independent registered public accounting firm (which reports directly to the Audit Committee) and is responsible for the audit fee negotiations associated with HP’s retention of the independent registered public accounting firm. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from HP for such advice and assistance.

HP’s management is primarily responsible for HP’s internal control and financial reporting process. HP’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of HP’s consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles and the effectiveness of HP’s internal control over financial reporting. The Audit Committee monitors HP’s financial reporting process and reports to the Board on its findings.

40	www.hpannualmeeting.com

Audit Matters

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with HP’s management.
2.	The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
3.	The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.
4.	Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2020, for filing with the SEC.

The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.

AUDIT COMMITTEE
Mary Anne Citrino, Chair
Robert R. Bennett
Stacy Brown-Philpot
Richard L. Clemmer
Subra Suresh

Principal Accountant Fees and Services

Fees incurred by HP for Ernst & Young LLP

The following table shows the fees paid or accrued by HP for audit and other services provided by Ernst & Young LLP for fiscal 2020 and 2019. All fees paid to Ernst & Young LLP were pre-approved in accordance with the pre-approval policy, as discussed below.

	2020	2019
	In Millions
Audit Fees(1)	$16.6	$15.9
Audit-Related Fees(2)	$1.9	$2.4
Tax Fees(3)	$1.5	$2.9
All Other Fees(4)	$0.2	$—
Total	$20.2	$21.2

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.
(2)	Audit-related fees for fiscal 2020 consisted primarily of accounting consultations, employee benefit plan audits and other attestation services. Audit-related fees for fiscal 2019 consisted primarily of accounting consultations, employee benefit plan audits and other attestation services.
(3)	Tax fees consisted primarily of tax advice and tax planning fees of $858,000 and $2.2 million for fiscal 2020 and fiscal 2019, respectively. For fiscal 2020 and fiscal 2019, tax fees also included tax compliance fees of $625,000 and $650,000, respectively.
(4)	For fiscal 2020, all other fees included primarily advisory service fees.

Pre-Approval of Audit and Non-Audit Services Policy

The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by our independent registered public accounting firm and associated fees up to a maximum for any one service of $250,000, provided that the chair shall report any decisions to pre-approve services and fees to the full Audit Committee at its next regular meeting.

Proxy Statement	41

MANAGEMENT PROPOSAL NO. 3

Advisory Vote to Approve Executive Compensation
Our Board recommends a vote FOR the approval of the compensation of our NEOs, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion following such compensation tables, and the other related disclosures in this proxy statement.

In accordance with SEC rules, our stockholders are being asked to approve, on an advisory or non-binding basis, the compensation of our NEOs as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K — a detailed description of our compensation program is available in the “Compensation Discussion and Analysis.”

Our Board and the HRC Committee believe that we have created a compensation program that is tied to performance, aligns with stockholder interests and merits stockholder support. Accordingly, we are asking for stockholder approval of the compensation of our NEOs as disclosed in this proxy statement in the Compensation Discussion and Analysis, the compensation tables and the narrative discussion following the compensation tables.

Although this vote is non-binding, our Board and the HRC Committee value the views of our stockholders and will thoroughly review the voting results. If there are significant negative votes, we will take steps to understand those concerns that influenced the vote and consider them in making future decisions about executive compensation. We currently conduct annual advisory votes on executive compensation and expect to conduct the next advisory vote at our next annual meeting of stockholders in 2022.

Vote Required

The affirmative vote of a majority of the shares of HP common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting is required for advisory approval of this proposal.

42	www.hpannualmeeting.com

Executive Compensation

Overview

Alignment with Stockholders and Compensation Best Practices

Pay-for-Performance	Corporate Governance

—The majority of target total direct compensation for executives is performance-based as well as equity-based to align executives’ rewards with sustained stockholder value creation.
—Total direct compensation is targeted at or near the median of our peer group to ensure that it is appropriate and competitive.
—Actual realized total direct compensation and pay positioning are designed to fluctuate with, and be commensurate with, actual annual and long-term performance, recognizing company-wide, business unit, and individual results.
—Incentive awards are heavily dependent upon our stock performance and are measured against objective financial metrics that we believe link either directly or indirectly to the creation of value for our stockholders. In addition, 25% of our target annual incentives are contingent upon the achievement of qualitative objectives that we believe will contribute to our long-term success including Environment, Sustainability and Governance “ESG”, Diversity, Equity, and Inclusion “DEI”, Employee Engagement, and Talent.
—We balance cash flow, revenue and profit objectives, as well as short- and long-term objectives to reward for overall performance that does not over-emphasize a singular focus on a particular metric or time period. Also, we have payout governors on key financial metric outcomes designed to avoid significantly overachieving on one metric, without taking into consideration our performance on other plan metrics (as explained in more detail starting on page 49).
—A significant portion of our long-term incentives are delivered in the form of performance-adjusted restricted stock units, referred to as “PARSUs”, which vest upon the achievement of earnings per share (“EPS”) objectives which can be modified by relative total shareholder return (“TSR”).
—For fiscal 2020, the payouts under annual incentive awards and under PARSUs are capped at 200% of bonus target and 2x target shares, respectively.
—We validate the pay-for-performance relationship on an annual basis and our Human Resources and Compensation (“HRC”) Committee reviews and approves performance goals under our incentive plans.
—The compensation of objectively identified peer companies based on industry and size criteria is considered to confirm that pay levels and program design for the NEOs are appropriate and competitive.

—We conduct a robust stockholder outreach program throughout the year and use that input to inform our program decisions and pay practices.
—We disclose our corporate performance goals and achievements relative to these goals.
—We do not utilize fixed term executive employment contracts for senior officers.
—We devote significant time to management succession planning and leadership development efforts.
—We maintain a consistent market-aligned severance policy for executives and a conservative change in control policy which requires a double trigger for execution.
—The HRC Committee engages an independent compensation consultant.
—We have clawback and equity-forfeiture provisions that provide the Board with discretion to recoup compensation in the event of a material financial restatement or misconduct that results in material reputational harm to the Company, which mitigates compensation-related risk.
—We maintain strong stock ownership guidelines for executive officers and non-employee Directors.
—We prohibit all employees, including our executive officers, and also non-employee Directors, from engaging in any form of hedging transaction involving HP securities, holding HP securities in margin accounts and pledging stock as collateral for loans in a manner that could create compensation-related risk for the Company.
—We do not provide excessive perquisites to our employees, including our executive officers.
—We do not allow our executives to participate in the determination of their own compensation.
—We do not provide tax gross ups in connection with terminations, including terminations in the event of a change in control.

Proxy Statement	43

Executive Compensation

Components of Compensation

Our executive compensation program primarily comprises performance-based components. The table below shows each major pay component, the role and factors for determining the amount. Percentages are the averages of pay components at target for the NEOs, including the CEO.

	Pay Component*	Role	Determination Factors
10%	Base Salary	—Provides a fixed portion of annual cash income	—Value of role in competitive marketplace —Value of role to the Company —Skills, experience and performance of individual compared to the market as well as others in the Company
14%	Annual Incentive (i.e., Pay-for-Results (“PfR”)) Payments to executives for annual PfR incentive purposes are made under the Stock Incentive Plan (the “Plan”)	—Provides a variable and performance-based portion of annual cash income —Focuses executives on annual objectives that support the long-term strategy and creation of value
—Target awards based on competitive marketplace, level of position, skills and performance of executive
—Actual awards based on achievement against annual corporate and business unit financial metrics and individual goals as set and approved by the HRC Committee. Financial metrics are revenue, net earnings and free cash flow as a percent of revenue
—To ensure leadership has a key focus on ESG, DEI, Employee Engagement and Talent each executive leadership team member has MBOs pertaining to these areas.

76%	Long-term Incentive —Performance-Adjusted Restricted Stock Units (“PARSUs”) —Restricted Stock Units (“RSUs”)
—Supports long-term sustained performance
—Aligns interests of executives and stockholders, reflecting the time-horizon and risk to investors
—Focuses executives on critical long-term performance goals
—Encourages equity ownership and stockholder alignment
—Retains key employees

—Target awards based on competitive marketplace, level of position, skills and performance of the executive
—Actual earned values based on performance against corporate financial goals and relative TSR performance

	All others —Benefits —Limited perquisites —Severance protection	—Supports the health and security of our executives and their ability to save on a tax-deferred basis —Enhances executive productivity	—Competitive market practices for similar roles —Level of executive —Standards of best-in-class governance

*	Breakdown does not include compensation paid or payable with respect to fiscal year 2020 to Marie Myers, who was hired on March 1, 2020 and whose service as acting Chief Financial Officer commenced on October 1, 2020.

44	www.hpannualmeeting.com

Executive Compensation

Financial Highlights

As illustrated below for the three key financial measures used to fund our annual pay-for-performance incentive awards, we exceeded one of our three goals reflected in our business plan in fiscal 2020, even as the global-macroeconomic and foreign-currency environment was challenging.

GAAP Net Revenue	Adjusted Non-GAAP Net Earnings	Non-GAAP Free Cash Flow

$56.6 BILLION (as defined on page 50) compared to a target goal of $59.4 billion under our annual incentive plan.	$3.6 BILLION (as defined on page 50) compared to a target goal of $3.7 billion under our annual incentive plan.	6.9 PERCENT (as a percentage of revenue; as defined on page 50) compared to a target goal of 5.9% under our annual incentive plan.

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis describes our executive compensation philosophy and program, the compensation decisions the HRC Committee has made under the program, and the considerations in making those decisions in fiscal 2020.

Named Executive Officers (NEOs)

Our NEOs for fiscal 2020 are:

Enrique J. Lores, President and CEO	Marie Myers, Chief Financial Officer*	Steven J. Fieler, Former Chief Financial Officer**	Christoph Schell, Chief Commercial Officer	Kim M. Rivera, Former President, Strategy and Business Management and Chief Legal Officer***	Alex Cho, President, Personal Systems

*	Ms. Myers was appointed as Chief Financial Officer on February 17, 2021. Prior to such time, she served as Acting Chief Financial Officer since October 1, 2020.
**	Mr. Fieler stepped down as our Chief Financial Officer and left the Company on October 2, 2020.
***	Ms. Rivera stepped down as President, Strategy and Business Management and Chief Legal Officer, effective February 1, 2021. Since stepping down from such positions, Ms. Rivera has continued to be employed by the Company as Special Advisor to the CEO, a non-executive officer role.

Executive Summary

The HRC Committee continues to review and refine our compensation programs to support our evolving business strategy and attract high caliber executive talent. The HRC Committee’s assessment includes regular stockholder engagement and consideration of stockholder feedback.

Below are brief highlights of key compensation decisions with respect to NEOs:

We successfully executed on the Board’s succession-planning process by transitioning to a new HP President & CEO at the start of fiscal 2020.

After a robust, in-depth succession planning assessment, Mr. Lores was appointed as President and CEO, effective November 1, 2019. In connection with his appointment as President and CEO, Mr. Lores’ initial target Total Direct Compensation (“TDC”) was set moderately below the peer group median. Over the period of the next two or three years, the HRC Committee intends to continually evaluate company and individual performance while progressively shifting Mr. Lores’ TDC to the median or above median level, as appropriate.

During fiscal 2020, the HRC and Board continued their role overseeing succession planning and leadership development. The HRC discussed talent at every meeting and the Board had frequent top talent review sessions. Directors also had frequent informal interactions with talent across the company.

Proxy Statement	45

Executive Compensation

In response to the COVID-19 pandemic our executives took significant reductions in their base salaries.

In response to the impact of the COVID-19 pandemic, Mr. Lores and members of the Executive Leadership team, including the NEOs, agreed to reductions in their base salaries for the period from July 1, 2020 through October 31, 2020. The Board approved a reduction of 25% in the salary of Mr. Lores, and the HRC approved a 15% reduction in the base salaries of the members of the Executive Leadership team, including NEOs, for this period of service.

Updates Affecting Fiscal 2020 PARSUs.

For PARSUs granted during fiscal 2020, we transitioned from a two-year vesting schedule to a three-year vesting schedule to ensure alignment with our stockholders’ interest and market practices. In addition, EPS became the primary driver of award payout and relative TSR will function as a market-based “modifier” to adjust payout for alignment with shareholder results.

We provided competitive target pay opportunities, where amounts and mix were consistent with peers and stable year over year.

Target TDC consists of base salary, percent-of-salary target annual incentives that would be earned for achieving 100% of goals, and regular long-term incentive grant-date value. TDC is targeted at or near the median of peers to ensure that it is appropriate and competitive but varies based on experience, individual performance, advancement potential and internal equitability.

We align real pay delivery with performance through rigorous goal setting and performance measurement.

While our target TDC opportunities reflect market practice, our real pay delivery reflects actual performance. Annual incentives reward short-term performance measured against applicable enterprise-wide, business unit, and individual goals. Goals were set for the overall Company and businesses against internal budgets for GAAP net revenues, adjusted non-GAAP net earnings, and non-GAAP free cash flow as a percent of revenue. For fiscal 2020 the HRC set short-term and long-term incentive plan goals at the beginning of the year. Plan goals were not modified during the performance year. Non-financial individual performance goals under the MBO provisions were set for each NEO.

Meanwhile, regular annual long-term incentive grant value was approximately 60% in PARSUs that reward strategic performance measured by EPS as the primary driver and modified based on relative TSR. Such PARSUs will vest after three years. The remaining portion of 40% of regular annual long-term incentive grant value was in the form of RSUs. Such RSUs are primarily intended to increase stock ownership among our NEOs, while also serving a retentive purpose and incentivizing our NEOs to increase our stock price. The value of such RSUs is tied to stock price and reinvested dividend equivalents.

For fiscal 2020, the performance metrics and performance goals used to determine earned short-term incentive and PARSUs remained unchanged.

NEOs earned annual incentives averaging 133.9% of target for fiscal 2020. Individual bonuses varied from 118.4% to 143.7% of target with HP’s President & CEO individual bonus equal to 135.9% of target. The Company achieved below-target results with respect to HP adjusted non-GAAP net earnings and GAAP net revenue. Non-GAAP free cash flow as a percentage of revenue result was significantly above-target at 163%, but was capped at 150% of target since the HP adjusted non-GAAP net earnings was below target. Further, NEOs successfully delivered against their MBOs as detailed on pages 51-52.

NEOs received payout for Segment 2 FY18 and Segment 1 FY19 PARSUs (measurement periods ending in fiscal 2020). EPS FY19 and EPS FY20 were above target. Fiscal 2018-2020 relative TSR approximated the 33rd percentile of the S&P 500. Fiscal 2019-2020 relative TSR approximated the 23rd percentile of the S&P 500.

We regularly engaged with and listened to stockholders, practiced strong governance, and mitigated potential compensation-related risks.

Our executive compensation program is continuously reviewed for peer group alignment and strategic relevance as part of a process that includes ongoing stockholder engagement. At the annual meeting in 2020, our say-on-pay proposal was approved by over 85% of the voted shares, indicating significant stockholder support. Consequently, we did not make extensive program design changes as a result of the vote.

Executive Compensation Program Oversight and Authority

Role of the HRC Committee and its Advisor

The HRC Committee continued to retain FW Cook as its independent consultant during fiscal 2020, and to work with them and management on all aspects of our pay program for senior executives. The HRC Committee makes recommendations regarding the CEO’s compensation to the independent members of the Board for approval, and reviews and approves the compensation of the remaining Section 16 officers, including our NEOs. Each HRC Committee member is an independent non-employee Director with significant expertise in executive compensation matters.

46	www.hpannualmeeting.com

Executive Compensation

FW Cook provides analyses and recommendations that inform the HRC Committee’s decisions; identifies peer group companies for competitive market comparisons; evaluates market pay data and competitive-position benchmarking; provides analyses and inputs on program structure, performance measures, and goals; provides updates on market trends and the regulatory environment as it relates to executive compensation; reviews various management proposals presented to the HRC Committee related to executive and Director compensation; and works with the HRC Committee to validate and strengthen the pay-for-performance relationship and alignment with stockholder interests. FW Cook does not perform other services for HP and will not do so without the prior consent of the HRC Committee chair. FW Cook meets with the HRC Committee chair and the HRC Committee outside the presence of management while in executive session.

The HRC Committee met ten times in fiscal 2020, and all ten of these meetings included an executive session. FW Cook participated in nine of the meetings and, when requested by the HRC Committee chair, in the preparatory meetings and the executive sessions.

Role of Management and the CEO in Setting Executive Compensation

The CEO recommends compensation for Section 16 officers, including NEOs other than himself, for approval by the HRC Committee. The Board considered market competitiveness, business results, experience, and individual performance when evaluating fiscal 2020 NEO compensation and the overall compensation structure. The Chief Human Resources Officer and other members of our executive compensation team, together with members of our finance and legal organizations, work with the CEO to design and develop the compensation program, to recommend changes to existing program provisions applicable to NEOs and other senior executives, as well as financial and other targets to be achieved under those programs, prepare analyses of financial data, peer comparisons and other briefing materials to assist the HRC Committee in making its decisions, and implement the decisions of the HRC Committee.

During fiscal 2020, management continued to engage Meridian Compensation Partners, LLC (“Meridian”) as its compensation consultant. The HRC Committee took into consideration that Meridian provided executive compensation-related services to management when it evaluated any information and analyses provided by Meridian, all of which were also independently reviewed by FW Cook, as applicable, on the HRC Committee’s behalf.

During fiscal 2020, Mr. Lores provided input to the HRC Committee regarding performance metrics and the setting of appropriate performance targets for his direct reports. Mr. Lores also recommended MBOs for the NEOs (other than himself) and the other senior executives who report directly to him. Mr. Lores is subject to the same financial performance goals as the executives who lead global functions, and Mr. Lores’ MBOs and compensation are established by the HRC Committee and recommended to the independent members of the Board for approval.

Use of Comparative Compensation Data and Compensation Philosophy

The HRC Committee reviews the compensation of our Section 16 officers in comparison to that of executives in similar positions at our peer group companies. Our peer group includes companies we compete with for executive talent due to our geographical proximity and technology industry overlap. The HRC Committee takes size differentiations into consideration when reviewing the results of market data analysis. The HRC Committee uses this information to evaluate how our pay levels and practices compare to market practices.

When determining the peer group, the following characteristics were considered with exceptions made at the HRC Committee’s determination for labor-market relevance:

—	Direct talent market peers.
—	US-based companies in the technology sector (excluding distributors, contract manufacturers and outsourced services/IT consulting) with revenues between ~$11 billion and $290 billion and market cap between ~$6 billion and $150 billion.
—	Select general industry companies (industrials, consumer products and telecom) generally meeting size and business criteria that are top-brands.
—	Review of the peer companies chosen by companies within our proposed peer group and peer business similarity, to evaluate relevance.

We believe the resulting peer group provides HP and the HRC Committee with a valid comparison and benchmark for the Company’s executive compensation program and governance practices. For fiscal 2020, the HRC Committee added Dell Technologies Inc. following its re-listing in December 2018. The HP peer group for fiscal 2020, as approved by HRC Committee, consisted of the following companies:

Proxy Statement	47

Executive Compensation

Fiscal 2020 Peer Group

*	Represents fiscal 2020 reported revenue, except fiscal 2019 reported revenue is provided for Dell, General Electric, Honeywell, IBM, Intel, PepsiCo, Texas Instruments and Xerox.

Process for Setting and Awarding Executive Compensation

The primary factors considered when determining pay opportunities for our NEOs are market competitiveness, experience, individual performance, advancement potential and internal equitability. The weight given to each factor is not formulaic and may differ from year to year or by individual NEO.

The HRC Committee spends significant time determining the appropriate goals for our annual and long-term incentive plans, which make up the majority of NEO compensation. Management makes an initial recommendation of the goals, which is then assessed by the HRC Committee’s independent compensation consultant and discussed and approved by the HRC Committee. Major factors considered in setting financial goals for each fiscal year are business results from the most recently completed fiscal year, budgets and strategic plans, macroeconomic factors, guidance and analyst expectations, industry performance, conditions or goals specific to a particular business segment, and strategic initiatives. MBOs are set based on major shared and individual strategic, operating, ESG, DEI, Employee Engagement, Talent and tactical initiatives.

Following the close of the fiscal year, the HRC Committee reviews actual financial results and MBO performance against the goals that it had set for the applicable plans for that year, with payouts under the plans determined based on performance against the established goals. The HRC Committee meets in executive session to review the MBO performance of the CEO and to determine a recommendation for his annual PfR incentive award to be approved by the independent members of the Board. See “2020 Annual Incentives” below for a further description of our results and corresponding incentive payouts.

48	www.hpannualmeeting.com

Executive Compensation

Listening to our Stockholders on Compensation

We regularly engage with our stockholders on a variety of issues, including their views on best practices in executive compensation. The following changes to our executive compensation program, shown here, reflect those conversations with stockholders.

—	Starting with new grants in fiscal 2020, to ensure alignment with our three-year financial plan, we have moved our long-term performance-based incentives (PARSUs) to incorporate a three-year average EPS performance with full vesting only after three years of service and achievement of financial goals for that timeframe. We changed relative TSR from a standalone measure to a “payout modifier” determined based on cumulative three-year performance. We feel that this will increase focus on line-of-sight strategic performance while continuing close alignment between stockholder value creation and real pay delivery.
—	Additional changes made in the recent past that reflect conversations with stockholders include increased focus on enterprise-wide GAAP net revenue and adjusted non-GAAP net earnings in our annual PfR incentive plan to encourage greater collaboration and teamwork among business leaders.

Determination of Fiscal 2020 Executive Compensation

Under our Total Rewards Program, executive compensation consists of base salary, annual incentives, long-term incentives, benefits, and perquisites.

The HRC Committee regularly considers ways to improve our executive compensation program by considering stockholder feedback, our current business needs and strategy, and peer group practices.

2020 Base Salary

Our executives receive a small percentage of their overall compensation in the form of base salary, which is consistent with our philosophy of tying the majority of pay to performance. The NEOs are paid an amount in the form of base salary sufficient to attract qualified executive talent and maintain a stable management team.

The HRC Committee aims to set executive base salaries at or near the market median for comparable positions. In fiscal 2020, salaries generally comprise on average 10% of our NEOs’ overall compensation, consistent with our peers. To decide the CEO’s salary, the HRC Committee reviews analyses and recommendations provided by FW Cook.

For fiscal 2020, the HRC Committee approved changes to the base salary rates of our NEOs, other than Ms. Myers who was hired on March 1, 2020 and transitioned into the role of Acting Chief Financial Officer on October 1, 2020 and was subsequently appointed Chief Financial Officer on February 17, 2021. In the case of Mr. Lores, his base salary adjustment for fiscal 2020 reflects his promotion to President and CEO on November 1, 2019.

Changes in Base Salary

Executive	Fiscal Year-end 2019 Base Salary	Fiscal 2020 Base Salary	Percentage Change
Enrique Lores	$750,000	$1,200,000	+60.0%
Marie Myers(*)	N/A	$580,000	N/A
Steven Fieler	$690,000	$760,000	+10.1%
Christoph Schell	$740,000	$760,000	+2.7%
Kim Rivera	$725,000	$730,000	+0.7%
Alex Cho	$675,000	$740,000	+9.6%

(*)	Ms. Myers was hired on March 1, 2020 and transitioned into the role of Acting Chief Financial Officer on October 1, 2020. Ms. Myers was subsequently appointed as Chief Financial Officer on February 17, 2021.

2020 Annual Incentives

The fiscal 2020 annual PfR incentive plan consisted of the following three core financial metrics: GAAP net revenue, adjusted non-GAAP net earnings, and non-GAAP free cash flow as a percentage of revenue. A fourth metric, MBOs, was used to further drive individual performance and achievement of key strategic goals. Each metric was weighted at 25% of the target award value. Each individual metric may fund up to 250% of target; however, the maximum annual PfR incentive for each executive is capped at 200% of target.

The target annual PfR incentive awards for fiscal 2020 were set at 200% of salary for the CEO and 125% of salary for the other NEOs. In addition, payment under the annual PfR incentive plan is contingent on an NEO’s service through the end of the fiscal year. Mr. Fieler left the Company on October 2, 2020, and was not eligible to receive the annual PfR.

Proxy Statement	49

Executive Compensation

Fiscal 2020 Annual Incentive Plan

	Corporate Goals
Key Design Elements	GAAP Net Revenue ($ in billions)	Adjusted Non-GAAP Net Earnings ($ in billions)	Non-GAAP Free Cash Flow as a % of Revenue(1) (%)	MBOs	% Payout Metric(2) (%)
Weight	25%	25%	25%	25%
Linkage
Global Functions Executives(3)	Corporate	Corporate	Corporate	Individual
Business Unit (“BU”) Executives(4)	Corporate/BU	Corporate/BU	Corporate	Individual
Corporate Performance Goals
Maximum	—	—	—	Various	250
Target	$59.4	$3.7	5.9%	Various	100
Threshold	—	—	—	Various	0

(1)	Maximum funding for non-GAAP free cash flow as a percentage of revenue is capped at 150% of target if adjusted non-GAAP net earnings achievement was below target and is capped at 100% of target if adjusted non-GAAP net earnings achievement was below threshold. If adjusted non-GAAP net earnings achievement was above target, the maximum funding level is 250% for this metric. Maximum and threshold information are not disclosed because such disclosure would result in competitive harm. However, goals are set at levels we believe to be achievable in connection with strong performance.
(2)	Interpolated for performance between discrete points. Each individual metric may fund up to 250% of target; however, the maximum annual PfR incentive for each executive is capped at 200% of target. As a general administrative discretionary guideline, the HRC Committee may decide that financial funding for Global Functions Executives, including the CEO, cannot exceed the highest funding for a Business Unit Executive.
(3)	The Global Functions Executives include Mr. Lores, Ms. Myers, Mr. Fieler, Mr. Schell and Ms. Rivera.
(4)	The Business Unit Executives include Mr. Cho. Specific Business Unit GAAP net revenue and adjusted non-GAAP net earnings goals are not disclosed because such disclosure would result in competitive harm. However, goals are set at levels we believe to be achievable in connection with strong performance.

The specific metrics, their linkage to corporate results, and the weighting that was placed on each were chosen because the HRC Committee believed that:

—	Performance against these metrics, in combination, enhances value for stockholders, capturing both the top and bottom line, as well as cash and capital efficiency.
—	A balanced weighting of metrics limits the likelihood of rewarding executives for excessive risk-taking.
—	Different measures avoid paying for the same performance twice.
—	MBOs enhance focus on business objectives, such as operational objectives, strategic initiatives, ESG, DEI, and Employee Engagement and Talent goals, succession planning, and people development, which are important to the long-term success of the Company.

The following chart sets forth the definition of and rationale for each of the financial performance metrics that was used for the Fiscal 2020 Annual Incentive Plan:

Financial Performance Metrics	Definition	Rationale for Metric
GAAP Net Revenue	Net revenue as reported in our Annual Report on Form 10-K for fiscal 2020	Reflects top line financial performance, which is a strong indicator of our long-term ability to drive stockholder value
GAAP Business Revenue	Segment net revenue as reported in our Annual Report on Form 10-K for fiscal 2020
Adjusted Non-GAAP net earnings(1)	Non-GAAP net earnings, as defined and reported in our fourth quarter fiscal 2020 earnings press release (of $3.2 billion in fiscal 2020) and summarized in footnote (1) below, further adjusted by excluding bonus net of income tax	Reflects bottom line financial performance, which is directly tied to stockholder value on a short-term basis
Non-GAAP Business Net Profit (“BNP”)	Business net profit, excluding bonus net of income tax
Non-GAAP Free Cash Flow as a Percentage of Revenue(2)	Net cash provided by operating activities adjusted for net investments in leases and net investments in property, plant and equipment, as reported in our fourth quarter fiscal 2020 earnings press release and summarized in footnote (2) below divided by net revenue as reported in our Annual Report on Form 10-K for fiscal 2020 (expressed as a percentage of revenue)	Reflects efficiency of cash management practices, including working capital and capital expenditures

50	www.hpannualmeeting.com

Executive Compensation

(1)	As summarized above, adjusted non-GAAP net earnings is a non-GAAP measure that is defined as GAAP net earnings (of $2.8 billion in fiscal 2020), which excludes (i) after-tax costs of $390 million related to restructuring and other charges, acquisition-related charges, amortization of intangible assets, non-operating retirement-related credits/(charges), debt extinguishment costs, defined benefit plan settlement charges and tax adjustments as well as (ii) bonus net of income tax. Management uses adjusted non-GAAP net earnings to evaluate and forecast our performance before gains, losses, or other charges that are considered by management to be outside of our core business segment operating results. We believe that presenting adjusted non-GAAP net earnings provides investors with greater visibility with respect to the information used by management in its financial and operational decision making. We further believe that providing this additional non-GAAP information helps investors understand our operating performance and evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. This additional non-GAAP information is not intended to be considered in isolation or as a substitute for GAAP diluted net earnings.
(2)	As summarized above, non-GAAP free cash flow is a non-GAAP measure that is defined as net cash provided by operating activities ($4.3 billion in fiscal 2020) adjusted for net investments in leases ($152 million in fiscal 2020) and net investments in property, plant and equipment ($577 million in fiscal 2020). HP’s management uses non-GAAP free cash flow for the purpose of determining the amount of cash available for investment in HP’s businesses, repurchasing stock and other purposes. HP’s management also uses non-GAAP free cash flow to evaluate HP’s historical and prospective liquidity.

Following fiscal 2020, the HRC Committee reviewed performance against the financial metrics and certified the results as follows:

Fiscal 2020 Annual PfR Incentive Performance Against Financial Metrics(1)(2)

Metric	Weight(3)	Target ($ in billions)	Result ($ in billions)	Percentage of Target Annual Incentive Funded
GAAP Net Revenue	25.0%	59.4	56.6	13.5%
Adjusted Non-GAAP Net Earnings	25.0%	3.7	3.6	22.4%
Non-GAAP Free Cash Flow (% of revenue)(4)	25.0%	5.9%	6.9%	37.5%
Total	75.0%			73.4%

(1)	Mr. Lores, Ms. Myers, Mr. Schell and Ms. Rivera received annual PfR incentive payments based on corporate financial metrics. Mr. Fieler left the Company on October 2, 2020 and was not eligible to receive the annual PfR. Mr. Cho received an annual PfR incentive payment based on corporate and business financial metrics.
(2)	As a general administrative discretionary guideline, the HRC Committee may decide that financial funding for Global Functions Executives, including the CEO, cannot exceed the highest funding for a Business Unit Executive. Governors also include that HP Adjusted Non-GAAP Net Earnings Before Bonus will need to be achieved at minimum to be eligible for any award related to the HP GAAP revenue component. Also, Non-GAAP Free Cash Flow (% of revenue) is capped at 150% of target if HP Adjusted non- GAAP net earnings achievement is below target. Non-GAAP Free Cash Flow (% of revenue) is capped at 100% of target if HP Adjusted non- GAAP net earnings is below minimum.
(3)	The financial metrics were equally weighted to account for 75% of the target annual PfR incentive.
(4)	Based on plan governors, Non-GAAP Free Cash Flow (% of revenue) was capped at 150% of target since non-GAAP net earnings achievement was below target.

Mr. Lores. Mr. Lores’ fiscal 2020 MBOs included but were not limited to: setting strategic direction for the Company to optimize sustainable stockholder value through strong cost management and growth; balancing investment choices across operating expenses, capital investments, dividends, share repurchases and M&A; optimizing the Company’s balance sheet to create stockholder value; actively engaging with HP stockholders to discuss and analyze value creation, promote stockholder value in any extraordinary enterprise transactions, and ensure HP has a robust evaluation and talent program; and driving employee commitment and engagement while strengthening the HP culture and continuing to drive diversity throughout the organization. Mr. Lores had strong accomplishments, including the following:

—	Launched and evolved new Company Strategy: Advance, Disrupt & Transform to capitalize on the changing market dynamics driven by the COVID-19 pandemic
—	Developed and communicated the “value plan” as a robust 3-year set of Company financial targets and aggressive capital return commitments to accelerate HP’s stockholder value
—	Achieved growth goals in Personal Systems Premium PCs, Displays, Accessories and Solutions
—	Maximized value of Print installed base while growing contractual and pivoting the business model
—	Overachieved 2020 cost savings targets and drove digital transformation of organization
—	Navigated the pandemic effectively maintaining employee safety and morale while delivering on partner and customer requirements
—	Achieved substantial improvements in employee engagement; launched a strong and effective response to racial equality and social justice movement
—	Successfully protected shareholder interest in defending against an unsolicited bid from Xerox Holdings Corporation
—	Worked effectively with the Board of Directors ensuring sufficient briefing on the state of the business, Company strategy and strategic choice points facing the Company

Proxy Statement	51

Executive Compensation

Ms. Myers. The HRC Committee determined that Ms. Myers’ MBO performance was achieved above target. In 2020, Ms. Myers did a remarkable job leading the transformation efforts across the company and the IT organization which were critical to operating effectively with all the pandemic challenges. Ms. Myers also did an excellent job as acting CFO, demonstrating strategic leadership running the Finance organization. Ms. Myers is a highly valuable member of the Executive Leadership Team and an exemplary leader to our HP community.

Mr. Schell. The HRC Committee determined that Mr. Schell’s MBO performance was achieved above target. Mr. Schell successfully implemented a new Commercial organization in 2020 and navigated unprecedented challenges with the global pandemic all while delivering very strong financial results. Mr. Schell managed supply chain disruptions and a difficult manufacturing environment, partnering effectively with business group leaders to deliver consistently to partners and clients. Mr. Schell also did an excellent job leading the business continuity plan (BCP) around the pandemic, stabilizing the organization and making critical business decisions that allowed us to keep delivering on our financial commitments. Mr. Schell is an outstanding global business leader and his skill and experience enhance our leadership.

Ms. Rivera. The HRC Committee determined that Ms. Rivera’s MBO performance was achieved above target. Ms. Rivera effectively managed the company’s response to Xerox’s takeover proposal. She partnered in leading the BCP team making critical business decisions around health and on-site safety for employees and customer support. Ms. Rivera is a well-respected leader with a strong understanding of commercial decisions and a strong partner in business, technology and governance matters.

Mr. Cho. The HRC Committee determined that Mr. Cho’s MBO performance was achieved above target. Mr. Cho did a remarkable job managing a complex environment and partnering with business and function group leaders to ensure development of innovative solutions that satisfied customers’ needs. Mr. Cho navigated the pandemic effectively delivering for partners and customers throughout the pandemic leading to outstanding business results. Mr. Cho is a thoughtful and well-respected leader in the organization with a strong team to drive the business appropriately.

Based on the findings of these performance evaluations, the HRC Committee (and, in the case of the CEO, the independent members of the Board) determined performance against MBO metrics for the NEOs as follows:

Fiscal 2020 Annual PfR Incentive Performance Against Non-Financial Metrics (MBOs)

Named Executive Officer	Weight (%)	Percentage of Target Annual Incentive Funded (%)
Enrique J. Lores	25.0	62.5
Marie Myers	25.0	62.5
Christoph Schell	25.0	62.5
Kim M. Rivera	25.0	45.0
Alex Cho	25.0	45.0

Based on the level of performance described above on both the financial metrics and MBOs for fiscal 2020, the payouts to the NEOs under the annual PfR incentive were as follows:

Fiscal 2020 Annual PfR Incentive Payout

	Percentage of Target Annual Incentive Funded		Total Annual Incentive Payout
Named Executive Officer(1)	Financial Metrics (%)	Non-Financial Metrics (%)	As % of Target Annual Incentive (%)	Payout ($)
Enrique J. Lores	73.4	62.5	135.9	3,261,085
Marie Myers(2)	73.4	62.5	135.9	605,084
Christoph Schell	73.4	62.5	135.9	1,290,846
Kim M. Rivera	73.4	45.0	118.4	1,080,204
Alex Cho	98.7	45.0	143.7	1,328,883

(1)	Mr. Fieler left the Company on October 2, 2020, and was not eligible to receive the annual PfR.
(2)	The MBO performance used to calculate Ms. Myers’ PfR incentive took into account her transition into the role of Acting CFO.

52	www.hpannualmeeting.com

Executive Compensation

Long-term Incentive Compensation – Awards from Fiscal 2020

The HRC Committee established a total long-term incentive target value for each NEO in early fiscal 2020 that was 60% weighted in the form of PARSUs and 40% weighted in the form of time-based RSUs. The high proportion of performance-based awards reflects our pay-for-performance philosophy. The time-based awards support retention and are linked to stockholder value and ownership, which are important goals of our executive compensation program.

2020 PARSUs

The fiscal 2020 PARSUs cliff-vest following the end of a three-year performance period in 2022. The metrics for such PARSUs consist of EPS with a TSR “payout modifier”. The EPS consists of three annual goals that roll up into our three-year annual average EPS. A TSR “payout modifier” will then be applied to the EPS average payout to ensure alignment with our stockholders’ experience. TSR will be measured over the full three-year period based on performance against the S&P 500. The relative TSR is a market-based payout modifier that adjusts payout (-25%, 0% or +25%) so there is alignment with stockholder results. Final payout is subject to overall 200% of target shares maximum. This structure is depicted in the chart below:

Key Design Elements	EPS(1) vs. Internal Goals			Payout	Relative TSR vs. S&P 500
Weight	33.3%	33.3%	33.3%		+/- Modifier
Performance Periods(2)	Year 1	Year 2	Year 3	% of Target(4)	3 Years
Vesting Periods(3)		Year 3
Performance Levels:
—+25%: Relative TSR > S&P 500 75th percentile
—No change: Relative TSR is equal to or between S&P 500 25th and 75th percentile
—-25%: Relative TSR < S&P 500 25th percentile
—Subject to overall 200% of target shares maximum

Max	Target to be disclosed after the end of the three-year performance period			200%
> Target				150%
Target				100%
Threshold				50%
< Threshold				0%

(1)	EPS for PARSU measurement is calculated using non-GAAP Net Earnings adjusted to include bonus at target.
(2)	Performance measurement occurs at the end of the one-, two-, and three-year periods.
(3)	Vesting occurs at the end of the three-year period, subject to continued service.
(4)	Interpolate for performance between discrete points.

2020 RSUs

2020 RSUs and related dividend equivalent units vest ratably on an annual basis over three years from the grant date. Three-year vesting is common in our industry and supports executive retention and alignment with stockholder value.

Fiscal 2020 Long-term Incentive Compensation at Target

The following table shows combined total grant values for grants attributable to fiscal 2020. It is important to note that these values are target opportunities to earn future value-based compensation and are not actual earned amounts, which will be determined after three years based on continued employment and performance against the EPS as adjusted based on the application of the TSR payout modifier. Ms. Myers was hired on March 1, 2020, and subsequently appointed as Acting Chief Financial Officer on October 1, 2020 and then Chief Financial Officer on February 17, 2021 and did not receive a grant of PARSUs. Instead, she received a new-hire grant of $1,750,000 in RSUs during fiscal 2020.

Named Executive Officer	PARSUs	RSUs	Total Fiscal 2020 Long-term Incentive Grant
Enrique J. Lores	$6,600,000	$4,400,000	$11,000,000
Marie Myers(*)	N/A	$1,750,000	$1,750,000
Steven J. Fieler(**)	$3,450,000	$2,300,000	$5,750,000
Christoph Schell	$3,450,000	$2,300,000	$5,750,000
Kim M. Rivera	$3,150,000	$2,100,000	$5,250,000
Alex Cho	$2,880,000	$1,920,000	$4,800,000

(*)	Ms. Myers was hired on March 1, 2020 and subsequently appointed as Acting Chief Financial Officer on October 1, 2020 and then Chief Financial Officer on February 17, 2021 and did not receive a grant of PARSUs. Instead, she received a new-hire grant of $1,750,000 in RSUs during fiscal 2020.
(**)	While Mr. Fieler received a grant of PARSUs and RSUs during fiscal 2020, he forfeited both awards upon his departure from the Company on October 2, 2020.

Proxy Statement	53

Executive Compensation

Values in the Summary Compensation Table are different than the target values described in the table above. In the Summary Compensation Table, consistent with accounting standards, amounts reflect the grant date fair value for the EPS component for Year 1 (2020), for which goals were approved in January 2020, and the grant date fair value for the TSR modifier. Grant date fair values for the EPS component for Year 2 (2021) and Year 3 (2022) are not included in the Summary Compensation Table since EPS goals for those years are approved in their respective fiscal year.

The Summary Compensation Table for fiscal 2020 also includes a portion of the fiscal 2019 PARSUs Year 2 EPS (2020) and 2018 PARSUs Year 3 EPS (2020) for which goals were approved in January 2020.

For more information on grants to the NEOs during fiscal 2020, see “Executive Compensation—Grants of Plan-Based Awards in Fiscal 2020.”

Long-term Incentive Compensation – Continuing Performance Awards from Prior Fiscal Years

2019 PARSUs

The fiscal 2019 PARSUs have a two-and three-year vesting period, subject to one-, two-, and three-year performance periods that began at the start of fiscal 2019 and continue through the end of fiscal 2019, 2020 and 2021. Under this program, 50% of the PARSUs (including dividend equivalent units) are eligible for vesting based on EPS and 50% are eligible for vesting based on relative TSR performance against the S&P 500. These PARSUs vest as follows: 16.6% of the units are eligible for vesting based on EPS performance of year one with continued service over two years, 16.6% of the units are eligible for vesting based on EPS performance of year two with continued service over three years, 16.6% of the units are eligible for vesting based on EPS performance of year three with continued service over three years, 25% of the units are eligible for vesting based on relative TSR performance over two years with continued service over two years, and 25% of the units are eligible for vesting based on relative TSR performance over three years with continued service over three years. This structure is depicted in the chart below:

2019 PARSUs

Key Design Elements	EPS(1) vs. Internal Goals			Relative TSR vs. S&P 500		Payout
Weight	16.6%	16.6%	16.6%	25%	25%
Performance Periods(2)	Year 1	Year 2	Year 3	2 Years	3 Years	% of Target(4)
Vesting Periods(3)	Year 2	Year 3	Year 3	Year 2	Year 3
Performance Levels:
Max	Target to be disclosed after the end of the three-year performance period				> 90th percentile	200%
> Target					70th percentile	150%
Target					50th percentile	100%
Threshold					25th percentile	50%
< Threshold					< 25th percentile	0%

(1)	EPS for PARSU measurement is calculated using non-GAAP Net Earnings adjusted to include bonus at target.
(2)	Performance measurement occurs at the end of the one-, two-, and three-year periods.
(3)	Vesting occurs at the end of the two- and three-year periods, subject to continued service.
(4)	Interpolate for performance between discrete points.

EPS and relative TSR are weighted equally in determining earned PARSUs. The first segment (42% of total target units) vested at the end of fiscal 2020, subject to Year 1 EPS performance and relative TSR performance for the first two years. The second segment (58% of total target units) will vest after the end of fiscal 2021, subject to Year 2 EPS performance, Year 3 EPS performance, and relative TSR performance for the three years.

The actual performance achievement for the one- and two-year periods (i.e., fiscal 2019 and fiscal 2019–2020) as a percentage of target for the PARSUs as of October 31, 2020 is summarized in the table below:

Actual Performance – Segment 1

	EPS(1) vs. Internal Goals		Relative TSR vs. S&P 500(2)
Segment	Fiscal 2019 Result	Payout	Fiscal 2019-2020 Results	Payout
Segment 1 (42%)	$2.23	122.7%	23rd percentile	0.0%
	Target: $2.18

(1)	EPS for PARSU measurement is calculated using non-GAAP Net Earnings adjusted to include bonus at target.
(2)	Through October 2020, HP’s relative TSR performance was at the 23rd percentile of the S&P 500 which corresponds to a payout of 0.0% of target.

54	www.hpannualmeeting.com

Executive Compensation

2018 PARSUs

2018 PARSUs have the same vesting structure as 2019 PARSUs (chart described above). The actual performance achievement for the two-year period (i.e., fiscal 2018–2019), as a percentage of target for the HP PARSUs as of October 31, 2019, was summarized in our proxy statement for fiscal 2019. The actual performance achievement for the three-year period (i.e., fiscal 2018–2020) as a percentage of target for the HP PARSUs as of October 31, 2020 is summarized in the table below:

Actual Performance – Segment 2

	EPS(1) vs. Internal Goals				Relative TSR vs. S&P 500(2)
Segment	2019	Payout	2020	Payout	Fiscal 2018-2020 Results	Payout
Segment 2 (58%)	$2.23	122.7%	$2.33	104.2%	33rd percentile	65.6%
	Target: $2.18		Target: $2.32

(1)	EPS for PARSU measurement is calculated using non-GAAP Net Earnings adjusted to include bonus at target.
(2)	Through October 2020, HP’s relative TSR performance was at the 33rd percentile of the S&P 500 which corresponds to a payout of 65.6% of target.

Fiscal 2021 Compensation Program

The HRC Committee regularly identifies and evaluates ways to improve our executive compensation program. We believe that our current compensation structure effectively aligns real pay delivery with critical financial and strategic non-financial goals, reinforces year-over-year improvement and growth, offers a stable and consistent message to both stockholders and participants, and provides an attractive pay-for-performance incentive opportunity to encourage retention and leadership engagement.

However, as we plan to discuss in further detail in the fiscal 2021 proxy statement, we made the following changes that we believe are in our stockholders’ interests and are appropriate to the characteristics and business strategy of the Company, and to ensure our compensation is tied to our strategic and financial plan:

—	Under the annual incentive plan for fiscal 2021, the metric of “Net Earnings” has been replaced by “Operating Profit”. Also, business unit revenue and operating profit weighting have each been reduced to 7.5% for a total of 15% (compared to 25% under the annual incentive plan for fiscal 2020) thereby increasing each HPCO metric to 17.5% for a total of 35% (compared to 25% under the annual incentive plan for fiscal 2020).
—	With respect to long-term incentive compensation, the portion of 60% consisting of PARSUs has been split into 30% Performance-Contingent Stock Options “PCSOs” and 30% PARSUs. The PARSU relative TSR payout modifier has also been adjusted upwards from +/-25% to +/-50%.

In connection with her appointment as Chief Financial Officer, effective February 17, 2021, Ms. Myers will receive an annual base salary of $700,000, a target annual cash bonus under the Company's pay-for-performance program of 135% of her annual base salary, and other customary benefits, including annual equity grants, that are generally available to the Company's other senior executives. Ms. Myers was also awarded a one-time equity award with a February 17, 2021 grant date fair value of $1,000,000, consisting of restricted stock units that will vest ratably over three years beginning on the first anniversary of the grant date. If Ms. Myers is terminated by the Company without cause, she will be eligible to receive severance benefits provided under the Amended and Restated Severance and Long-term Incentive Change in Control Plan for Executive Officers.

Benefits

We do not provide our executives, including the NEOs, with special or supplemental U.S. defined benefit pension or health benefits. Our NEOs receive health and welfare benefits (including retiree medical benefits, if eligibility conditions are met) under the same programs and subject to the same eligibility requirements that apply to our employees generally.

Benefits under all U.S. pension plans were frozen effective December 31, 2007. Benefits under the Electronic Data Systems (“EDS”) Pension Plan ceased upon HP’s acquisition of EDS in 2008. As a result, no NEO or any other HP employee accrued a benefit under any HP U.S. defined benefit pension plan during fiscal 2020. The amounts reported as an increase in pension benefits in the Summary Compensation Table are for those NEOs who previously accrued a benefit in a defined benefit pension plan prior to the cessation of accruals and reflect changes in actuarial values only, not additional benefit accruals.

The NEOs, along with other executives who earn base pay or an annual incentive in excess of certain limits of the Code or greater than $160,000, are eligible to participate in the 2005 Executive Deferred Compensation Plan (the “EDCP”). This plan is maintained to permit executives to defer some of their compensation in order to also defer taxation on such amounts. This is a standard benefit plan also offered by most of our peer group companies. The EDCP permits deferral of base pay in excess of the amount allowed under the qualified HP 401(k) Plan (the “HP 401(k) Plan”) (the 401(k)-deferral limit for calendar 2020 was $19,500) and up to 95% of the annual incentive payable under the Stock Incentive Plan, the PfR Plan

Proxy Statement	55

Executive Compensation

and other eligible plans. In addition, we make a 4% matching contribution to the EDCP on base pay contributions in excess of IRS limits up to a maximum of two times that limit (maximum of $11,400 in calendar 2020). This is the same percentage of matching contributions those executives are eligible to receive under the 401(k) Plan. In effect, the EDCP permits these executives and all eligible employees to receive a 401(k)-type matching contribution on a portion of base-pay deferrals in excess of IRS limits. Amounts deferred or matched under the EDCP are credited with hypothetical investment earnings based on investment options selected by the participant from among nearly all the proprietary funds available to employees under the 401(k) Plan. No amounts earn above-market returns. Benefits payable under the EDCP are unfunded and unsecured.

Executives are also eligible to have a yearly HP-paid medical exam as part of the HP U.S. executive physical program. This includes a comprehensive exam, thorough health assessment and personalized health advice. This benefit is also offered by our peer group companies.

Consistent with its practice of not providing any special or supplemental executive defined benefit programs, including arrangements that would otherwise provide special benefits to the family of a deceased executive, in 2011 the HRC Committee adopted a policy that, unless approved by our stockholders pursuant to an advisory vote, we will not enter into a new plan, program or agreement or modify an existing plan, program or agreement with a Section 16 officer (including the NEOs) that provides for payments, grants or awards following the death of the officer in the form of unearned salary or unearned annual incentives, accelerated vesting or the continuation in force of unvested equity grants, perquisites, and other payments or awards made in lieu of compensation, except to the extent that such payments, grants or awards are provided or made available to our employees generally.

We provide our executives with financial counseling services to assist them in obtaining professional financial advice, a common benefit among our peer group companies, for convenience and to increase the understanding and effectiveness of our executive compensation program.

Limited Perquisites

We provide a small number of perquisites to our senior executives, including the NEOs. For a list of all perquisites provided to our NEOs for fiscal 2020, please refer to the All Other Compensation Table on page 61.

Due to our global presence, we maintain one corporate aircraft. In the event an NEO is accompanied by a guest or family member on the aircraft for personal reasons, as approved by the CEO, the NEO is taxed on the value of this usage according to the relevant Code rules. We do not provide tax gross-up for the imputed income attributable to personal use. Among our NEOs, Mr. Lores is the only executive that used the corporate aircraft for personal use during fiscal 2020, which was for convenience and security.

Our Audit Committee periodically conducts global risk management reviews, which include reviewing home security services of NEOs. Services considered necessary by the Audit Committee may be paid for by HP, due to the range of security issues that may be encountered by key executives of any large, multinational corporation.

Termination and Change in Control Protections

The HRC Committee is focused on ensuring that the severance and change of control protections available to our executives are consistent with market practice, provide clarity to prospective and current executives, and will help attract and retain talent. Consistent with this approach, our Section 16 officers (including all of the NEOs) are covered by the Amended and Restated Severance and Long-term Incentive Change in Control Plan for Executive Officers (“SPEO”), as amended on February 28, 2020. During fiscal 2020, the HRC Committee undertook a review of the SPEO taking into consideration market data and recommendations provided by FW Cook and external counsel. Approved changes are aligned with market practice and support the objectives of the SPEO plan and overall compensation program. The SPEO is intended to protect our executives and our stockholders, and provide a level of transition assistance in the event of an involuntary termination of employment.

Severance and Long-term Incentive Change in Control Plan for Executive Officers

Under the SPEO, participants who incur an involuntary termination (i.e., a termination not for cause), and who execute a full and effective release of claims following such termination, are eligible to receive severance benefits in an amount determined as a multiple of base pay, plus the average of either the actual annual incentives paid for the preceding three years or target bonus if the executive has received less than three full fiscal year annual cash bonuses at his or her seniority level as of immediately prior to such termination. In the case of the NEOs other than the CEO, the multiplier is 1.5. In the case of the CEO, the multiplier is 2.0. In all cases, this benefit will not exceed 2.99 times the sum of the executive’s base pay plus target annual incentive as in effect immediately prior to the termination of employment.

Although most of the compensation for our executives is performance-based and largely contingent upon the achievement of financial goals, the HRC Committee continues to believe that the SPEO is appropriate for the attraction and retention of executive talent. In addition, we find it more equitable to offer severance benefits based on a standard formula for the Section 16 officers (including all of the NEOs) because severance often serves as a bridge when employment is involuntarily terminated, and should therefore not be affected by other, longer-term accumulations. As a result, and consistent with the practice of our peer group companies, other compensation decisions are not generally based on the existence of this severance protection.

56	www.hpannualmeeting.com

Executive Compensation

In addition to the cash benefit, SPEO participants are eligible to receive (1) a pro-rata annual incentive for the year of termination based on actual performance results, at the discretion of the HRC Committee, (2) pro-rata vesting of unvested equity awards (and for performance-based equity awards, only if any applicable performance conditions have been satisfied), and (3) payment of a lump-sum health-benefit stipend of an amount equal to 18 months’ COBRA premiums for continued group medical coverage for the executive and his or her eligible dependents.

Severance Benefits in the Event of a Change in Control under SPEO

In order to better ensure the retention of our Executive Leadership team in the event of a potentially disruptive corporate transaction, the SPEO also includes change in control terms for our NEOs. The benefits provided for involuntary terminations under the SPEO are also provided in connection with a voluntary termination for Good Reason (as defined in the plan) that occurs within 24 months after a change in control (“double trigger”), and in situations where equity awards are not assumed by the surviving corporation (a “modified double trigger”). In addition, the SPEO provides for full vesting of outstanding stock options, RSUs, and PARSUs upon involuntary termination not for Cause or voluntary termination for Good Reason within 24 months after a change in control, and in situations where equity awards are not assumed by the surviving corporation. The SPEO further provides that under either a double trigger or modified double trigger, PARSUs will vest based on actual performance with respect to the awards for which the applicable performance period has ended or target performance with respect to the awards for which the applicable performance period has not ended. In addition, in the event of any dispute under the SPEO relating to a participant’s termination of employment within 24 months following a change in control, the Company will reimburse all related legal fees and expenses reasonably incurred by the participant if claims are brought in good faith. We do not provide tax gross ups in connection with terminations, including terminations in the event of a change in control.

Other Compensation-Related Matters

Succession Planning

Among the HRC Committee’s responsibilities described in its charter is to oversee succession planning and leadership development. The Board plans for succession of the CEO and annually reviews senior management selection and succession planning that is undertaken by the HRC Committee. As part of this process, the independent Directors annually review the HRC Committee’s recommended candidates for senior management positions to see that qualified candidates are available for all positions and that development plans are being utilized to strengthen the skills and qualifications of the candidates. The criteria used when assessing the qualifications of potential CEO successors include, among others, strategic vision and leadership, operational excellence, financial management, executive officer leadership development, ability to motivate employees, and an ability to develop an effective working relationship with the Board. We also host a Board Buddy program through which each executive officer is aligned to a board member as a mentor to aid the executive’s development while giving board members a deeper understanding of the day-to-day operations of the Company.

In fiscal 2020, an executive talent review was conducted along with succession plans for each of the executive leaders. Successors were identified to reflect necessary skill sets, performance, potential, and diversity. Development plans for successors were also established to ensure readiness and will be managed throughout the year. In addition to the annual succession planning process, the HRC Committee participates in an in-depth performance discussion of each executive officer at the time of the annual compensation review. Further, there is a People Update at each HRC Committee meeting, which includes a review of key people processes and developments for that quarter.

In addition, the executive team participated in a robust development process that included individual assessments, interviews with executive coaches, and an individualized development plan that can be leveraged throughout the year. Development themes for the entire executive team will be addressed during quarterly face-to-face meetings for full team development.

Stock Ownership Guidelines and Prohibition on Hedging and Pledging

Our stock ownership guidelines are designed to align executives’ interests with those of our stockholders and mitigate compensation-related risk. The current guidelines provide that, within five years of assuming a designated position, the CEO should attain an investment position in our stock equal to seven times his base salary and all other Section 16 officers reporting directly to the CEO should attain an investment position equal to five times their base salaries. Shares counted toward these guidelines include any shares held by the executive directly or through a broker, shares held through the 401(k) Plan, shares held as restricted stock, shares underlying time-vested RSUs, and shares underlying vested but unexercised stock options (50% of the in-the-money value of such options is used for this calculation). We do not include shares in ongoing PARSU cycles. Our NEOs are on pace to meet the stock ownership guidelines within the allotted time frame.

The HRC Committee has adopted a policy prohibiting all employees, including executive officers, and Directors from engaging in any form of hedging transaction (derivatives, equity swaps, forwards, etc.) involving Company securities, including, among other things, short sales and transactions involving publicly traded options. In addition, with limited exceptions, our executive officers are prohibited from holding our securities in margin accounts and from pledging our securities as collateral for loans. We believe that these policies further align our executives’ interests with those of our stockholders.

Proxy Statement	57

Executive Compensation

Policy for Recoupment of Performance-Based Incentives

In fiscal 2006, the Board adopted a “clawback” policy that provides Board discretion to recover certain annual incentives from senior executives (including the NEOs) whose fraud or misconduct resulted in a significant restatement of financial results. The policy specifically allows for the recovery of annual incentives paid at or above target from those senior executives whose fraud or misconduct resulted in the restatement where the annual incentives would have been lower absent the fraud or misconduct, to the extent permitted by applicable law. Additionally, our incentive plan document (and award agreements) allows for the recoupment of performance-based annual incentives and long-term incentives consistent with applicable law and the clawback policy.

Also, in fiscal 2014, we added a provision to our grant agreements to clarify that equity awards are subject to the clawback policy. Award agreements also provide Board discretion to cause forfeiture of certain outstanding cash and equity awards for fraud or misconduct that results in reputational harm to HP even when such fraud or misconduct does not result in a significant restatement of financial results.

Accounting and Tax Effects

The impact of accounting treatment is considered in developing and implementing our compensation programs, including the accounting treatment as it applies to amounts awarded or paid to our executives.

The impact of federal tax laws on our compensation programs is also considered, including the deductibility of compensation paid to the NEOs, as limited by Section 162(m) of the Code. For prior fiscal years, Section 162(m) included an exception from the deductibility limitation for qualified “performance-based compensation.” This exception, however, has been repealed for tax years beginning in fiscal 2019 under the Tax Cuts and Jobs Act. As such, compensation paid to certain of our executive officers in excess of $1.0 million is not deductible unless it qualifies for certain transition relief applicable for compensation paid pursuant to a written binding contract that was in effect as of November 2, 2017. In addition, the Tax Cuts and Jobs Act increased the scope of individuals subject to the deduction limitation. Thus, compensation originally intended to satisfy the requirements for exemption from Section 162(m) may not be fully deductible. Although our compensation program may take into consideration the Section 162(m) rules as a factor, these considerations will not necessarily limit compensation to amounts deductible under Section 162(m). Despite the modifications to Section 162(m), the HRC Committee intends to continue to implement compensation programs that it believes are competitive and in the best interests of HP and its stockholders.

HR and Compensation Committee Report on Executive Compensation

The HRC Committee of the Board of HP has reviewed and discussed with management this Compensation Discussion and Analysis. Based on this review and discussion, it has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K of HP filed for the fiscal year ended October 31, 2020.

HR and Compensation Committee of the Board of Directors

Stephanie A. Burns, Chair
Aida Alvarez
Shumeet Banerji
Charles “Chip” V. Bergh
Stacey Mobley

58	www.hpannualmeeting.com

Executive Compensation

Executive Compensation Tables

Fiscal 2020 Summary Compensation Table

The following table sets forth information concerning the compensation of our NEOs for fiscal years 2020, 2019, and 2018, as applicable. Per SEC reporting guidelines, our NEOs for fiscal 2020 include our CEO (Mr. Lores), our current CFO (Ms. Myers), our former CFO (Mr. Fieler), and the next three most highly compensated individuals serving as executive officers at year end (Mr. Schell, Ms. Rivera, and Mr. Cho) as of the last day of the fiscal year (October 31, 2020).

Name and Principal Position	Year	Salary(3) ($)	Stock Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6) ($)	All Other Compensation(7) ($)	Total ($)
Enrique J. Lores President and CEO	2020	1,100,000	7,976,875	3,261,085	—	141,855	12,479,815
	2019	750,000	5,527,211	873,522	—	48,155	7,198,888
	2018	750,000	4,623,686	1,579,331	—	43,973	6,996,990
Marie Myers(1) Chief Financial Officer	2020	329,313	1.749,997	605,084	—	4,302	2,688,696
Steven J. Fieler(1) Former Chief Financial Officer	2020	764,166	4,176,858	—	276	6,347	4,947,647
	2019	690,000	3,427,818	961,697	332	14,950	5,094,797
	2018	550,000	2,382,017	793,632	210	19,404	3,745,263
Christoph Schell Chief Commercial Officer	2020	722,000	4,462,000	1,290,846	—	40,600	6,515,446
Kim M. Rivera(2) Former President, Strategy and Business Management and Chief Legal Officer	2020	693,500	4,092,486	1,080,204	—	44,187	5,910,377
	2019	725,000	4,717,598	1,078,448	—	54,705	6,575,751
	2018	675,000	3,088,732	1,438,699	—	72,927	5,275,358

Alex Cho President, Personal Systems	2020	703,000	3,571,232	1,328,883	49,881	23,563	5,676,559
	2019	675,000	3,427,818	1,271,882	67,760	16,795	5,459,255

(1)	Mr. Fieler stepped down as our Chief Financial Officer and left the Company on October 2, 2020. Ms. Myers was appointed to the role of Acting Chief Financial Officer effective October 1, 2020, while continuing to lead our Transformation and IT organization. On February 17, 2021, Ms. Myers was appointed as Chief Financial Officer of the Company.
(2)	Ms. Rivera stepped down as President, Strategy and Business Management and Chief Legal Officer, effective February 1, 2021. Since stepping down from such positions, Ms. Rivera has continued to be employed by the Company as Special Advisor to the CEO, a non-executive officer role.
(3)	Amounts shown represent base salary earned or paid during the fiscal year and take into account reductions in each NEO’s annual base salary in response to the impact of the COVID-19 pandemic, as described under the heading “Compensation Discussion and Analysis—Determination of Fiscal 2020 Executive Compensation—2020 Base Salary.” Mr. Fieler’s amount includes $91,105 for accrued and unused floating holidays and vacation days that was paid out in connection with his departure from the Company.

Proxy Statement	59

Executive Compensation

(4)	The grant date fair value of all stock awards has been calculated in accordance with applicable accounting standards. In the case of RSUs, the value is determined by multiplying the number of units granted by the closing price of our stock on the grant date. For PARSUs awarded in fiscal 2020, they include both internal (EPS) and market-related (TSR) performance goals as described under the “Compensation Discussion and Analysis—Determination of Fiscal 2020 Executive Compensation—Long-Term Incentive Compensation”. Amounts shown reflect the grant date fair value of the 2020 PARSUs for its first tranche of the EPS with fiscal 2020 based on the probable outcome of performance conditions related to these PARSUs at the grant date. Consistent with the applicable accounting standards, the grant date fair value of the market related TSR modifier has been determined using a Monte Carlo simulation model. Further, consistent with accounting standards, grant date fair value reflects the EPS portion of the award for Year 1 only, for which goals were approved in January 2020. This value also reflects grant date fair value of the EPS portion of the 2019 PARSU award for Year 2 (fiscal 2020 EPS) and the EPS portion of the 2018 PARSU award for Year 3 (fiscal 2020 EPS), for which goals were approved in January 2020. The table below sets forth the grant date fair value for the 2020 PARSUs granted on December 6, 2019; the fiscal 2020 EPS portion of the 2019 PARSUs granted on December 7, 2018 and the fiscal 2020 EPS portion of the 2018 PARSUs granted on December 7, 2017 (July 1, 2018 for Mr. Cho and Mr. Fieler). Mr. Fieler’s PARSU grants were forfeited following his departure from the Company in October 2020, and Ms. Myers only received RSUs (new hire grant) and did not receive any PARSU grants during fiscal 2020:

Name	Date of Original PARSU Grant	Probable Outcome of Performance Conditions Grant Date Fair Value ($)*	Maximum Outcome of Performance Conditions Grant Date Fair Value ($)*	Market-related Component Grant Date Fair Value ($)**
Enrique J. Lores	12/6/2019	2,146,734	4,293,468	466,029
	12/7/2018	485,142	970,284
	12/7/2017	478,973	957,946
Steven J. Fieler	12/6/2019	1,122,151	2,244,302	243,606
	12/7/2018	343,470	686,940
	7/1/2018	167,633	335,266
Christoph Schell	12/6/2019	1,122,151	2,244,302	243,606
	12/7/2018	429,342	858,684
	12/7/2017	366,903	733,806
Kim M. Rivera	12/6/2019	1,024,583	2,049,166	222,423
	12/7/2018	429,342	858,684
	12/7/2017	316,138	632,276
Alex Cho	12/6/2019	936,761	1,873,522	203,358
	12/7/2018	343,470	686,940
	7/1/2018	167,633	335,266

*	Amounts shown represent the grant date fair value of the PARSUs subject to the internal EPS performance goal (i) based on the probable or target outcome as of the date the goals were set and (ii) based on achieving the maximum level of performance for the performance period beginning in fiscal 2020. The grant date fair value of the 2020 PARSUs Year 1 EPS units awarded on December 6, 2019, 2019 PARSUs Year 2 EPS units awarded on December 7, 2018 and 2018 PARSUs Year 3 EPS units awarded on December 7, 2017 (or for Mr. Fieler’s and Mr. Cho’s grants, on July 1, 2018) was $21.42 per unit, which was the closing share price of our common stock on January 15, 2020 when the EPS goal was approved. The values of 2020 PARSUs Year 2 and Year 3 EPS units will not be available until January 2021 and January 2022 respectively, and therefore are not included for fiscal 2020, but will be included for their respective fiscal years.
**	Amounts shown represent the grant date fair value of PARSUs subject to the market related TSR modifier of the PARSUs, for which expense recognition is not subject to probable or maximum outcome assumptions. The grant date fair value of the market related TSR modifier of the PARSUs granted December 6, 2019 was $1.55 per unit, which was determined using a Monte Carlo simulation model. The significant assumptions used in this simulation model were a volatility rate of 27.6%, a risk-free interest rate of 1.6%, and a simulation period of 2.9 years. For information on the assumptions used to calculate the fair value of the awards, refer to Note 5 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended October 31, 2020, as filed with the SEC on December 10, 2020.
(5)	Amounts shown represent payouts under the annual PfR incentive (amounts earned during the applicable fiscal year but paid after the end of that fiscal year). Mr. Fieler left the Company on October 2, 2020 and was not eligible to receive the annual PfR.
(6)	Amounts shown represent the increase in the actuarial present value of NEO pension benefits during the applicable fiscal year. As described in more detail under the heading “Narrative to the Fiscal 2020 Pension Benefits Table” below, pension accruals have generally ceased for all NEOs, and NEOs hired after the dates that pension accruals ceased are not eligible to participate in any U.S. defined benefit pension plan. The only exception for the NEOs listed above is that Mr. Cho participates in the International Retirement Guarantee (IRG), which is provided to a small, closed group of employees who have transferred between countries with pension/retirement indemnity plans. Mr. Cho will not accrue additional benefits under the IRG unless he transfers outside of the US with HP Inc. for an extended period of time. Accordingly, the amounts reported for the NEOs do not reflect additional accruals but reflect the passage of one more year from the prior present value calculation and changes in other actuarial assumptions. The assumptions used in calculating the changes in pension benefits are described in footnote (2) to the “Fiscal 2020 Pension Benefits Table” below. No HP plan provides for above-market earnings on deferred compensation amounts, so the amounts reported in this column do not reflect any such earnings.
(7)	The amounts shown are detailed in the “Fiscal 2020 All Other Compensation Table” below.

60	www.hpannualmeeting.com

Executive Compensation

Fiscal 2020 All Other Compensation Table

The following table provides additional information about the amounts that appear in the “All Other Compensation” column in the “Summary Compensation Table” above.

Name	401(k) Company Match(1) ($)	NQDC Company Match(2) ($)	Mobility Program(3) ($)	Security Services/ Systems(4) ($)	Personal Aircraft Usage(5) ($)	Miscellaneous(6) ($)	Total AOC ($)
Enrique J. Lores	11,400	11,200	7,675	37,135	56,445	18,000	141,855
Marie Myers	4,302	—	—	—	—	—	4,302
Steven J. Fieler	—	—	—	—	—	6,347	6,347
Christoph Schell	11,400	11,200	—	—	—	18,000	40,600
Kim M. Rivera	11,400	—	11,888	—	—	20,899	44,187
Alex Cho	11,303	11,200	—	—	—	1,060	23,563

(1)	Represents matching contributions made under the HP 401(k) Plan that were earned for 2020.
(2)	Represents matching contributions credited during fiscal 2020 under the HP Executive Deferred Compensation Plan with respect to the 2019 calendar year of that plan.
(3)	For Ms. Rivera, represents benefits provided under our domestic executive mobility program. For Mr. Lores, represents tax preparation, filing, equalization and compliance services paid under HP’s tax assistance due to business travel in Korea. Due to the taxation impact on US taxpayers who travel to Korea on business and the increase in Korea travel due to our acquisition of Samsung’s Print business, the HRC Committee approved a Tax Assistance Program during its July 2017 meeting that covers our Section 16 officers. The program has the same characteristics as the existing tax equalization program for all other employees. Both programs together ensure a tax neutral scenario for all HP employees who must comply with Korean tax requirements due to business travel to Korea.
(4)	Represents home security services provided to the NEOs and, consistent with SEC guidance, the expense is reported here as a perquisite since there is an incidental personal benefit. The amount reported for Mr. Lores reflects the cost of security services, based on an overall assessment completed by an independent consultant and approved by the HRC Committee in June 2020.
(5)	Represents the value of personal usage of HP corporate aircraft. For purposes of reporting the value of such personal usage in this table, we use data provided by an outside firm to calculate the hourly cost of operating each type of aircraft. These costs include the cost of fuel, maintenance, landing and parking fees, crew, catering and supplies. For trips by NEOs that involve mixed personal and business usage, we include the incremental cost of such personal usage (i.e., the excess of the cost of the actual trip over the cost of a hypothetical trip without the personal usage). For income tax purposes, the amounts included in NEO income are calculated based on the standard industry fare level valuation method. No tax gross ups are provided for this imputed income.
(6)	Includes amounts paid either directly to the executives or on their behalf for financial counseling, tax preparation and estate planning services. For Ms. Rivera, the amount includes $8,660 for financial counseling services that was incurred in fiscal 2019 but not billed until fiscal 2020.

Proxy Statement	61

Executive Compensation

Grants of Plan-Based Awards in Fiscal 2020

The following table provides information on annual PfR incentive awards for fiscal 2020 and awards of RSUs and PARSUs granted during fiscal 2020 as a part of our long-term incentive program:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant-Date Fair Value of Stock and Option Awards(2) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Enrique J. Lores
PfR		24,000	2,400,000	4,800,000
RSU	12/6/2019							214,634	4,399,997
PARSU	12/6/2019				50,111	100,221	200,442		2,612,763
PARSU	12/7/2018				11,325	22,649	45,298		485,142
PARSU	12/7/2017				11,181	22,361	44,722		478,973
Marie Myers
PfR		4,453	445,313	890,625
RSU	3/30/2020							98,094	1,749,997
Steven J. Fieler
PfR		9,500	950,000	1,900,000
RSU	12/6/2019							112,195	2,299,998
PARSU	12/6/2019				26,194	52,388	104,776		1,365,757
PARSU	12/7/2018				8,018	16,035	32,070		343,470
PARSU	7/1/2018				3,913	7,826	15,652		167,633
Christoph Schell
PfR		9,500	950,000	1,900,000
RSU	12/6/2019							112,195	2,299,998
PARSU	12/6/2019				26,194	52,388	104,776		1,365,757
PARSU	12/7/2018				10,022	20,044	40,088		429,342
PARSU	12/7/2017				8,565	17,129	34,258		366,903
Kim M. Rivera
PfR		9,125	912,500	1,825,000
RSU	12/6/2019							102,439	2,100,000
PARSU	12/6/2019				23,917	47,833	95,666		1,247,006
PARSU	12/7/2018				10,022	20,044	40,088		429,342
PARSU	12/7/2017				7,380	14,759	29,518		316,138
Alex Cho
PfR		9,250	925,000	1,850,000
RSU	12/6/2019							93,659	1,920,010
PARSU	12/6/2019				21,867	43,733	87,466		1,140,119
PARSU	12/7/2018				8,018	16,035	32,070		343,470
PARSU	7/1/2018				3,913	7,826	15,652		167,633

(1)	Amounts represent the range of possible cash payouts for fiscal 2020 PfR incentive awards under the Stock Incentive Plan based upon annual salary. In the case of Ms. Myers, the range of possible cash payments is prorated to reflect her actual service during the year following her commencement of employment.
(2)	For the 2018 and 2019 PARSUs, amounts represent the range of shares that may be released at the end of the two- and three-year vesting periods applicable to the PARSUs assuming achievement of threshold, target, or maximum performance. 50% of the PARSUs are eligible for vesting based on EPS performance and 50% are eligible for vesting based on relative TSR performance. PARSUs vest as follows: 16.6% of the units are eligible for vesting based on EPS performance of year one with continued service over two years, 16.6% of the units are eligible for vesting based on EPS performance of year two with continued service over three years, 16.6% of the units are eligible for vesting based on EPS performance of year three with continued service over three years, 25% of the units are eligible for vesting based on TSR performance over two years with continued service over two years, 25% of the units are eligible for vesting based on relative TSR PARSU performance over three years with continued service over three years. For the 2020 PARSUs, amounts represent the range of shares that may be released at the end of the three-year vesting period applicable to the PARSUs assuming achievement of threshold, target, or maximum performance. For the 2020 PARSUs, year 1, fiscal 2020 EPS units are reflected in this table, including the grant date fair value of the market related TSR goal modifier of the PARSUs, for which expense

62	www.hpannualmeeting.com

Executive Compensation

recognition is not subject to probable or maximum outcome assumptions. Further, the 2019 PARSUs – fiscal 2020 EPS units and the 2018 PARSUs – fiscal 2020 EPS units are also included. If our EPS and relative TSR performance are below threshold for the performance period, no shares will be released for the applicable segment based on program description. For additional details, see the discussion of PARSUs under the heading “Compensation Discussion and Analysis—Determination of Fiscal 2020 Executive Compensation—Long-Term Incentive Compensation—2020 PARSUs.”
(3)	RSUs vest as to one-third of the units on each of the first three anniversaries of the grant date, subject to continued service.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table provides information on stock and option awards held by the NEOs as of October 31, 2020:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price(1) ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)
Enrique J. Lores	156,976			12.47	10/29/2023	353,782	6,353,919	226,646	4,070,562
Marie Myers	—			—	—	100,010	1,796,171	—	—
Steven J. Fieler(6)	—			—	—	—	—	—	—
Christoph Schell	—			—	—	802,933	14,420,673	125,069	2,246,239
Kim M. Rivera	—			—	—	214,248	3,847,899	115,595	2,076,086
Alex Cho	9,566			17.29	12/9/2022	194,386	3,491,180	103,846	1,865,074
	32,812			13.83	11/1/2023

(1)	Option exercise prices are the fair market value of our stock on the grant date. In connection with the separation of HPE and in accordance with the employee matters agreement, HP made certain adjustments to the exercise price and number of stock-based compensation awards with the intention of preserving the intrinsic value of the awards prior to the separation. Exercisable and non-exercisable stock options were converted to similar awards of the entity where the employee was working post-separation.
(2)	All options have an eight-year term.
(3)	The amounts in this column include shares underlying dividend equivalent units credited with respect to outstanding stock awards through October 31, 2020. The amounts also include PARSUs granted in fiscal 2019 (Year 2 EPS units) plus accrued dividend equivalent shares. The 2019 PARSUs Year 2 EPS units are reported based on actual performance since those results have been certified (fiscal 2020 EPS period). The release dates and release amounts for all unvested stock awards are as follows, assuming continued service and satisfaction of any applicable financial performance conditions:
	—	Mr. Lores: December 7, 2020 (136,190 shares plus accrued dividend equivalent shares); December 7, 2021 (104,399 shares plus accrued dividend equivalent shares); December 7, 2022 (71,545 shares plus accrued dividend equivalent shares). The number of PARSUs and dividend equivalent shares, as described above, that will be paid out at the end of the three-year vesting period is 25,299.
	—	Ms. Myers: March 30, 2021 (32,698 shares plus accrued dividend equivalent shares); March 30, 2022 (32,698 shares plus accrued dividend equivalent shares); March 30, 2023 (32,698 shares plus accrued dividend equivalent shares.
	—	Mr. Schell: December 7, 2020 (90,825 shares plus accrued dividend equivalent shares); May 4, 2021 (76,876 shares plus accrued dividend equivalent shares); December 7, 2021 (66,472 shares plus accrued dividend equivalent shares); July 25, 2022 (468,823 shares plus accrued dividend equivalent shares); December 7, 2022 (37,399 shares plus accrued dividend equivalent shares). The number of PARSUs and dividend equivalent shares, as described above, that will be paid out at the end of the three-year vesting period is 22,389.
	—	Ms. Rivera: December 7, 2020 (84,203 shares plus accrued dividend equivalent shares); December 7, 2021 (63,220 shares plus accrued dividend equivalent shares); December 7, 2022 (34,147 shares plus accrued dividend equivalent shares). The number of PARSUs and dividend equivalent shares, as described above, that will be paid out at the end of the three-year vesting period is 22,389.
	—	Mr. Cho: December 7, 2020 (69,579 shares plus accrued dividend equivalent shares); July 1, 2021 (11,753 shares plus accrued dividend equivalent shares); December 7, 2021 (54,480 shares plus accrued dividend equivalent shares); December 7, 2022 (31,220 shares plus accrued dividend equivalent shares). The number of PARSUs and dividend equivalent shares, as described above, that will be paid out at the end of the three-year vesting period is 17,911.
(4)	Value calculated based on the $17.96 closing price of our stock on October 30, 2020.
(5)	The amounts in this column include the amounts of PARSUs granted in fiscal 2019 (50% of TSR units) and fiscal 2020 (Year 1 EPS units) plus accrued dividend equivalent shares. The TSR units for PARSUs granted in fiscal 2019 are reported based on threshold performance (50%), and the EPS units for PARSUs granted in fiscal 2020 are reported based on maximum (200%) performance. Actual payout will be on achievement of performance goals at the end of the three-year vesting period.
(6)	Mr. Fieler has no outstanding equity awards as all unvested shares were forfeited when he departed the Company.

Proxy Statement	63

Executive Compensation

Option Exercises and Stock Vested in Fiscal 2020

The following table provides information about options exercised and stock awards vested for the NEOs during the fiscal year ended October 31, 2020:

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(2) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(3) ($)
Enrique J. Lores	—	—	210,690	4,040,903
Marie Myers	—	—	—	—
Steven J. Fieler	—	—	248,927	5,079,912
Christoph Schell	—	—	254,140	4,529,727
Kim M. Rivera	—	—	155,854	2,994,345
Alex Cho	16,000	98,720	122,221	2,338,785

(1)	Includes PARSUs, RSUs, and accrued dividend equivalent shares.
(2)	Represents the amounts realized based on the difference between the market price of HP stock on the date of grant and the exercise price.
(3)	Represents the amounts realized based on the fair market value of our stock on the performance period end date for PARSUs (October 31, 2020) and on the vesting date for RSUs and accrued dividend equivalent shares. Fair market value is determined based on the closing price of our stock on the applicable performance period end/vesting date.

Fiscal 2020 Pension Benefits Table

The following table provides information about the present value of accumulated pension benefits payable to each NEO:

Name	Plan Name(1)	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year ($)
Enrique J. Lores(3)	—	—	—	—
Marie Myers(4)	—	—	—	—
Steven J. Fieler	CAPP	1.3	$10,231	—
Christoph Schell(3)	—	—	—	—
Kim Rivera(3)	—	—	—	—
Alex Cho	RP	7.6	106,156	—
	EBP	7.6	15	—
	IRG	25.3	173,260	—

(1)	The “RP” and the “EBP” are the qualified HP Retirement Plan and the non-qualified HP Excess Benefit Plan, respectively. “CAPP” is the qualified Cash Account Pension Plan. All benefits are frozen under these plans. The RP and CAPP have been merged into the HP Inc. Pension Plan (formerly known as the Hewlett-Packard Company Retirement Plan). The “IRG” is the International Retirement Guarantee which is a nonqualified plan covering certain highly compensated international transfers.
(2)	The present value of accumulated benefits is shown at the age 65 unreduced retirement age for the RP, the EBP and the IRG, and the immediate unreduced benefit from the CAPP using the assumptions under Accounting Standards Codification (ASC) Topic 715-30 Defined Benefit Plans—Pension for the 2020 fiscal year-end measurement (as of October 31, 2020). The present value is based on a discount rate of 2.77% for the RP (this discount rate also applies for CAPP but since the benefit is currently unreduced, there is no discounting applied), 1.44% for the EBP and 1.34% for the IRG, lump sum interest rates of 0.51% for the first five years, 2.31% for the next 15 years and 3.15% thereafter, and applicable mortality for lump sums with the respective mortality improvement scale applied for future years. As of October 31, 2019 (the prior measurement date), the ASC Topic 715-30 assumptions included a discount rate of 3.21% for the RP, 2.39% for the EBP, and 2.50% for the IRG, lump sum interest rates of 2.13% for the first five years, 3.07% for the next 15 years and 3.65% thereafter, and applicable mortality for lump sums with the respective mortality improvement scale applied for future years.
(3)	Mr. Lores, Mr. Schell, and Ms. Rivera are not eligible to receive benefits under any defined benefit pension plan because we ceased benefit accruals under all of our U.S.-qualified defined benefit pension plans prior to the commencement of their employment with HP in the United States.
(4)	Ms. Myers was a participant in the RP and EBP, but when she previously left the Company, she was paid her RP and EBP benefits (in the 2019 fiscal year).

64	www.hpannualmeeting.com

Executive Compensation

Narrative to the Fiscal 2020 Pension Benefits Table

No NEO currently accrues a benefit under any qualified or non-qualified defined benefit pension plan because we ceased benefit accruals in all our U.S.-qualified defined benefit pension plans (and their non-qualified plan counterparts) in prior years. In the case of Mr. Cho, his IRG benefit is based on the US retirement program and since the US pension plans are frozen there is no accrual under that plan. Benefits previously accrued by Mr. Fieler under CAPP and those accrued by Mr. Cho under the RP, EBP and IRG are payable to them following termination of employment, subject to the terms of the applicable plans.

Terms of the HP Retirement Plan (RP)

Mr. Cho earned benefits under the RP and the EBP based on pay and service prior to 2006. The RP is a traditional defined benefit plan that provided a benefit based on years of service and the participant’s “highest average pay rate,” reduced by a portion of Social Security earnings. “Highest average pay rate” was determined based on the 20 consecutive fiscal quarters when pay was the highest. Pay for this purpose included base pay and bonus, subject to applicable IRS limits. Benefits under the RP may be taken in one of several different annuity forms or in an actuarially equivalent lump sum. Since Mr. Cho became a participant in the RP after November 1, 1993, he has no Deferred Profit-Sharing Plan (DPSP) balance to be integrated with the RP.

Benefits not payable from the RP due to IRS limits are paid from the EBP under which benefits are unfunded and unsecured. When an EBP participant with relatively small benefits terminates they are paid their EBP benefit in January of the year following their termination, subject to any delay required by Section 409A of the Code.

Terms of the Cash Account Pension Plan (CAPP)

Mr. Fieler earned benefits under the CAPP based on his compensation beginning in September 2004 through the end of 2005, when benefits were frozen. While interest continues to accrue on the CAPP balance, no pay credits have been applied since the end of 2005. CAPP provided for 4% of pay credits to a cash balance account with interest credited at a 1-year Treasury bill plus 1% interest rate. The CAPP balance can be paid as a lump sum with the appropriate election and spousal consent if married or can be converted to annuity forms of payment.

Terms of the International Retirement Guarantee (IRG)

Employees who transferred internationally at the Company’s request prior to 2000 were put into an international umbrella plan. This plan determines the country of guarantee which is generally the country in which an employee has spent the longest portion of his HP Inc. career. For Mr. Cho, the country of guarantee is currently the U.S. The IRG determines the present value of a full career benefit for Mr. Cho under the HP Inc. sponsored retirement benefit plans that applied to employees working in the U.S., and U.S. Social Security (since the U.S. is his country of guarantee) then offsets the present value of the retirement benefits from plans and social insurance systems in the countries in which he earned retirement benefits (France and the US) for his total period of HP Inc. employment. The net benefit value is payable as a single lump sum amount as soon as practicable after termination or retirement, subject to any delay required by Section 409A of the Code. This is a nonqualified retirement plan.

Fiscal 2020 Non-Qualified Deferred Compensation Table

The following table provides information about contributions, earnings, withdrawals, distributions, and balances under the EDCP:

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(1)(2) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions(3) ($)	Aggregate Balance at FYE(4) ($)
Enrique J. Lores	550,057	11,200	98,975	—	2,849,306
Marie Myers	212,926	—	1,483	—	214,409
Steven J. Fieler	—	—	1,437	20,109	—
Christoph Schell	11,368	11,200	4,565	25,945	58,731
Kim M. Rivera	—	—	2,008	—	30,320
Alex Cho	11,400	11,200	3,620	—	62,205

(1)

The amounts reported here as “Executive Contributions” and “Registrant Contributions” are reported as compensation to such NEO in the “Salary” and “Non-Equity Incentive Plan Compensation” columns in the “Summary Compensation Table” above.

(2)

The contributions reported here as “Registrant Contributions” were made in fiscal 2020 with respect to calendar year 2019 participant base pay deferrals. During fiscal 2020, the NEOs were eligible to receive a 4% matching contribution on base pay deferrals that exceeded the IRS limit that applies to the qualified HP 401(k) Plan up to a maximum of two times that limit.

(3)	The distributions reported here were made pursuant to participant elections made prior to the time that the amounts were deferred in accordance with plan rules.
(4)

Of these balances, the following amount was reported as compensation to such NEO in the Summary Compensation Table in prior proxy statements: Mr. Lores $1,251,677, Ms. Myers $0, Mr. Fieler $9,932, Mr. Schell $0, Ms. Rivera $8,840, and Mr. Cho $15,240. The information reported in this footnote is provided to clarify the extent to which amounts payable as deferred compensation represent compensation reported in our prior proxy statements, rather than additional earned compensation.

Proxy Statement	65

Executive Compensation

Narrative to the Fiscal 2020 Non-qualified Deferred Compensation Table

HP sponsors the EDCP, a non-qualified deferred compensation plan that permits eligible U.S. employees to defer base pay in excess of the amount taken into account under the qualified HP 401(k) Plan and bonus amounts of up to 95% of the annual PfR incentive bonus payable under the annual PfR incentive plan. In addition, a matching contribution is available under the plan to eligible employees. The matching contribution applies to base pay deferrals on compensation above the IRS limit that applies to the qualified HP 401(k) Plan, up to a maximum of two times that compensation limit (matching contributions made in fiscal year 2020 pertained to base pay from $280,000 to $560,000 during calendar year 2019). During fiscal 2020, the NEOs were eligible for a matching contribution of up to 4% on base pay contributions in excess of the IRS limit, up to a maximum of two times that limit.

Upon becoming eligible for participation or during the annual enrollment period, employees must specify the amount of base pay and/or the percentage of bonus to be deferred, as well as the time and form of payment. If termination of employment occurs before retirement (defined as at least age 55 with 15 years of continuous service), distribution is made in the form of a lump sum in January of the year following the year of termination, subject to any delay required under Section 409A of the Code. At retirement (or earlier, if properly elected), benefits are paid according to the distribution election made by the participant at the time of the deferral election, subject to any delay required under Section 409A of the Code. As of the end of fiscal 2020, Mr. Lores was the only NEO who was retirement eligible. In the event of death, the remaining vested EDCP account balance will be paid to the designated beneficiary, or otherwise in accordance with the EDCP provisions, in a single lump-sum payment in the month following the month of death.

Amounts deferred or credited under the EDCP are credited with hypothetical investment earnings based on participant investment elections made from among the investment options available under the HP 401(k) Plan. Accounts maintained for participants under the EDCP are not held in trust, and all such accounts are subject to the claims of general creditors of HP. No amounts are credited with above-market earnings.

Potential Payments Upon Termination or Change in Control

The amounts in the following table estimate potential payments due if a NEO had terminated employment with HP effective October 31, 2020 under each of the circumstances specified below. These amounts are in addition to benefits generally available to U.S. employees upon termination of employment, such as distributions from the retirement plans and the HP 401(k) Plan and payment of accrued vacation where required.

				Long Term Incentive Programs(3)
Name	Termination Scenario	Total(1)	Severance(2)	Stock Options	Restricted Stock	PARSU
Enrique J. Lores(4)	Voluntary	$8,661,743	$0	$0	$5,889,549	$2,762,194
	Disability	$13,059,334	$0	$0	$5,889,549	$7,159,785
	Retirement	$8,661,743	$0	$0	$5,889,549	$2,762,194
	Death	$13,059,334	$0	$0	$5,889,549	$7,159,785
	Not for Cause	$15,888,875	$7,227,132	$0	$5,889,549	$2,762,194
	Change in Control	$20,286,466	$7,227,132	$0	$5,889,549	$7,159,785
Marie Myers	Voluntary/For Cause	$0	$0	$0	$0	$0
	Disability	$1,796,171	$0	$0	$1,796,171	$0
	Retirement	$0	$0	$0	$0	$0
	Death	$1,796,171	$0	$0	$1,796,171	$0
	Not for Cause	$2,384,226	$1,985,065	$0	$399,161	$0
	Change in Control	$3,781,236	$1,985,065	$0	$1,796,171	$0
Christoph Schell	Voluntary/For Cause	$0	$0	$0	$0	$0
	Disability	$18,320,640	$0	$0	$14,018,566	$4,302,074
	Retirement	$0	$0	$0	$0	$0
	Death	$18,320,640	$0	$0	$14,018,566	$4,302,074
	Not for Cause	$11,203,959	$3,146,636	$0	$6,290,903	$1,766,420
	Change in Control	$21,467,276	$3,146,636	$0	$14,018,566	$4,302,074

66	www.hpannualmeeting.com

Executive Compensation

				Long Term Incentive Programs(3)
Name	Termination Scenario	Total(1)	Severance(2)	Stock Options	Restricted Stock	PARSU
Kim M. Rivera(5)	Voluntary/For Cause	$0	$0	$0	$0	$0
	Disability	$7,492,636	$0	$0	$3,445,792	$4,046,844
	Retirement	$0	$0	$0	$0	$0
	Death	$7,492,636	$0	$0	$3,445,792	$4,046,844
	Not for Cause	$6,068,827	$2,902,335	$0	$1,485,149	$1,681,343
	Change in Control	$10,394,971	$2,902,335	$0	$3,445,792	$4,046,844
Alex Cho	Voluntary/For Cause	$0	$0	$0	$0	$0
	Disability	$6,713,275	$0	$0	$3,169,499	$3,543,776
	Retirement	$0	$0	$0	$0	$0
	Death	$6,713,275	$0	$0	$3,169,499	$3,543,776
	Not for Cause	$5,276,638	$2,525,687	$0	$1,303,770	$1,447,181
	Change in Control	$9,238,962	$2,525,687	$0	$3,169,499	$3,543,776

(1)

Total does not include amounts earned or benefits accumulated due to continued service by the NEO through October 31, 2020, including vested stock options, PCSOs, RSUs, PARSUs, accrued retirement benefits, and vested balances in the EDCP, as those amounts are detailed in the preceding tables.

(2)

The amounts reported are the cash benefits payable in the event of a qualifying termination under the SPEO: for CEO, 2x multiple of base pay plus either the average of the actual annual incentives paid for the preceding three years, or target bonus if less than three full years at the level by the end of the fiscal year; for other NEOs, 1.5x multiple of base pay plus either the average of the actual annual incentives paid for the preceding three years, or target bonus if less than three full years at the level by the end of the fiscal year; and includes 18 months’ COBRA premiums for continued group medical coverage for the NEOs and their eligible dependents. In addition, each NEO would be eligible to receive a pro-rata cash bonus based on actual performance (in the event of a qualifying termination outside of the context of a change in control) or based on target performance (in the event of a qualifying termination within 24 months of a change in control); such amounts have not been included in this column.

(3)

Upon an involuntary termination not for cause, covered executives receive pro-rata vesting on unvested equity awards as discussed under the heading “Executive Compensation—Compensation Discussion and Analysis—Severance and Long-term Incentive Change in Control Plan for Executive Officers.” Full vesting of PARSUs based on performance at target levels (to the extent that the actual performance period has not been completed) applies in the event of a termination due to death or disability for all grant recipients. Pro-rata vesting of PARSUs based on actual performance applies in the event of a termination due to retirement for all grant recipients. To calculate the value of unvested PARSUs for purposes of this table, target performance is used unless the performance period has been completed and the results have been certified. Full vesting of unvested PCSOs applies in the event of a termination due to death or disability for all grant recipients. With respect to the treatment of equity in the event of a change in control of HP, the information reported reflects the SPEO-approved change in control terms. As of the end of the fiscal year 2020, only Mr. Lores is retirement eligible.

(4)	As of the end of fiscal 2020, Mr. Lores is retirement eligible (a minimum age of 55 plus years of service equal to or greater than 70 points).
(5)

Ms. Rivera stepped down as President, Strategy and Business Management and Chief Legal Officer, effective February 1, 2021. Since stepping down from such positions, Ms. Rivera has continued to be employed by the Company as Special Advisor to the CEO, a non-executive officer role. In connection with this transition, Ms. Rivera entered into an agreement with the Company, pursuant to which Ms. Rivera will continue to be paid her annual base salary through December 31, 2021, her previously granted equity awards will continue to vest in accordance with their terms through such date, and she will be paid an annual cash bonus at target for fiscal year 2021, in each case subject to the terms of such agreement. Upon her termination, Ms. Rivera will be eligible to receive, unless terminated for cause, severance benefits which are consistent with the severance benefits provided for under the SPEO, as described under “Executive Compensation—Compensation Discussion and Analysis—Severance and Long-term Incentive Change in Control Plan for Executive Officers.”

Mr. Fieler stepped down as our Chief Financial Officer and left the Company on October 2, 2020. Given that Mr. Fieler’s departure was a voluntary resignation, he did not receive any severance payments or benefits in connection with his departure. He also did not receive any accelerated vesting of his outstanding equity awards.

Narrative to the Potential Payments Upon Termination or Change in Control Table

HP Severance Plan for Executive Officers

An executive will be deemed to have incurred a qualifying termination for purposes of the SPEO if he or she is involuntarily terminated without cause and executes a full release of claims in a form satisfactory to HP promptly following termination. For purposes of the SPEO, “cause” means an executive’s conviction of, or plea of guilty or nolo contendere to, a felony under federal law or the law of the state in which such action occurred; executive’s willful and deliberate failure in the performance of the executive’s duties in any material respect; executive’s willful misconduct that results in material harm to HP; or a material violation of HP’s ethics and compliance program, code of conduct or other material policy of HP. The material terms of the SPEO are described under the heading “Executive Compensation—Compensation Discussion and Analysis—Severance and Long-term Incentive Change in Control Plan for Executive Officers.”

Proxy Statement	67

Executive Compensation

Voluntary or “For Cause” Termination

In general, an NEO who remained employed through October 31, 2020 (the last day of the fiscal year) but voluntarily terminated employment immediately thereafter, or was terminated immediately thereafter in a “for cause” termination, would be eligible (1) to receive his or her annual incentive amount earned for fiscal 2020 under the annual PfR incentive (subject to any discretionary downward adjustment or elimination by the HRC Committee prior to actual payment, and to any applicable clawback policy), (2) to exercise his or her vested stock options up to three months following a voluntary termination, and up to the date of termination in the case of termination “for cause,” (3) to receive a distribution of vested amounts deferred or credited under the EDCP, and (4) to receive a distribution of his or her vested benefits, if any, under the HP 401(k) and pension plans. An NEO who terminated employment before October 31, 2020, either voluntarily or in a “for cause” termination, would generally not have been eligible to receive any amount under the annual PfR incentive with respect to the fiscal year in which the termination occurred, except that the HRC Committee has the discretion to make payment of prorated bonus amounts to individuals on leave of absence or in non-pay status, as well as in connection with certain voluntary severance incentives, workforce reductions, and similar programs.

“Not for Cause” Termination

A “not for cause” termination of an NEO who remained employed through October 31, 2020 and was terminated immediately thereafter would qualify the NEO for the amounts described above under a “voluntary” termination in addition to benefits under the SPEO if the NEO signs the required release of claims in favor of HP.

In addition to the cash severance benefits and pro-rata equity awards payable under the SPEO, the NEO would be eligible to exercise vested stock options up to one year after termination and receive distributions of vested, accrued benefits from HP deferred compensation and pension plans.

Termination Following a Change in Control

In the event of a change in control of HP, RSUs, stock options, and PCSOs will vest in full if the successor does not assume such awards or if an individual is terminated without Cause or terminates with Good Reason within 24 months of a change in control. Under each scenario, outstanding PARSUs will vest in full with vesting based on actual performance with respect to awards for which the performance period has ended and target performance level with respect to awards for which the performance period has not ended, as determined by the Committee within 30 days of change in control.

Death or Disability Terminations

An NEO who continued in employment through October 31, 2020 whose employment is terminated immediately thereafter due to death or disability would be eligible (1) to receive his or her full annual incentive amount earned for fiscal 2020 under the annual PfR incentive determined by HP in its sole discretion, (2) to receive a distribution of vested amounts deferred or credited under the EDCP, and (3) to receive a distribution of his or her vested benefits under the HP 401(k) and pension plans.

Upon termination due to death or disability, equity awards held by the NEO may vest in full. If termination is due to disability, RSUs, stock options, and PCSOs will vest in full, subject to satisfaction of applicable performance conditions, and, in the case of stock options and PCSOs, must be exercised within three years of termination or by the original expiration date, if earlier; all unvested portions of the PARSUs, including any amounts for dividend equivalent payments, shall vest based on performance at target levels. If termination is due to the NEO’s death, RSUs, stock options, and PCSOs will vest in full and, in the case of stock options and PCSOs, must be exercised within one year of termination or by the original expiration date, if earlier; all unvested portions of the PARSUs, including any amounts for dividend equivalent payments, shall vest based on performance at target levels.

HP Severance Policy for Senior Executives

Under the HP Severance Policy for Senior Executives adopted by the Board in July 2003 (the “HP Severance Policy”), HP will seek stockholder approval for future severance agreements, if any, with certain senior executives that provide specified benefits in an amount exceeding 2.99 times the sum of the executive’s current annual base salary plus annual target cash bonus, in each case as in effect immediately prior to the time of such executive’s termination. Individuals subject to this policy consist of the Section 16 officers designated by the Board. In implementing this policy, the Board may elect to seek stockholder approval after the material terms of the relevant severance agreement are agreed upon.

For purposes of determining the amounts subject to the HP Severance Policy, benefits subject to the limit generally include cash separation payments that directly relate to extraordinary benefits that are not available to groups of employees other than the Section 16 officers upon termination of employment. Benefits that have been earned or accrued, as well as prorated bonuses, accelerated stock or option vesting, and other benefits that are consistent with our practices applicable to employees other than the Section 16 officers, are not counted against the limit. Specifically, benefits subject to the HP Severance Policy include: (a) separation payments based on a multiplier of salary plus target bonus, or cash amounts payable for the uncompleted portion of employment agreements; (b) the value of any service period credited to a Section 16 officer in

68	www.hpannualmeeting.com

Executive Compensation

excess of the period of service actually provided by such Section 16 officer for purposes of any employee benefit plan; (c) the value of benefits and perquisites that are inconsistent with our practices applicable to one or more groups of employees in addition to, or other than, the Section 16 officers (“Company Practices”); and (d) the value of any accelerated vesting of any stock options, stock appreciation rights, restricted stock, RSUs, or long-term cash incentives that is inconsistent with Company Practices. The following benefits are not subject to the HP Severance Policy, either because they have been previously earned or accrued by the employee or because they are consistent with Company Practices: (i) compensation and benefits earned, accrued, deferred or otherwise provided for employment services rendered on or prior to the date of termination of employment pursuant to bonus, retirement, deferred compensation, or other benefit plans (e.g., 401(k) Plan distributions, payments pursuant to retirement plans, distributions under deferred compensation plans or payments for accrued benefits such as unused vacation days), and any amounts earned with respect to such compensation and benefits in accordance with the terms of the applicable plan; (ii) payments of prorated portions of bonuses or prorated long-term incentive payments that are consistent with Company Practices; (iii) acceleration of the vesting of stock options, stock appreciation rights, restricted stock, RSUs or long-term cash incentives that is consistent with Company Practices; (iv) payments or benefits required to be provided by law; and (v) benefits and perquisites provided in accordance with the terms of any benefit plan, program, or arrangement sponsored by HP or its affiliates that are consistent with Company Practices.

For purposes of the HP Severance Policy, future severance agreements include any severance agreements or employment agreements containing severance provisions that we may enter into after the adoption of the HP Severance Policy by the Board, as well as agreements renewing, modifying, or extending such agreements. Future severance agreements do not include retirement plans, deferred compensation plans, early retirement plans, workforce restructuring plans, retention plans in connection with extraordinary transactions, or similar plans or agreements entered into in connection with any of the foregoing, provided that such plans or agreements are applicable to one or more groups of employees in addition to the Section 16 officers.

HP Retirement Arrangements

Upon retirement immediately after October 31, 2020 with a minimum age of 55 and years of combined age and service equal to or greater than 70, HP employees in the United States receive full vesting of time-based options (other than options granted under a retention agreement on or after June 25, 2019) granted under our stock plans with a post-termination exercise period of up to three years or the original expiration date, whichever comes first, as well as full vesting of RSUs (other than RSUs granted under a retention agreement on or after June 25, 2019). Awards under the PARSU program, if any, are paid on a prorated basis to participants at the end of the performance period based on actual results, and bonuses, if any, under the annual PfR incentive plan may be paid in prorated amounts at the discretion of management based on actual results. In accordance with Section 409A of the Code, certain amounts payable upon retirement (or other termination) of the NEOs and other key employees will not be paid out for at least six months following termination of employment. As of the end of fiscal 2020, Mr. Lores was the only NEO who was retirement eligible.

We sponsor two retiree medical programs in the United States, one of which provides subsidized coverage for eligible participants based on years of service. Eligibility for this program requires that participants have been continuously employed by HP since January 1, 2003 and have met other age and service requirements. None of the NEOs are eligible for this program.

The other U.S. retiree medical program we sponsor provides eligible retirees with access to coverage at group rates only, with no direct subsidy provided by HP. All the NEOs could be eligible for this program if they retire from HP on or after age 55 with at least ten years of qualifying service or if they retire at any age with combined age plus service equal to 80 or more years. In addition, beginning at age 45, eligible U.S. employees may participate in the HP Retirement Medical Savings Account Plan (the “RMSA”), under which certain participants are eligible to receive HP matching credits of up to $1,200 per year, up to a lifetime maximum of $12,000, which can be used to cover the cost of such retiree medical coverage (or other qualifying medical expenses) if the employee meets the eligibility requirements for HP retiree medical benefits. None of the NEOs are currently receiving the HP matching credits under the RMSA.

Proxy Statement	69

Executive Compensation

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of October 31, 2020.

Plan Category	Common shares to be issued upon exercise of outstanding options, warrants and rights(1) (a)		Weighted- average exercise price of outstanding options, warrants and rights(2) (b)	Common shares available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by HP stockholders	34,775,994	(3)	$16.3182	229,333,681	(4)
Equity compensation plans not approved by HP stockholders	—		—	—
Total	34,775,994		$16.3182	229,333,681

(1)	This column does not reflect awards of options and RSUs assumed in acquisitions where the plans governing the awards were not available for future awards as of October 31, 2020. As of October 31, 2020, there were no individual awards of options or RSUs outstanding pursuant to awards assumed in connection with acquisitions and granted under such plans.
(2)	This column does not reflect the exercise price of shares underlying the assumed options referred to in footnote (1) to this table or the purchase price of shares to be purchased pursuant to the HP Inc. 2011 Employee Stock Purchase Plan (the “2011 ESPP”) or the legacy HP Employee Stock Purchase Plan (the “Legacy ESPP”). In addition, the weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding awards of RSUs and PARSUs, which have no exercise price.
(3)	Includes awards of options and RSUs outstanding under the 2004 Plan and 2011 ESPP. Also includes awards of PARSUs representing 2,879,350 shares that may be issued under the 2004 Plan. Each PARSU award reflects a target number of shares that may be issued to the award recipient. HP determines the actual number of shares the recipient receives at the end of a three-year performance period based on results achieved compared with Company performance goals and stockholder return relative to the market. The actual number of shares that a grant recipient receives at the end of the period may range from 0% to 200% of the target number of shares.
(4)	Includes (i) 150,305,765 shares available for future issuance under the 2004 Plan; (ii) 74,935,925 shares available for future issuance under the 2011 ESPP; (iii) 2,725,611 shares available for future issuances under the Legacy ESPP, a plan under which employee stock purchases are no longer made; and (iv) 1,366,380 shares are reserved for issuance under our Service Anniversary Stock Plan, a plan under which awards are no longer granted. Taking into account the enumerated unavailable shares from the Legacy ESPP and the Service Anniversary Stock Plan, a total of 229,333,681 shares were available for future grants as of October 31, 2020. The HP Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”), which was approved by stockholders at the 2020 annual meeting of stockholders, will be effective on May 1, 2021. 50,000,000 shares will be available for future issuance under the 2021 ESPP. The 2021 ESPP will replace the 2011 ESPP, which will terminate on May 1, 2021.

CEO Pay Ratio Disclosure

In accordance with SEC rules, we are reporting our CEO pay ratio. As set forth in the Summary Compensation Table, our CEO’s annual total compensation for fiscal 2020 was $12,479,815. Our median employee’s annual total compensation was $88,448, resulting in a CEO pay ratio of 141:1.

In calculating the CEO pay ratio, the SEC rules allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions reflecting their unique employee populations. Therefore, our reported CEO pay ratio may not be comparable to CEO pay ratios reported by other companies due to differences in industries and geographical dispersion, as well as the different estimates, assumptions, and methodologies applied by other companies in calculating their CEO pay ratios.

Our CEO pay ratio is based on the following methodology:

—	We are using the same median employee for our fiscal 2020 pay ratio calculation as we used in fiscal 2019 and 2018, as there have been no changes in employee population or compensation arrangements, such as any mergers, spinoffs, or mass layoffs, that would result in a significant change to our pay ratio disclosure.
—	We calculated the median employee’s annual total compensation for fiscal 2020 using the same methodology that was used for our named executive officers, as set forth in the Summary Compensation Table.

70	www.hpannualmeeting.com

Common Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of December 31, 2020 (or as of the date otherwise indicated below) concerning beneficial ownership by:

—	holders of more than 5% of HP’s outstanding shares of common stock;
—	our Directors and nominees;
—	each of the named executive officers listed in the Summary Compensation Table on page 59; and
—	all of our Directors and executive officers as a group.

The information provided in the table is based on our records, information filed with the SEC and information provided to HP, except where otherwise noted.

The number of shares beneficially owned by each entity or individual is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting or investment power and also any shares that the entity or individual has the right to acquire as of March 1, 2021 (60 days after December 31, 2020) through the exercise of any stock options, through the vesting/settlement of RSUs payable in shares, or upon the exercise of other rights. Beneficial ownership excludes options or other rights vesting after March 1, 2021 and any RSUs vesting/ settling, as applicable, on or before March 1, 2021 that may be payable in cash or shares at HP’s election. Unless otherwise indicated, each person has sole voting and investment power (or shares such power with his or her spouse) with respect to the shares set forth in the following table.

Beneficial Ownership Table

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding
Dodge & Cox(1)	149,699,491	12.0%
The Vanguard Group(2)	119,024,801	9.5%
BlackRock, Inc.(3)	113,755,211	9.1%
Aida M. Alvarez	65,864	*
Shumeet Banerji	45,770	*
Robert R. Bennett	153,259	*
Charles “Chip” V. Bergh(4)	203,228	*
Stacy Brown-Philpot	68,338	*
Stephanie A. Burns	78,787	*
Mary Anne Citrino(5)	213,844	*
Richard L. Clemmer	20,006	*
Yoky Matsuoka	37,459	*
Judith (“Jami”) Miscik	—	*
Stacey Mobley	68,338	*
Subra Suresh	73,077	*
Alex Cho	64,435	*
Steven J. Fieler	—	*
Enrique J. Lores(6)	689,026	*
Marie Myers	—	*
Kim M. Rivera	92,208	*
Christoph Schell	110,827	*
All current Executive Officers and Directors as a Group (20 persons)(7)	2,344,680	*

*	Represents holdings of less than 1% based on shares of our common stock outstanding as of December 31, 2020.

Proxy Statement	71

Ownership of Our Stock

(1)	Based on the most recently available Schedule 13G/A filed with the SEC on February 11, 2021 by Dodge & Cox. According to its Schedule 13G/A, Dodge & Cox reported having sole voting power over 142,703,810 shares, shared voting power over no shares, sole dispositive power over 149,699,491 shares and shared dispositive power over no shares. The securities reported on the Schedule 13G/A are beneficially owned by clients of Dodge & Cox, which clients may include investment companies registered under the Investment Company Act of 1940 and other managed accounts, and which clients have the right to receive or the power to direct the receipt of dividends from, and the proceeds from the sale of, HP’s stock. Dodge & Cox Stock Fund, an investment company registered under the Investment Company Act of 1940, has an interest of 90,500,337 shares. The Schedule 13G/A contained information as of December 31, 2020 and may not reflect current holdings of HP’s stock. The address of Dodge & Cox is 555 California Street, 40th Floor, San Francisco, CA 94104.
(2)	Based on the most recently available Schedule 13G/A filed by the Vanguard Group on February 10, 2021. According to its Schedule 13G/A, the Vanguard Group reported having sole voting power over no shares, shared voting power over 2,278,744 shares, sole dispositive power over 112,849,039 shares, and shared dispositive power over 6,175,762 shares. The Schedule 13G/A contained information as of December 31, 2020 and may not reflect current holdings of HP’s stock. The address for the Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(3)	Based on the most recently available Schedule 13G/A filed with the SEC on January 29, 2021 by BlackRock, Inc. According to its Schedule 13G/A, BlackRock, Inc. reported having sole voting power over 99,361,029 shares, shared voting power over no shares, sole dispositive power over 113,755,211 shares and shared dispositive power over no shares. The Schedule 13G/A contained information as of December 31, 2020 and may not reflect current holdings of HP’s stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(4)	Includes 146,148 shares that Mr. Bergh has the right to acquire by exercise of stock options.
(5)	Includes 159,671 shares that Ms. Citrino has the right to acquire by exercise of stock options.
(6)	Includes 156,976 shares that Mr. Lores has the right to acquire by exercise of stock options.
(7)	Includes 557,720 shares that current executive officers and Directors have the right to acquire by exercise of stock options.

72	www.hpannualmeeting.com

STOCKHOLDER PROPOSAL:

Right to Act by Written Consent	The Board recommends a vote AGAINST this proposal

This stockholder proposal has been submitted by John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278 (the beneficial owner of 200 shares of HP Common Stock). The proponent has requested we include the proposal and supporting statement in this proxy statement, and, if properly presented, the proposal will be voted on at the annual meeting.

This proposal and supporting statement are quoted verbatim below and HP is not responsible for any inaccuracies contained in them.

The HP Board recommends a vote AGAINST this proposal and its opposition statement can be found below the proposal.

Proposal 4 – Shareholder Right to Act by Written Consent

Shareholders request that our board of directors take such steps as may be necessary to permit written consent by the shareholders entitled to cast the minimum number of votes that would be necessary to authorize an action at a meeting at which all shareholders entitled to vote thereon were present and voting. This includes shareholder ability to initiate any appropriate topic for written consent.

This proposal topic won 88%-support at an AT&T annual meeting. We gave 51% support to this proposal topic in 2018. Plus we gave 49% support to this proposal topic in 2020. The 2020 vote was in effect a 51% vote because management put its hand on the scale in regard to the 2020 proposal. Management spent shareholder money to do extra advertisements against the 2020 proposal. Plus management also made it less difficult for shareholders to call a special shareholder meeting in an attempt to pacify shareholders. And this was before the shareholder right to call a special in-person shareholder meeting was eliminated by the 2020 pandemic.

The Bank of New York Mellon Corporation (BK) said it adopted written consent in 2019 after 45%-support for a written consent shareholder proposal. This was clearly less than our 51% vote. And this BK action was a year before the pandemic made in-person shareholder meetings a dinosaur - perhaps forever. It is so much easier for management to conduct an online shareholder meeting that management is now spoiled and will never want to return to an in-person shareholder meeting.

Shareholders need to be able to accomplish more outside of a shareholder meeting due to the onslaught of tightly controlled online shareholder meetings.

With the near universal use of online annual shareholder meetings, which can last only 10-minutes, shareholders are severely restricted in making their views known because all challenging questions and comments can be screened out.

For instance Goodyear management hit the mute button right in the middle of a formal shareholder proposal presentation at its 2020 shareholder meeting. Goodyear management simply did not want shareholders to hear constructive criticism.

Plus AT&T management would not allow any sponsors of shareholder proposals to speak at the 2020 AT&T online annual meeting during the pandemic.

Please see:

AT&T investors denied a dial-in as annual meeting goes online https://whbl.com/2020/04/17/att-investors-denied-a-dial-in-as-annual-meeting-goes-online/1007928/

Online meetings also give management a blank check to make false statements. For instance management at scores of 2020 online annual meetings falsely stated that there were no more shareholder questions. Online shareholders were powerless to point out that their questions were not answered.

Proxy Statement	73

Stockholder Proposal

Please see:

Schwartz-Ziv, Miriam, How Shifting from In-Person to Virtual Shareholder Meetings Affects Shareholders' ’Voice (August 16, 2020).

Available at SSRN: https://ssrn.com/abstract=3674998 or http://dx.doi.org/10.2139/ssrn.3674998

Now more than ever shareholders need to have the option to take action outside of a shareholder meeting since tightly controlled online shareholder meetings are a shareholder engagement wasteland.

Please vote yes:
Shareholder Right to Act by Written Consent - Proposal 4

Statement in Opposition

The Board has carefully reviewed this proposal and unanimously recommends a vote AGAINST it for the following key reasons:

—	a nearly identical proposal was considered and rejected by stockholders at our 2020 Annual Meeting;
—	the existing right of HP stockholders to call a special meeting of stockholders at a 15% threshold;
—	HP’s strong stockholder engagement practices year-round, including recently and specifically with respect to a proposal to permit stockholders to act by written consent without a meeting of stockholders; and
—	the Board’s belief that the proposal would circumvent the protections, procedural safeguards and advantages provided to all stockholders by stockholder meetings.

HP continually evaluates stockholder feedback and developments in corporate governance and implements appropriate changes to its corporate governance policies and practices that it believes are in the best interests of HP and its stockholders.

Our stockholders were given an opportunity to consider a nearly identical proposal at our 2020 Annual Meeting. At that meeting, an advisory proposal to provide stockholders with the ability to act by written consent without a meeting of stockholders failed to receive support from a majority of the shares present and entitled to vote on the proposal. Specifically, of the share present and entitled to vote, 49.7% supported the proposal, while 50.3% voted against the proposal or abstained from voting (which has the same effect as a vote against). As a percentage of outstanding shares, 37.5% supported the proposal.

Following the receipt of this proposal, the Board revisited its review and analysis from last year. Specifically, the Board considered whether there have been any material changes to the factors that the Board considered last year with respect to the potential adoption of a written consent right. After thorough consideration, the Board determined that adopting a written consent right is not in the best interests of HP or our stockholders at this time for the following reasons:

—	a nearly identical written consent stockholder proposal having failed at our 2020 Annual Meeting;
—	HP’s most recent stockholder engagement conducted in January 2021, which included stockholders representing approximately 30% of our outstanding stock as of December 31, 2020, confirmed once again that many of our stockholders continue to be satisfied with our current corporate governance profile, robust record of engagement with and responsiveness to stockholders, and commitment to transparency;
—	other governance rights we already provide our stockholders, including a meaningful proxy access right;
—	the fact that the written consent process is less transparent and less democratic than action at a stockholder meeting, because stockholder action by written consent may not result in all stockholders receiving advance notice of a proposed action prior to its approval by written consent and does not permit a variety of views on a proposal to be exchanged;
—	the fact that action by written consent can create substantial confusion and disruption, as different stockholder groups may solicit multiple written consents simultaneously, some of which may be duplicative or contradictory; and
—	our current stockholder base and the relatively consistent presence of at least one stockholder that has owned or controlled the vote of more than 10% of our outstanding shares over the past few years, which makes the 15% threshold to call a special meeting realistic to achieve.

The Board also took note of the closeness of the vote on a written consent proposal at the 2018 Annual Meeting, where, of the shares present and entitled to vote, 50.4% (or 37.5% of our outstanding shares) supported the proposal. In response to the vote at the 2018 Annual Meeting, the Board conducted further engagement with our stockholders to better understand the vote results and incorporate stockholder feedback into the Board’s ultimate response to that vote. Based on the feedback received from stockholders during such engagement, the Board determined it would be consistent with the wishes of the broadest group of our stockholders and responsive to the vote on the written consent proposal at the 2018 Annual Meeting to further facilitate the ability of stockholders to act in between annual meetings. Specifically, in lieu of adopting a written

74	www.hpannualmeeting.com

Stockholder Proposal

consent right, effective as of February 7, 2019, the Board amended our Bylaws to lower the threshold share ownership required to call a special meeting from 25% to 15% of our outstanding shares. We believe that stockholder support of the Board’s response to the vote on the written consent proposal at the 2018 Annual Meeting is evidenced by our stockholders rejecting a nearly identical proposal at the 2020 Annual Meeting.

For all of the above reasons, the Board continues to believe that the risk of abuse associated with stockholder action by written consent, including bypassing procedural protections that offer transparency and advance notice, both of which are afforded with a stockholder meeting, as well as HP’s commitment to good corporate governance, HP’s strong stockholder engagement program and HP stockholders’ existing right to call a special meeting with a 15% threshold, make this proposal not in the best interest of all of our stockholders.

Board Recommendation

The Board believes that adoption of this proposal is unnecessary and not in HP’s or our stockholders’ best interests for the reasons described above. Accordingly, the Board recommends that you vote AGAINST this proposal.

Vote Required

Approval of this stockholder proposal requires the affirmative vote of a majority of the shares of HP common stock present in person or represented by proxy and entitled to vote on the proposal at the annual meeting.

Proxy Statement	75

Questions and Answers

Proxy Materials

1.	Why am I receiving these materials?

We have made these materials available to you or delivered paper copies to you by mail in connection with our annual meeting of stockholders, which will take place online on Tuesday, April 13, 2021. As a stockholder, you are invited to participate in the annual meeting via live audio webcast and vote on the business items described in this proxy statement. This proxy statement includes information that we are required to provide to you under the SEC rules and that is designed to assist you in voting your shares. The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the Board and Board committees, the compensation of our Directors and certain executive officers for fiscal 2020 and other required information. See Questions 16 and 17 below for information regarding how you can vote your shares at the annual meeting or by proxy (without attending the annual meeting).

2.	What is included in the proxy materials?

The proxy materials include:

—	our proxy statement for the 2021 annual meeting of stockholders; and
—	our 2020 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended October 31, 2020.

If you received a paper copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction card for the annual meeting. If you received a notice of the Internet availability of the proxy materials instead of a paper copy of the proxy materials, see Questions 16 and 17 below for information regarding how you can vote your shares.

3.	Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the full set of proxy materials?

This year, we are using the SEC rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice of the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail, should they so desire. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the notice of the Internet availability of the proxy materials. In addition, the notice contains instructions on how you may request access to proxy materials in printed form by mail or electronically on an ongoing basis.

4.	Why didn’t I receive a notice in the mail about the Internet availability of the proxy materials?

We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials and some of our stockholders who are living outside of the United States, with paper copies of the proxy materials instead of a notice of the Internet availability of the proxy materials.

In addition, we are providing proxy materials or notice of the Internet availability of the proxy materials by e-mail to those stockholders who have previously elected delivery of the proxy materials or notice electronically. Those stockholders should receive an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.

5.	How can I access the proxy materials over the Internet?

Your notice of the Internet availability of the proxy materials, proxy card, or voting instruction card will contain instructions on how to:

—	view our proxy materials for the annual meeting on the Internet; and
—	instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are available at www.proxyvote.com/HP. Please have your 16-digit control number available to access them.

Our proxy materials are also publicly available on our dedicated annual meeting website at www.hpannualmeeting.com.

76	www.hpannualmeeting.com

Other Matters

Your notice of the Internet availability of the proxy materials, proxy card, or voting instruction card will contain instructions on how you may request access to proxy materials electronically on an ongoing basis. Choosing to access your future proxy materials electronically will help us conserve natural resources and reduce the costs of distributing our proxy materials. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

6.	How may I obtain a paper copy of the proxy materials?

Stockholders receiving a notice of the Internet availability of the proxy materials will find instructions about how to obtain a paper copy of the proxy materials on their notice. Stockholders receiving notice of the Internet availability of the proxy materials by e-mail will find instructions about how to obtain a paper copy of the proxy materials as part of that e-mail. All stockholders who do not receive a notice or an e-mail will receive a paper copy of the proxy materials by mail.

7.	I share an address with another stockholder, and we received only one paper copy of the proxy materials or notice of the Internet availability of the proxy materials. How may I obtain an additional copy?

If you share an address with another stockholder, you may receive only one paper copy of the proxy materials or notice of the Internet availability of the proxy materials, as applicable, unless you have provided contrary instructions. If you wish to receive a separate set of the proxy materials or notice of the Internet availability of the proxy materials now, please request the additional copy by contacting Broadridge Financial Solutions, Inc. (“Broadridge”) at:

By Internet: www.proxyvote.com/HP
By telephone: 1-800-579-1639
By e-mail: sendmaterial@proxyvote.com

If you request a separate set of the proxy materials or notice of Internet availability of the proxy materials by e-mail, please be sure to include your control number in the subject line. A separate set of proxy materials or notice of the Internet availability of the proxy materials, as applicable, will be sent promptly following receipt of your request. If you are a beneficial owner and wish to receive a separate set of proxy materials or notice of the Internet availability of the proxy materials now, please request the additional copy by contacting your individual broker.

If you are a stockholder of record and wish to receive a separate set of proxy materials or notice of the Internet availability of the proxy materials, as applicable, in the future, please contact our transfer agent. See Question 21 below.

If you are the beneficial owner of shares held through a broker, trustee, or other nominee and you wish to receive a separate set of proxy materials or notice of the Internet availability of the proxy materials, as applicable, in the future, please call Broadridge at:

1-866-540-7095

All stockholders also may write to HP at the address below to request a separate set of proxy materials or notice of the Internet availability of the proxy materials, as applicable, and materials will be delivered promptly upon receiving your request:

INTRADO
Attn: Client Support (HPQ Materials Request)
11 Farnsworth Street, 4th Floor
Boston, MA 02210

8.	I share an address with another stockholder, and we received more than one paper copy of the proxy materials or notice of the Internet availability of the proxy materials. How do we obtain a single copy in the future?

Stockholders of record sharing an address who are receiving multiple copies of the proxy materials or notice of the Internet availability of the proxy materials, as applicable, and who wish to receive a single copy of such materials in the future may contact our transfer agent. See Question 21 below.

Beneficial owners of shares held through a broker, trustee, or other nominee sharing an address who are receiving multiple copies of the proxy materials or notice of the Internet availability of the proxy materials, as applicable, and who wish to receive a single copy of such materials in the future may contact Broadridge at:

1-866-540-7095

Proxy Statement	77

Other Matters

9.	What should I do if I receive more than one notice or e-mail about the Internet availability of the proxy materials or more than one paper copy of the proxy materials?

You may receive more than one notice, more than one e-mail, or more than one paper copy of the proxy materials, including multiple paper copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice, a separate e-mail, or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one notice, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must either vote by Internet or by telephone, or complete, sign, date, and return each proxy card and voting instruction card that you receive and/or vote over the Internet the shares represented by each notice and e-mail that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those notices or e-mails).

10.	How may I obtain a copy of HP’s 2020 Form 10-K and other financial information?

Stockholders may request a free copy of our combined 2020 Annual Report and 2021 Proxy Statement, which includes our 2020 Form 10-K and the financial statements and the financial statement schedules for the last completed fiscal year, from:

INTRADO
Attn: Client Support (HPQ Materials Request)
11 Farnsworth Street, 4th Floor
Boston, MA 02210
https://investor.hp.com/resources/information-request/default.aspx

Alternatively, stockholders can access the 2020 Annual Report on HP’s Annual Meeting site:

www.hpannualmeeting.com

All of HP’s filings, including the 2020 Form 10-K are also available on HP’s Investor Relations site:

https://investor.hp.com

We also will furnish any exhibit to the 2020 Form 10-K if specifically requested.

Voting Information

11.	What proposals will be voted on at the meeting? How does the Board recommend that I vote and what is the voting requirement for each of the proposals?

Proposals	Board Recommendation	Votes Required	Effect of Abstentions	Effect of Broker Non-Votes
Election of Directors	FOR EACH NOMINEE	Majority of votes cast	None	None
Ratification of Independent Registered Public Accounting Firm	FOR	Majority of the shares present, in person or represented by proxy, and entitled to vote on the proposal	Same as “AGAINST”	No Broker Non- Votes (Routine Matter)
Advisory Vote to Approve Executive Compensation (“Say on Pay” Vote)	FOR	Majority of the shares present, in person or represented by proxy, and entitled to vote on the proposal	Same as “AGAINST”	None
Stockholder Proposal: Right to Act by Written Consent	AGAINST	Majority of the shares present, in person or represented by proxy, and entitled to vote on the proposal	Same as “AGAINST”	None

We also will consider any other business that properly comes before the annual meeting. See Question 28 below.

12.	What are broker non-votes?

A broker non-vote occurs with respect to a proposal when a broker, trustee, or other nominee has discretionary authority to vote on one or more proposals to be voted on at a meeting of stockholders but is not permitted to vote on other proposals without instructions from the beneficial owner and the beneficial owner fails to provide the nominee with such instructions. Under the rules of the NYSE, brokers, trustees, or other nominees may generally vote on routine matters but cannot vote on non-routine matters. Only Proposal No. 2 (ratifying the appointment of the independent registered public accounting firm) is considered a routine matter. The other proposals are not considered routine matters, and without your instructions, your broker cannot vote your shares. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

78	www.hpannualmeeting.com

Other Matters

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you vote by proxy card and sign the proxy card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (FOR all of our nominees to the Board, FOR ratification of the appointment of our independent registered public accounting firm, FOR the approval of the compensation of our named executive officers (“say on pay” vote), and AGAINST the stockholder proposal regarding written consent).

For any shares you hold in the HP 401(k) Plan, if your voting instructions are not received by 11:59 p.m., Eastern Time, on April 8, 2021, your shares will be voted in proportion to the way the shares held by the other HP 401(k) Plan participants are voted, except as may be otherwise required by law.

13.	Is cumulative voting permitted for the election of Directors?

No, you may not cumulate your votes in the election of Directors. At the 2016 Annual Meeting, our stockholders approved an amendment to the Certificate of Incorporation eliminating cumulative voting. Therefore, cumulative voting is no longer available to our stockholders.

14.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

—

Stockholder of Record—If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly to HP or to a third party, or to vote your shares during the annual meeting.

—

Beneficial Owner—If your shares are held in a brokerage account, by a trustee, or by another nominee (that is, in “street name”), you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee, or nominee how to vote, or to vote your shares during the annual meeting (other than shares held in the HP 401(k) Plan, which must be voted prior to the annual meeting).

15.	Who is entitled to vote and how many shares can I vote?

Each holder of shares of HP common stock issued and outstanding as of the close of business on February 16, 2021, the record date for the annual meeting, is entitled to cast one vote per share on all items being voted upon at the annual meeting. You may vote all shares owned by you as of this time, including (1) shares held directly in your name as the stockholder of record, including shares purchased through our dividend reinvestment program and employee stock purchase plans, and shares held through our Direct Registration Service; and (2) shares held for you as the beneficial owner through a broker, trustee, or other nominee.

On the record date, HP had approximately 1,246,598,418 shares of common stock issued and outstanding.

16.	How can I vote my shares during the annual meeting?

This year’s annual meeting will be held entirely online to allow greater participation. Stockholders may participate in the annual meeting by visiting either of the following websites:

www.hpannualmeeting.com or
www.virtualshareholdermeeting.com/HPQ2021

To participate in the annual meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials. If you have any questions about your control number, please contact the bank, broker or other nominee that holds your shares.

Shares held in your name as the stockholder of record may be voted electronically during the annual meeting. Shares for which you are the beneficial owner but not the stockholder of record may also be voted electronically during the annual meeting, except that shares held in the HP 401(k) Plan cannot be voted electronically during the annual meeting. If you hold shares in the HP 401(k) Plan, your voting instructions must be received by 11:59 p.m., Eastern Time, on April 8, 2021 for the trustee to vote your shares. However, holders of shares in the HP 401(k) Plan will still be able to view the annual meeting webcast and ask questions during the annual meeting. Even if you plan to participate in the annual meeting online, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to participate in the annual meeting.

17.	How can I vote my shares without participating in the annual meeting?

Whether you hold shares directly as the stockholder of record or through a broker, trustee, or other nominee as the beneficial owner, you may direct how your shares are voted without participating in the annual meeting. There are three ways to vote by proxy:

—

VIA THE INTERNET: Stockholders who have received a notice of the Internet availability of the proxy materials by mail may submit proxies over the Internet by following the instructions on the notice. Stockholders who have received notice of the Internet availability of the proxy materials by e-mail may submit proxies over the Internet by following the instructions included in the e-mail. Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

Proxy Statement	79

Other Matters

—

VIA TELEPHONE: Stockholders of record who live in the United States or Canada may submit proxies by telephone by calling 1-800-690-6903 and following the instructions. Stockholders of record who have received a notice of the Internet availability of the proxy materials by mail must have the control number that appears on their notice available when voting. Stockholders of record who received notice of the Internet availability of the proxy materials by e-mail must have the control number included in the e-mail available when voting. Stockholders of record who have received a proxy card by mail must have the control number that appears on their proxy card available when voting. Most stockholders who are beneficial owners of their shares living in the United States or Canada and who have received a voting instruction card by mail may vote by phone by calling the number specified on the voting instruction card provided by their broker, trustee, or nominee. Those stockholders should check the voting instruction card for telephone voting availability.

—

VIA MAIL: Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

18.	What is the deadline for voting my shares?

If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close during the annual meeting.

If you hold shares in the HP 401(k) Plan, your voting instructions must be received by 11:59 p.m., Eastern Time, on April 8, 2021 for the trustee to vote your shares. If you are the beneficial owner of shares held through a broker, trustee, or other nominee (including any shares held as a result of your participation in HP’s 2011 Employee Stock Purchase Plan (the “ESPP”)), please follow the voting instructions provided by your broker, trustee or nominee. The deadline to provide voting instructions for shares you hold as a beneficial owner may be earlier than the deadline provided above.

19.	May I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote during the annual meeting, except that any change to your voting instructions for shares held in the HP 401(k) Plan must be provided by 11:59 p.m., Eastern Time, on April 8, 2021 as described above.

If you are the stockholder of record, you may change your vote by: (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy); (2) providing a written notice of revocation to the Corporate Secretary at the address below in Question 32 prior to your shares being voted; or (3) participating in the meeting and voting your shares electronically during the annual meeting. Participation in the annual meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. For shares you hold beneficially in the name of a broker, trustee, or other nominee, you may change your vote by submitting new voting instructions to your broker, trustee, or nominee, or by participating in the meeting and electronically voting your shares during the meeting (except that shares held in the HP 401(k) Plan cannot be voted electronically at the annual meeting).

20.	Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within HP or to third parties, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the votes; and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to management.

21.	What if I have questions for our transfer agent?

Please contact our transfer agent, at the phone number or address listed below, with questions concerning stock certificates, dividend checks, transfer of ownership, or other matters pertaining to your stock account.

EQ Shareowner Services
1110 Centre Pointe Curve, Suite 101
Mendota Heights, MN 55120-4100
1-800-286-5977 (U.S. and Canada)
1-651-450-4064 (International)

A dividend reinvestment and stock purchase program is also available through our transfer agent. For information about this program, please contact our EQ Shareowner Services transfer agent as follows:

EQ Shareowner Services
1110 Centre Pointe Curve, Suite 101
Mendota Heights, MN 55120-4100
1-800-286-5977 (U.S. and Canada)
1-651-450-4064 (International)

80	www.hpannualmeeting.com

Other Matters

22.	How can I attend the annual meeting?

This year’s annual meeting will be a completely virtual meeting of stockholders, which will be conducted through an audio webcast. You are entitled to participate in the annual meeting only if you were an HP stockholder or joint holder as of the close of business on February 16, 2021 or if you hold a valid proxy for the annual meeting.

You will be able to attend the annual meeting of stockholders online and submit your questions before and during the meeting by visiting www.hpannualmeeting.com or www.virtualshareholdermeeting.com/HPQ2021. You also will be able to vote your shares electronically at the annual meeting (other than shares held through the HP 401(k) Plan, which must be voted prior to the meeting).

To participate in the annual meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials. If you have any questions about your control number, please contact the bank, broker, or other nominee that holds your shares.

The meeting webcast will begin promptly at 2:00 p.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online access to the meeting will open at 1:30 p.m., Pacific Time, and you should allow ample time to log in to the meeting webcast and test your computer audio system.

Information as to how to obtain the list of stockholders entitled to vote at the annual meeting will be available during the ten days preceding the annual meeting at www.hpannualmeeting.com, and the list will also be available on www.hpannualmeeting.com during the entirety of the annual meeting.

23.	What is the pre-meeting forum and how can I access it?

The online format for the annual meeting allows us to communicate more effectively with you. Our pre-meeting forum, where you can submit questions in advance of the annual meeting, can be entered by visiting our dedicated annual meeting website www.hpannualmeeting.com or by visiting www.proxyvote.com/HP. We respond to all stockholder submissions received through the forum in writing on our investor relations website. The annual meeting website also contains the contents of this proxy statement in a user-friendly format and has complete PDF copies of our proxy statement and annual report available for download.

24.	Why a virtual meeting?

We are excited to embrace the latest technology to provide expanded access, improved communication, and cost savings for our stockholders and the Company. Hosting a virtual meeting enables increased stockholder attendance and participation since stockholders can participate from any location around the world.

You will be able to attend the annual meeting of stockholders online and submit your questions during the meeting by visiting www.hpannualmeeting.com or www.virtualshareholdermeeting.com/HPQ2021. You also will be able to vote your shares electronically at the annual meeting (other than shares held through the HP 401(k) Plan, which must be voted prior to the meeting).

25.	What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call:

1-855-449-0991 (Toll-free)
1-720-378-5962 (Toll line)

26.	How many shares must be present or represented to conduct business at the annual meeting?

The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of shares of HP common stock entitled to vote must be present in person or represented by proxy. Both abstentions and broker non-votes described previously in Question 12 above are counted for the purpose of determining the presence of a quorum.

27.	What if a quorum is not present at the annual meeting?

If a quorum is not present at the scheduled time of the annual meeting, then either the chairman of the annual meeting or the stockholders by vote of the holders of a majority of the stock present in person or represented by proxy at the annual meeting are authorized by our Bylaws to adjourn the annual meeting until a quorum is present or represented.

28.	What happens if additional matters are presented at the annual meeting?

Other than the four items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Enrique Lores and Harvey Anderson, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. In the event that any nominee should become unavailable, the proxy holders, Enrique Lores and Harvey Anderson, will vote for a substitute nominee or nominees designated by the Board, unless the Board decides to decrease the size of the Board. If any substitute nominees are so designated, we will file an amended proxy statement or additional

Proxy Statement	81

Other Matters

soliciting material that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the amended proxy statement or additional soliciting material and to serve as directors if elected, and includes certain biographical and other information about such nominees required by the applicable SEC rules.

29.	Who will serve as inspector of elections?

The inspector of elections will be a representative from an independent firm, Broadridge.

30.	Where can I find the voting results of the annual meeting?

We intend to announce preliminary voting results at the annual meeting and publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days of the annual meeting.

31.	Who will bear the cost for the solicitation of proxies by HP?

HP is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing, and distributing the notices and these proxy materials and soliciting votes. In addition to the mailing of the notices and these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by certain of our Directors, officers, and employees, who will not receive any additional compensation for such solicitation activities.

We have hired Innisfree M&A Incorporated (“Innisfree”) to assist us in the solicitation of votes described above. We will pay Innisfree a base fee of $20,000 plus customary costs and expenses for these services. We have agreed to indemnify Innisfree against certain liabilities arising out of or in connection with these services. We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

32.	What is the deadline to propose actions (other than Director nominations) for consideration at next year’s annual meeting of stockholders?

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, the Corporate Secretary must receive the written proposal at our principal executive offices no later than October 25, 2021. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Proposals should be addressed to our Corporate Secretary at HP Inc., 1501 Page Mill Road, Palo Alto, California 94304.

For a stockholder proposal that is not intended to be included in our proxy statement for next year’s annual meeting under Rule 14a-8, the stockholder must provide the information required by our Bylaws and give timely notice to the Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by the Corporate Secretary:

—	not earlier than the close of business on December 14, 2021; and
—	not later than the close of business on January 13, 2022.

If the date of the stockholder meeting is moved more than 30 days before or 60 days after the anniversary of our annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of the following two dates:

—	90 days prior to the meeting; and
—	10 days after public announcement of the meeting date.

Deadlines for the nomination of Director candidates are discussed in Question 34 below.

33.	How may I recommend individuals to serve as Directors and what is the deadline for a Director recommendation?

You may recommend Director candidates for consideration by the NGSR Committee. Any such recommendations should include verification of the stockholder status of the person submitting the recommendation and the nominee’s name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth in Question 32 above. See “—Identifying and Evaluating Candidates for Directors” above for more information regarding our Board membership criteria.

A stockholder may send a recommended Director candidate’s name and information to the Board at any time. Generally, such proposed candidates are considered at the first or second Board meeting prior to the issuance of the proxy statement for our annual meeting.

82	www.hpannualmeeting.com

Other Matters

34.	How may I nominate individuals to serve as Directors and what are the deadlines for a Director nomination?

Our Bylaws permit stockholders to nominate Directors for consideration at an annual meeting. To nominate a Director for consideration at an annual meeting, a nominating stockholder must provide the information required by our Bylaws and give timely notice of the nomination to the Corporate Secretary in accordance with our Bylaws, and each nominee must meet the qualifications required by our Bylaws. To nominate a Director for consideration at next year’s annual meeting (but not for inclusion in our annual proxy statement), in general the notice must be received by the Corporate Secretary between the close of business on December 14, 2021 and the close of business on January 13, 2022, unless the annual meeting is moved by more than 30 days before or 60 days after the anniversary of the prior year’s annual meeting, in which case the deadline will be as described in Question 32 above.

In addition, our Bylaws provide that under certain circumstances, a stockholder or group of stockholders may include Director candidates that they have nominated in our annual meeting proxy statement. These proxy access provisions of our Bylaws provide, among other things, that a stockholder or group of up to 20 stockholders seeking to include Director candidates in our annual meeting proxy statement must own 3% or more of HP’s outstanding common stock continuously for at least the previous three years. The number of stockholder-nominated candidates appearing in any annual meeting proxy statement cannot exceed 20% of the number of Directors in office as of the last day on which a request to include a stockholder-nominated candidate may be delivered in accordance with our Bylaws. If 20% is not a whole number, the maximum number of stockholder-nominated candidates would be the closest whole number below 20%. Nominees submitted under the proxy access procedures that are later withdrawn or are included in the proxy materials as Board-nominated candidates will be counted in determining whether the 20% maximum has been reached. If the number of stockholder-nominated candidates exceeds 20%, each nominating stockholder or group of stockholders may select one nominee for inclusion in our proxy materials until the maximum number is reached. The order of selection would be determined by the amount (largest to smallest) of shares of HP common stock held by each nominating stockholder or group of stockholders. The nominating stockholder or group of stockholders also must deliver the information required by our Bylaws, and each nominee must meet the qualifications required by our Bylaws. Requests to include stockholder-nominated candidates in our proxy materials for next year’s annual meeting must be received by the Corporate Secretary:

—	not earlier than the close of business on November 14, 2021; and
—	not later than the close of business on December 14, 2021.

35.	How may I obtain a copy of the provisions of our Bylaws regarding stockholder proposals and Director nominations?

You may contact the Corporate Secretary at our principal executive offices for a copy of the relevant Bylaws provisions regarding the requirements for making stockholder proposals and nominating Director candidates. Our Bylaws are also available on our investor relations website at https://investor.hp.com.

36.	Who can help answer my questions?

If you have any questions about the annual meeting or how to vote or revoke your proxy, you should contact our proxy solicitor:

Innisfree M&A Incorporated
Stockholders: (877) 750-5838 (Toll-free from the U.S. and Canada)
(412) 232-3651 (International)
Banks and brokers (call collect):
(212) 750-5833

Proxy Statement	83

HP INC.
1501 PAGE MILL ROAD
PALO ALTO, CA 94304

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com/HP

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/HPQ2021

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D33387-P49289-Z79077	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HP INC.

Company Proposals

The Board of Directors recommends you vote FOR each of the nominees listed in Proposal 1 below:

1.	To elect each of the 11 director nominees named in the proxy statement
			For	Against	Abstain
Nominees:

	1a.	Aida M. Alvarez	☐	☐	☐

	1b.	Shumeet Banerji	☐	☐	☐

	1c.	Robert R. Bennett	☐	☐	☐

	1d.	Charles V. Bergh	☐	☐	☐

	1e.	Stacy Brown-Philpot	☐	☐	☐

	1f.	Stephanie A. Burns	☐	☐	☐

	1g.	Mary Anne Citrino	☐	☐	☐

	1h.	Richard Clemmer	☐	☐	☐

	1i.	Enrique Lores	☐	☐	☐

	1j.	Judith Miscik	☐	☐	☐

	1k.	Subra Suresh	☐	☐	☐

The Board of Directors recommends you vote FOR each of the following proposals:		For	Against	Abstain

2.	To ratify the appointment of Ernst & Young LLP as HP Inc.'s independent registered public accounting firm for the fiscal year ending October 31, 2021	☐	☐	☐

3.	To approve, on an advisory basis, HP Inc.'s executive compensation	☐	☐	☐

Stockholder Proposal

The Board of Directors recommends you vote AGAINST the following proposal:

4.	Stockholder proposal requesting stockholders’ right to act by written consent, if properly presented at the annual meeting	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2021 Notice and Proxy Statement and 2020 Annual Report on Form 10-K
are available at www.proxyvote.com/HP

D33388-P49289-Z79077

HP INC.
Annual Meeting of Stockholders
April 13, 2021 2:00 p.m., Pacific Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Enrique Lores and Harvey Anderson, and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all shares of common stock of HP Inc. held of record or in an applicable plan by the undersigned at the close of business on February 16, 2021, at the Annual Meeting of Stockholders to be held at 2:00 p.m., Pacific Time, on Tuesday, April 13, 2021, or any adjournment or postponement thereof.

This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder. If this proxy is properly executed and returned but no direction is made, this proxy will be voted FOR all of the nominees for director in Proposal 1, FOR Proposals 2 and 3, and AGAINST Proposal 4. Whether or not direction is made, this proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made and for the election of a person to the Board of Directors if any nominee named in Proposal 1 becomes unable to serve or for good cause will not serve). If the undersigned has a beneficial interest in shares held in a 401(k) plan sponsored by HP Inc., voting instructions with respect to such plan shares must be provided by 11:59 p.m., Eastern Time, on April 8, 2021, in the manner described in the proxy statement. If voting instructions are not received by that time, the trustee shall vote shares of securities credited to a participants' account for which it has not received instructions in the same proportion on each issue as it votes those shares credited to participants accounts for which it has received voting directions, unless contrary to ERISA/applicable law. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof.

Continued and to be signed on reverse side